Exhibit 10.5

AMENDED AND RESTATED INDENTURE

HOMEQ SERVICER ADVANCE RECEIVABLES TRUST 2010-ADV1,

as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

HLSS HOLDINGS, LLC,

as Administrator and as Servicer (on and after the MSR Transfer Date)

and

OCWEN LOAN SERVICING, LLC,

as a Subservicer and as Servicer (prior to the MSR Transfer Date),

and

BARCLAYS BANK PLC,

as Administrative Agent

as consented by

SHEFFIELD RECEIVABLES CORPORATION,

as sole Holder of the Class A-1 Notes, the Class A-2 Notes,

the Class B Notes and the Class C Notes

and as consented by

OCWEN FINANCIAL CORPORATION

Dated as of [            ], 2012

HOMEQ SERVICER ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES, SERIES 2010-ADV1

i

SCHEDULES AND EXHIBITS

Appendix A	MSR Transfer Notice

Schedule 1	Designated Servicing Agreement Schedule

Exhibit A-1	Form of Term Note

Exhibit A-2	Form of Variable Funding Note

Exhibit B	Form of Transfer Certificate for Transfers of Notes to Qualified Institutional Buyers

Exhibit C	Form of Omnibus Notice to MBS Trustee/Notice of Assignment of Receivables

Exhibit D	Agreed Upon Procedures

v

THIS AMENDED AND RESTATED INDENTURE (as amended, supplemented, restated, or otherwise modified from time to time, the “Indenture”), is made and entered into as of [            , 2012] (the “Effective Date”), by and among HOMEQ SERVICER ADVANCE RECEIVABLES TRUST 2010-ADV1, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”), and as Calculation Agent, Paying Agent and Securities Intermediary (in each case, as defined below), HLSS HOLDINGS, LLC, a Delaware limited liability company (“HLSS”), as Administrator (as defined below) on behalf of the Issuer, as owner of the economics associated with the servicing under the Designated Servicing Agreements (as defined below), and, from and after the MSR Transfer Date (as defined below), as Servicer (as defined below) under the Designated Servicing Agreements, OCWEN LOAN SERVICING, LLC (“OLS”), as a Subservicer, and as Servicer prior to the MSR Transfer Date, BARCLAYS BANK PLC, a public limited company formed under the laws of England and Wales, as Administrative Agent (as defined below), and consented to by SHEFFIELD RECEIVABLES CORPORATION, as sole Holder of the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes.

RECITALS OF THE ISSUER

The Issuer entered into an Indenture, dated as of August 31, 2010 (the “Original Indenture”), among the Issuer, the Indenture Trustee, Ocwen Financial Corporation (“OFC”), as Administrator, OLS, as Servicer, and Barclays Bank PLC, as Administrative Agent. Under the Original Indenture, the Issuer issued term amortizing asset-backed Notes in four classes, and a Variable Funding Note, all collateralized by the Receivables under the Designated Servicing Agreements. OLS now is selling the economics associated with the servicing rights under the Designated Servicing Agreements to HLSS, which is wholly owned by Home Loan Servicing Solutions, Ltd., an exempted company formed under the laws of the Cayman Islands. When all required consents and ratings agency letters required for a formal change of the named servicer under a Designated Servicing Agreement from OLS to HLSS shall have been obtained, OLS shall sell to HLSS all of the servicing rights and obligations under such Designated Servicing Agreement (the “MSR Transfer Date”) pursuant to the Master Servicing Rights Purchase Agreement and related Sale Supplement, dated as of February 10, 2012, by and between OLS and HLSS (the “Purchase Agreement”). Until the MSR Transfer Date with respect to any Designated Servicing Agreement, OLS shall continue to be the “Servicer” and to make all required Advances under such Designated Servicing Agreement, and shall sell the related receivables to HLSS for cash purchase prices equal to 100% of their respective Receivable Balances, immediately upon their creation, pursuant to the Receivables Sale Agreement and the Purchase Agreement. Following the MSR Transfer Date for any Designated Servicing Agreement, HLSS shall be the “Servicer” under such Designated Servicing Agreements, and HLSS shall thereafter make all required Advances under such Designated Servicing Agreements.

On the Effective Date, HLSS shall acquire the ownership of 100% of the equity interests in the Depositor from OLS, and HLSS shall assume the role of Administrator of the facility and under the Indenture from OFC. The Class D Notes issued under the Original Indenture shall be paid in full and retired on or prior to the Effective Date, and the other Classes of Notes shall be amended to have terms consistent with those set forth in this Indenture.

The amendments effected by this Indenture shall become effective on the Effective Date; provided, that the amendments to add the definition of “Servicer Ratings Downgrade” and the revisions to clause (v) of the definition of “Early Amortization Event,” clause (i) of the definition of “Facility Eligible Servicing Agreement” and clause (vii) of the definition of “Funding Conditions,” shall be effective retroactively on the original Closing Date.

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its three Classes of Term Notes and the issuance of one Class of Variable Funding Notes, as described more fully in Article V and Article VI.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee for the benefit and security of (a) the Noteholders, (b) each Supplemental Credit Enhancement Provider, if any, and/or each Liquidity Provider, if any, that is a party to any Supplemental Credit Enhancement Agreement or Liquidity Facility, as applicable, entered into in connection with the issuance of the Notes, in each case to the extent that the related Supplemental Credit Enhancement Agreement or Liquidity Facility expressly states that such Supplemental Credit Enhancement Provider or Liquidity Provider, as the case may be, is entitled to the benefit of the Collateral, and (c) the Indenture Trustee, in its individual capacity, a security interest in all of its right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the “Collateral”), and all monies, “securities,” “instruments,” “accounts,” “general intangibles,” “payment intangibles,” “goods,” “letter of credit rights,” “chattel paper,” “financial assets,” “investment property” (the terms in quotations are defined in the UCC) and other property consisting of, arising from or relating to any of the following:

(i) all right, title and interest of the Issuer (A) existing as of the Cut-off Date in, to and under the Initial Receivables, and (B) existing on the related Sale Date in, to and under any Additional Receivables, and (C) in the case of both Initial Receivables and Additional Receivables, all monies due or to become due thereon, and all amounts received or receivable with respect thereto, and all proceeds thereof (including “proceeds” as defined in the UCC in effect in all relevant jurisdictions (including, without limitation, any proceeds of any Sales)), together with all rights of the Issuer, as the assignee of the Receivables Seller, to enforce such Receivables (and including any Indemnity Payments made with respect to the Receivables for which a payment is made by the Issuer, the Depositor or the Receivables Seller as described in Section 2.3);

(ii) all rights of the Issuer as Purchaser under the Receivables Pooling Agreement, including, without limitation, the Issuer’s rights as assignee of the Depositor’s rights under the Receivables Sale Agreement and of the Receivables Seller’s rights under the Receivables Sale Agreement, including, without limitation, the right to enforce the obligations of the Receivables Seller and the Servicer under the Receivables Sale Agreement with respect to the Receivables and the obligations of the Servicer under the Receivables Sale Agreement;

(iii) the Trust Accounts, and all amounts and property on deposit or credited to the Trust Accounts (excluding investment earnings thereon) from time to time (whether or not constituting or derived from payments, collections or recoveries received, made or realized in respect of the Receivables);

(iv) all right, title and interest of the Issuer as assignee of the Depositor, the Receivables Seller and the Servicer to rights to payment on the Receivables under each related Designated Servicing Agreement on the related Sale Dates of the Receivables, and under all related documents, instruments and agreements pursuant to which the Receivables Seller acquired, or acquired an interest in, any of the Receivables;

(v) all other monies, securities, reserves and other property now or at any time in the possession of the Indenture Trustee or its bailee, agent or custodian and relating to any of the foregoing; and

(vi) all present and future claims, demands, causes and choses in action in respect of any and all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any and all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

The Security Interest in the Trust Estate is Granted to secure the Notes issued pursuant to this Indenture (and the obligations under this Indenture and any applicable Supplemental Credit Enhancement Agreement and/or Liquidity Facility) equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture, and to secure (1) the payment of all amounts due on such Notes (and, to the extent so specified, the obligations under any applicable Supplemental Credit Enhancement Agreement and/or Liquidity Facility) in accordance with their terms, (2) the payment of all other sums payable by the Issuer under this Indenture and (3) compliance by the Issuer with the provisions of this Indenture. This Indenture is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the Grant of such Security Interest, and agrees to perform the duties herein in accordance with the terms hereof.

The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee and any officer or agent thereof, effective upon the occurrence and continuation of an Event of Default, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer, for the purpose of carrying out the terms of this Indenture, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture, the Receivables Sale Agreement and the Receivables Pooling Agreement, and, without limiting the generality of the foregoing, the Issuer hereby gives the Indenture Trustee the power and right (1) to take possession of and endorse and collect any wired funds, checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable Granted by the Issuer to the Indenture Trustee from the related MBS Trust, the Obligors on underlying Mortgage Loans, the Receivables Seller or the Servicer, as the case may be, (2) to file any claim or proceeding in any court of law or equity or take any other action otherwise deemed appropriate by the Indenture Trustee for the purpose of collecting any and all such moneys due from the related MBS Trust, the Obligors on underlying Mortgage Loans, the Receivables Seller or the Servicer or the related Subservicer under such Receivable whenever payable and to enforce any other right in respect of any Receivable or related to the Trust Estate, (3) to direct the related MBS Trustee or the Servicer or Subservicer to make payment of any and all moneys due or to become due under the Receivable directly to the Indenture Trustee or as the Indenture Trustee shall direct, (4) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due from the related MBS Trust or the Servicer or Subservicer at any time in respect of or arising out of any Receivable, (5) to sign and endorse any assignments, notices and other documents in connection with the Receivables or the Trust Estate, and (6) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with the Receivables and the Trust Estate as fully and completely as though the Indenture Trustee were the absolute owner thereof for all purposes, and do, at the Indenture Trustee’s option and at the expense of the Issuer, at any time, or from time to time, all acts and things which the Indenture Trustee deems necessary to protect, preserve or realize upon the Receivable or the Trust Estate and the Indenture Trustee’s and the Issuer’s respective security interests and ownership interests therein and to effect the intent of this Indenture, all as fully and effectively as the Issuer might do. Nothing contained herein shall in any way be deemed to be a grant of power or authority to the Indenture Trustee or any officer or agent thereof to take any of the actions described in this paragraph with respect to any underlying Obligor under any Mortgage Loan in any MBS Trust, for which an Advance was made.

The parties hereto intend that the Security Interest Granted under this Indenture shall give the Indenture Trustee on behalf of the Noteholders a first priority perfected security interest in, to and under the Collateral, and all other property described in this Indenture as a part of the Trust Estate and all proceeds of any of the foregoing in order to secure the obligations of the Issuer to the Indenture Trustee, the Noteholders under the Notes, and to any Supplement Credit Enhancement Provider and/or any Liquidity Provider, under this Indenture and all of the other Transaction Documents. The Indenture Trustee on behalf of the Noteholders shall have all the rights, powers and privileges of a secured party under the UCC. The Issuer agrees to execute and file all filings (including filings under the UCC) and take all other actions reasonably necessary in any jurisdiction to provide third parties with notice of the Security Interest Granted pursuant to this Indenture and to perfect such Security Interest under the UCC.

Particular Notes, Supplemental Credit Enhancement Agreements and Liquidity Facilities will benefit from the Security Interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to this Indenture.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed as set forth in this Indenture, for the equal and proportionate benefit of all Holders of the Notes and any Class thereof.

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes and to make payments in respect of any Supplemental Credit Enhancement Agreements or Liquidity Facilities is limited in recourse as set forth in Section 8.10.

Article I

Definitions and Other Provisions of General Application

Section 1.1. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

Act: When used with respect to any Noteholder, is defined in Section 1.5.

Action: When used with respect to any Noteholder, is defined in Section 1.5.

Additional Receivables: All Receivables created on or after the Cut-off Date which are (i) sold by the Servicer to the Receivables Seller under the Receivables Sale Agreement and/or which are (ii) sold and/or contributed by (A) the Receivables Seller to the Depositor pursuant to the Receivables Sale Agreement, as described in Section 2(a) of the Receivables Sale Agreement and (B) the Depositor to the Issuer pursuant to the Receivables Pooling Agreement. Any Receivables (x) created at any time with respect to an MBS Trust or a Mortgage Loan with respect to which OLS no longer acts at such time as Servicer prior to the MSR Transfer Date, or as to which HLSS no longer acts as Servicer from and after the MSR Transfer Date, or (y) sold and/or contributed to the Depositor or the Issuer on or after a Stop Date pursuant to Section 2(d) of the Receivables Sale Agreement or Section 2(c) of the Receivables Pooling Agreement shall not constitute Additional Receivables.

Adjusted Tangible Equity: As of any date of determination, the excess of (i) total assets (net of goodwill and intangible assets), but including MSRs, over (2) total liabilities on such date, calculated in accordance with GAAP; provided, that the Administrative Agent shall have the right to perform valuations of the MSRs on a quarterly basis or more frequently as reasonably requested by the Administrative Agent, using a nationally recognized third party appraiser with expertise evaluating MSRs approved by both the Administrative Agent and HLSS, at HLSS’s expense, and any such valuations shall be the MSR value for purposes of determining Adjusted Tangible Equity.

Adjusted Tangible Equity Requirement: A requirement that HLSS hold Adjusted Tangible Equity equal to the greater of (1) $25,000,000 and (2) the sum of (a) 0.25% of the aggregate unpaid principal balance of all mortgage loans as to which HLSS holds the rights to service or the rights to the MSRs, together with the obligation to fund related servicer advances, plus (b) 5.00% of the aggregate amount of all servicer advances made by HLSS that remain unreimbursed.

Administration Agreement: The Amended and Restated Administration Agreement, dated [            , 2012], by and between the Issuer and the Administrator, as amended, supplemented, restated, or otherwise modified from time to time.

Administrative Agent: Barclays Bank PLC or an Affiliate thereof or any successor thereto.

Administrative Expenses: Any amounts due from or accrued for the account of the Issuer with respect to any period for any administrative expenses incurred by the Issuer, including without limitation (i) to any accountants, agents, counsel and other advisors of the Issuer (other than the Owner Trustee) for fees and expenses; (ii) to the rating agencies for fees and expenses in connection with any rating of the Notes or rating estimate; (iii) to any other person in respect of any governmental fee, charge or tax; (iv) to any other Person (other than the Owner Trustee) in respect of any other fees or expenses permitted under this Indenture (including indemnities) and the documents delivered pursuant to or in connection with this Indenture and the Notes; (v) any and all fees and expenses of the Issuer incurred in connection with its entry into and the performance of its obligations under any of the agreements contemplated by this Indenture; (vi) the orderly winding up of the Issuer following the cessation of the transactions contemplated by this Indenture; and (vii) any and all other fees and expenses properly incurred by the Issuer in connection with the transactions contemplated by this Indenture, but not in duplication of any amounts specifically provided for in respect of the Indenture Trustee, the Owner Trustee, the Administrator or any VFN Holder.

Administrator: HLSS, in its capacity as administrator hereunder on behalf of the Issuer, and any successor to HLSS in such capacity.

Advance: Any P&I Advance, Escrow Advance or Corporate Advance.

Advance Collection Period: (i) For the first Interim Payment Date or Payment Date, the period beginning on the Cut-off Date and ending at the end of the day before the Determination Date for such Interim Payment Date or Payment Date, and (ii) for each other Interim Payment Date and Payment Date, the period beginning at the opening of business on the most recent preceding Determination Date and ending as of the close of business on the day before the Determination Date for such Interim Payment Date or Payment Date.

Advance Rate: On any date of determination with respect to each Receivable related to any Class of Notes, the percentage amount based on the Advance Type of such Receivable, as set forth below; provided, that in the event the Servicer’s (prior to the MSR Transfer Date) or the related Subservicer’s (on and after the MSR Transfer Date) sub-prime servicer rating is reduced below “Average,” the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates prior to such ratings reduction minus 5.00%; and provided, that the Advance Rates applicable to the Receivables related to any Class of Notes shall be reduced by the Advance Rate Reduction Factor for such Class of Notes when the related Weighted Average Foreclosure Timeline exceeds 15 months; and provided, further, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable.

Advance Type / Class of Notes	Class A-1	Class A-2	Class B	Class C
P&I Advances in Non-Judicial States	86.30%	86.30%	87.00%	89.40%
P&I Advances in Judicial States	85.10%	85.10%	86.60%	89.50%
Escrow Advances in Non-Judicial States	79.50%	79.50%	83.90%	85.70%
Escrow Advances in Judicial States	77.00%	77.00%	82.70%	85.70%
Corp Advances in Non-Judicial States	76.10%	76.10%	82.10%	84.80%
Corp Advances in Judicial States	70.10%	70.10%	78.50%	82.90%

Advance Rate Reduction Factor: For any Class of Notes, the product of (i) the quotient of the Note Interest Rate for such Class divided by 12, and (ii) the number of months by which the related Weighted Average Foreclosure Timeline exceeds fifteen (15) months.

Advance Ratio: As of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the related PSA Stressed Non-Recoverable Advance Amount on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all non-delinquent Mortgage Loans serviced under such Designated Servicing Agreement.

Advance Reimbursement Amount: Any amount which the Servicer or the Indenture Trustee as the Servicer’s assignee, collects on a Mortgage Loan, withdraws from a Dedicated Collection Account or receives from an MBS Trustee or any predecessor servicer, to reimburse an Advance made by the Servicer (including reimbursement of P&I Advances which were advanced using Amounts Held for Future Distribution) pursuant to a Designated Servicing Agreement.

Advance Type: Judicial P&I Advances, Non-Judicial P&I Advances, Judicial Escrow Advances, Non-Judicial Escrow Advances, Judicial Corporate Advances and Non-Judicial Corporate Advances.

Adverse Claim: A lien, security interest, charge, encumbrance or other right or claim of any Person (other than the liens created by (i) this Indenture, (ii) the Receivables Pooling Agreement, (iii) the Receivables Sale Agreement, (iv) the Purchase Agreement in favor of HLSS or (v) any other Transaction Document).

Adverse Effect: Whenever used in this Indenture with respect to any Class of Notes and any event, means that such event is reasonably likely, at the time of its occurrence, to (i) result in the occurrence of a Early Amortization Event or Event of Default, as applicable, relating to such Class of Notes, (ii) adversely affect (A) the amount of funds available to be paid to the Noteholders of such Class of Notes pursuant to this Indenture, (B) the timing of such payments or (C) the rights or interests of the Noteholders, any Supplemental Credit Enhancement Provider or any Liquidity Provider, (iii) adversely affect the Security Interest of the Indenture Trustee in the Collateral securing the Outstanding Notes, unless otherwise permitted by this Indenture, or (iv) adversely affect the collectability of the Receivables.

Affiliate: With respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

Aggregate Receivables: All Initial Receivables and all Additional Receivables related to Designated Servicing Agreements on the Closing Date (with respect to the Initial Receivables) or the related Sale Date (with respect to the Additional Receivables), which Initial Receivables and Additional Receivables are sold and/or contributed by the Receivables Seller to the Depositor under the Receivables Sale Agreement and sold and/or contributed by the Depositor to the Issuer under the Receivables Pooling Agreement.

Amortization Date: For any Class of Term Notes, the date on which the Amortization Period begins.

Amortization Period: For any Class of Term Notes, the period that begins upon the termination of the Revolving Period and ends on the date on which the Notes of such Class are paid in full.

Amounts Held for Future Distribution: As defined in Section 4.2(c).

Applicable Law: As defined in Section 4.1.

Applicable Rating: The rating assigned to the Class of Notes by the Note Rating Agency upon the issuance of such Class as set forth below:

(i)	Class A-1: AAA(sf);

(ii)	Class A-2: AAA(sf);

(iii)	Class B: AA(sf); and

(iv)	Class C: A(sf).

Authenticating Agent: Any Person authorized by the Indenture Trustee to authenticate Notes under Section 11.12.

Authorized Signatory: With respect to any entity, each Person duly authorized to act as a signatory of such entity at the time such Person signs on behalf of such entity.

Available Funds: (i) With respect to any Interim Payment Date, all Collections on the Receivables received during the related Advance Collection Period, plus any amounts released from the Fee Accumulation Account or the Interest Accumulation Account on such Interim Payment Date pursuant to Section 4.7(d); and (ii) with respect to any Payment Date, the sum of (A) all amounts on deposit in the Fee Accumulation Account, the Interest Accumulation Account

and the Note Principal Accumulation Account at the close of business on the last Interim Payment Date during the related Monthly Advance Collection Period plus (B) all Collections received during the final Advance Collection Period during the immediately preceding Monthly Advance Collection Period (in each case, adjusted to reflect all deposits and payments on any Funding Date that may occur after the end of such Advance Collection Period, but prior to such Payment Date or Interim Payment Date, and not including any such funds required to be returned to a VFN Holder pursuant to this Indenture due to any failure to utilize amounts provided by such VFN Holder to pay New Receivables Funding Amounts), plus (C) any proceeds received by the Issuer under any Supplemental Credit Enhancement Agreement for any Class of Notes.

Bankruptcy Code: The Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended.

Barclays: Barclays Bank PLC or any Affiliate thereof.

Base Rate: On any date, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate on such date and (ii) the Federal Funds Rate on such date plus 0.50% per annum.

Book-Entry Notes: A note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

Business Day: For any Class of Notes, means any day other than (i) a Saturday or Sunday or (ii) any other day on which national banking associations or state banking institutions in New York, New York, West Palm Beach, Florida, Roseville, California, North Highlands, California, Wilmington, Delaware or the city and state where the Corporate Trust Office is located, are authorized or obligated by law, executive order or governmental decree to be closed.

Calculation Agent: The same Person who serves at any time as the Indenture Trustee, or an Affiliate of such Person, as calculation agent pursuant to the terms of this Indenture.

Cease Pre-Funding Notice: As defined in Section 4.3(c).

Certificate of Authentication: The certificate of the Indenture Trustee, the form of which is described in Section 5.3, or the alternative certificate of the Authenticating Agent, the form of which is described in Section 11.12.

Change of Control: Occurs as to the Servicer or a Subservicer if (1) any person, entity or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) other than the holders of equity of the Servicer’s parent company as of the Closing Date, on the date of the Administrative Agent’s written approval of such Subservicer, in the case of a Subservicer (in either case, the “Control Determination Date”), shall have acquired beneficial ownership or control of 35.0% or more, on a fully diluted basis, of the voting and/or economic interest in the equity interests of such Servicer’s or Subservicer’s ultimate parent company (“Parent”); (2) Parent shall cease to beneficially own and control, directly or indirectly through a holding company, free and clear of all liens (other than, in the case of the stock of OLS as a Subservicer, the lien on OLS’s stock pursuant to the Senior Secured Term Loan Facility Agreement), 100.0%, on a fully diluted basis, of the economic and voting interest in the equity interests of the Servicer or such Subservicer, as the case may be; (3) the majority of the seats (other than the vacant seats) on the board of directors (or similar governing body) of Parent cease to be occupied by persons who either (a) were members of such board or other governing body of Parent on the Control Determination Date or (b) were approved by the board of directors or other similar governing body of Parent, a majority of whom were directors or managers on the Control Determination Date or whose election or nomination for election was previously so approved; (4) any other material change in the identity of the members of the board of directors (or similar governing body) of Parent that could have a material and adverse effect on the Receivables or the Noteholders, as determined by the Administrative Agent in the exercise of its reasonable discretion or (5) any “change of control” (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of material indebtedness to which Parent, the Servicer or such Subservicer, as the case may be, or any subsidiary of the Servicer or such Subservicer, as the case may be, is a party.

Class: Any Class of the Term Notes or the Variable Funding Notes.

Class A Notes: The Class A-1 Notes and the Class A-2 Notes.

Class A-1 Notes: The Term Notes issued hereunder by the Issuer having an Initial Note Balance of $[721,000,000].

Class A-2 Notes: The VFNs issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the Maximum VFN Principal Balance.

Class B Notes: The Term Notes issued hereunder by the Issuer having an Initial Note Balance of $[33,500,000].

Class C Notes: The Term Notes issued hereunder by the Issuer having an Initial Note Balance of $[31,900,000].

Class Invested Amount: For any Class of Notes on any date, an amount equal to (i) the outstanding Note Balance of such Class, divided by (ii) the lesser of (x) the Trigger Advance Rate and (y) the Weighted Average Advance Rate in respect of such Class (after giving effect to amounts collected on the Receivables related to such Class as of such date).

Clearing Corporation: As defined in Section 8-102(a)(5) of the UCC.

Closing Date: August 31, 2010.

Code: The Internal Revenue Code of 1986, as amended.

Collateral: As defined in the Granting Clause.

Collateral Performance Test: A collateral performance benchmark or similar test or “trigger” in a Designated Servicing Agreement, the failure of which results in the occurrence of a Servicer Termination Event pursuant to the terms of such Designated Servicing Agreement.

Collateral Test: A test designed to measure, on any date of determination, whether each Class of Notes is adequately collateralized on such date and the satisfaction of which is achieved on any date of determination if (i) the sum of (A) the lesser of (I) the aggregate Funded Advance Receivable Balance for all Designated Servicing Agreements and (II) the aggregate Receivable Balances of all Facility Eligible Receivables, but not including any portion of such Receivable Balances that has a zero Collateral Value, plus (B) all Collections on deposit in the Trust Accounts (other than the General Reserve Account) on such date (after giving effect to any required payments on such date, if any), shall be greater than or equal to (ii) the Invested Amount for each Class on such date (after giving effect to any required payments on such date, if any).

Collateral Value: For any Receivable, the product of (i) the Receivable Balance of such Receivable and (ii) the lesser of (A) the weighted average of the Advance Rates applicable to the Advance Type of such Receivable, weighted based upon the respective Note Balances and (B) the Trigger Advance Rate; provided, further, that the Collateral Value shall be zero for any Receivable that:

(i) is not a Facility Eligible Receivable;

(ii) is attributable to any Designated Servicing Agreement to the extent that the related Receivable Balances, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Servicing Agreement, would cause the related Advance Ratio to be equal to or greater than 100%;

(iii) is attributable to any Designated Servicing Agreement to the extent that such Receivable Balance, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Servicing Agreement, would cause the related UPB Ratio to exceed 20%;

(iv) is attributable to any Designated Servicing Agreement to the extent that the related Receivable Balance, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Servicing Agreement, would cause the related Market Value Ratio to exceed 20%;

(v) is attributable to a Designated Servicing Agreement that is a Low Threshold Servicing Agreement;

(vi) is attributable to a Designated Servicing Agreement that is a Middle Threshold Servicing Agreement; and

(vii) is attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances outstanding with respect to that same Designated Servicing Agreement, cause the total Receivable Balances attributable to such Designated Servicing Agreement to exceed 15% of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate.

Collections: The amount of cash collected in reimbursement of Receivables in the Trust Estate, during each Advance Collection Period, plus the proceeds of any Permitted Refinancing or of any Indemnity Payments.

Collection and Funding Account: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and entitled “Deutsche Bank National Trust Company, as Indenture Trustee for the HomEq Servicer Advance Receivables Backed Notes, Series 2010-ADV1, Collection and Funding Account.”

Commercial Paper Notes: The promissory notes issued or to be issued by Sheffield in the United States commercial paper market.

Commitment Letter: The Commitment Letter (including for the avoidance of doubt all schedules and exhibits thereto), dated as of May 28, 2010, from the Administrative Agent and accepted and agreed by the Administrator and the Servicer.

Conduit Cost of Funds Rate: For each Interest Accrual Period, a rate per annum equal to (i) for any Noteholder to the extent it funds its related Note Balance during such period by issuing asset-backed commercial paper, the sum of (A) the applicable CP Rate and (B) applicable, unpaid dealer fees, and (ii) for any Noteholder to the extent it does not fund its Note Balance during such period by issuing asset-backed commercial paper, (A) One-Month LIBOR plus (B) 1.25% per annum, it being understood that the decision of how to fund its Note Balances will be in the good faith discretion of the related Noteholder, and the Indenture Trustee may assume the full Note Balance is funded by issuance of asset-backed commercial paper unless otherwise notified by the Administrative Agent.

Control, Controlling or Controlled: The possession of the power to direct or cause the direction of the management or policies of a Person through the right to exercise voting power or by contract, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

Control Determination Date: As defined in the definition of “Change of Control” herein.

Core Business Activities: The loan servicing and collection activities and ancillary services directly related thereto (including, but not limited to, the making of servicer advances and the financing of servicer advances), asset management for investors that are not a part of the Administrator’s consolidated group and management of loans, REO Property and securities portfolios for investors that are not a part of the Administrator’s consolidated group (provided that neither of the foregoing shall permit (i) any acquisition of ownership interest in loans (excluding, for the avoidance of doubt, servicer advances) or asset backed securities by the Administrator or any of its Affiliates as principal or (ii) incremental cash investments by the Administrator or any of its Affiliates in entities that acquire ownership interests in loans or asset backed securities), support services to third-party mortgage lending and loan investment and servicing businesses (e.g., due diligence services, loan underwriting services, real estate title services, provision of broker-price opinions and other valuation services), collection of consumer receivables, bankruptcy assistance and solution activities, and the provision of technological support products and services related to the foregoing, and business initiatives arising out of and related to any of the foregoing; provided, however, that the Administrator and each of its Affiliates may be permitted to make material changes to its Core Business Activities insofar as these changes relate to originating, acquiring, securitizing and/or selling loans that are purchased, insured, guaranteed or securitized by the Federal Housing Administration, Veterans Administration, Ginnie Mae, Fannie Mae, Freddie Mac or other similar government or government sponsored programs.

Corporate Advance: Collectively, (i) any advance (other than those described in clause (ii) below) made by the Servicer (including any predecessor servicer) and reimbursable to the Servicer pursuant to a Designated Servicing Agreement to inspect, protect, preserve or repair properties that secure Mortgage Loans or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purposes, including, but not limited to, necessary legal fees and costs expended or incurred by the Servicer (including any predecessor servicer) in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving Obligors on Mortgage Loans, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by a Mortgage Loan on such a property, and to dispose of properties taken through foreclosure or by deed in lieu thereof or other similar action, (ii) any advance made by the Servicer (including any predecessor servicer) pursuant to a Designated Servicing Agreement to foreclose or undertake similar action with respect to a Mortgage Loan, and (iii) any other out of pocket expenses incurred by the Servicer (including any predecessor servicer) pursuant to a Designated Servicing Agreement (including, for example, costs and expenses incurred in loss mitigation efforts and in processing assumptions of Mortgage Loans).

Corporate Advance Receivable: Any Receivable representing the right to be reimbursed for a Corporate Advance.

Corporate Advance Reimbursement Amount: Any amount collected under any Designated Servicing Agreement from Mortgage Loan Obligors or otherwise, which amount, by the terms of such Designated Servicing Agreement, is payable to the Servicer to reimburse Corporate Advances disbursed by the Servicer.

Corporate Trust Office: The office of the Indenture Trustee at which at any particular time its corporate trust business will be administered, which office at the date hereof is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – OC10S2.

CP Rate: (i) With respect to Sheffield for any Interest Accrual Period (or any portion thereof), the per annum rate equivalent to the weighted average cost (as determined by the Administrative Agent, and which shall include commissions of placement agents and dealers not to exceed 0.05% of the face amount of the applicable Commercial Paper Notes, incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by Sheffield, other borrowings by Sheffield (other than under any Program Support Agreement) and any other costs associated with the issuance of Commercial Paper Notes) of or related to the issuance of Commercial Paper Notes that are allocated, in whole or in part to the funding of other assets of Sheffield; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate for such Interest

Accrual Period (or such portion thereof), Sheffield (or the Administrative Agent on its behalf) shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, and (ii) with respect to any other Holder of the Notes for any Interest Accrual Period (or portion thereof), the per annum rate notified by or on behalf of such Holder to the Administrative Agent as such Holder’s CP Rate for such Interest Accrual Period (or portion thereof).

Cumulative Interest Shortfall Amount: For any Payment Date and any Class of Notes, any portion of the Interest Payment Amount for that Class for a previous Payment Date that has not been paid, plus accrued and unpaid interest at the applicable Note Interest Rate on such shortfall from the Payment Date on which the shortfall first occurred through the current Payment Date.

Custodian: As defined in Section 2.4(a).

Cut-off Date: The close of business on August 31, 2010.

Default Rate: For any Class of Notes, the sum (expressed as a percentage) of the Note Interest Rate for such Class, and 2.00%.

Dedicated Collection Account: For each MBS Trust, the segregated, non-commingled account or accounts, specified in the related Designated Servicing Agreement, into which the Servicer is required to deposit Collections with respect to the Mortgage Loans serviced under that Designated Servicing Agreement, which may be called a “Certificate Account,” a “Custodial Account,” a “Custodial P&I Account,” a “Principal and Interest Account” or be known by another name specified in the related Designated Servicing Agreement.

Definitive Note: A Note issued in definitive, fully registered form evidenced by a physical Note.

Depositor: HomEq Servicer Advance Facility Transferor, LLC, a Delaware limited liability company wholly owned by HLSS.

Depository: The Depository Trust Company and any permitted successor thereto; provided, that the Depository shall, at all times, be a Clearing Corporation.

Designated Servicing Agreement: As of any date, any Servicing Agreement as to which the related Receivables are being sold and/or contributed by the Receivables Seller to the Depositor pursuant to the Receivables Sale Agreement and sold and/or contributed by the Depositor to the Issuer pursuant to the Receivables Pooling Agreement and pledged by the Issuer hereunder as part of the Trust Estate, which Servicing Agreement is listed on the Designated Servicing Agreement Schedule on such date.

Designated Servicing Agreement Schedule: The list of all Designated Servicing Agreements, as may be amended from time to time in accordance with Section 2.1(c). The initial Designated Servicing Agreement Schedule is attached hereto as Schedule 1.

Designation Date: For any Designated Servicing Agreement, the meaning assigned to such term in the Receivables Sale Agreement.

Determination Date: In respect of any Payment Date or Interim Payment Date, the third Business Day before such Payment Date or Interim Payment Date.

Determination Date Administrator Report: A report delivered by the Administrator as described in Section 3.2(a), which shall be delivered in the form of one or more electronic files.

Deutsche Bank National Trust Company Fee Letter: The fee letter agreement between Deutsche Bank National Trust Company and the Issuer dated August 20, 2010, as amended, supplemented, restated, or otherwise modified, setting forth the fees to be paid to Deutsche Bank National Trust Company for the performance of its duties as Indenture Trustee and in all other capacities.

Disbursement Report: As defined in Section 4.3(e).

Early Amortization Event: For the Notes, the occurrence of any of the following conditions or events, which is not waived by 100% of the Holders of the Notes:

(i) the occurrence of any Event of Default;

(ii) following a Payment Date on which a draw is made on the General Reserve Account, the amount on deposit in the General Reserve Account is not increased back to the General Reserve Required Amount on or prior to the next Payment Date;

(iii) any United States federal income tax is imposed on the Issuer as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes, or a tax, ERISA, or other government lien is imposed on the Receivables or any property of the Issuer or the Depositor;

(iv) on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two preceding Payment Dates is less than five times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each Class of all Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of Outstanding Notes during the related Monthly Advance Collection Period;

(v) the occurrence of one or more Servicer Termination Events under Designated Servicing Agreements representing 15% or more (by Mortgage Loan balance as of the date of termination) of all the Designated Servicing Agreements then included in the Facility, but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade or the transfer of subservicing of any such Designated Servicing Agreement without the prior written consent of the Administrative Agent;

(vi) the occurrence of a Change of Control;

(vii) the Monthly Reimbursement Rate is less than 8.00%;

(viii) the rating assigned to any Class of Notes is reduced below the Applicable Rating assigned to such Class of Notes;

(ix) the aggregate of the Note Balances and all accrued interest and Undrawn Fees with respect to all Outstanding Notes shall not have been paid in full by the close of business on the Expected Repayment Date;

(x) as of the close of business on the last Business Day of any calendar month, beginning in [            2012], the Servicer or HLSS (or the Subservicer on and after the MSR Transfer Date) shall have failed to satisfy the Liquidity Requirement;

(xi) as of the close of business on the last Business Day of any calendar month, beginning in [            2012], HLSS shall have failed to satisfy the Adjusted Tangible Equity Requirement; or

(xii) as of any Payment Date, the average net income of Home Loan Servicing Solutions, Ltd., determined in accordance with GAAP, for any two consecutive fiscal quarters shall be less than $1.00;

Effective Date: As defined in the preamble.

Eligible Account: Any of (i) an account or accounts maintained with a depository institution rated at least “A-1” by S&P, (or “A+” if the short-term rating is not available), and that is (w) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws of the United States, (x) a banking or savings and loan association duly organized, validly existing and in good standing under the applicable laws of any state, (y) a national banking association duly organized, validly existing and in good standing under the federal banking laws of the United States, or (z) a principal subsidiary of a bank holding company; or (ii) a segregated trust account maintained in the trust department of a federal or state chartered depository institution or trust company in the United States, having capital and surplus of not less than $50,000,000, and meeting the rating requirements described in clause (i) above, acting in its fiduciary capacity. Any Eligible Accounts maintained with the Indenture Trustee shall conform to the preceding clause (ii).

Eligible Subservicer: An established mortgage servicer who (i) meets the criteria to be an eligible successor Servicer under the related Servicing Agreement(s), (ii) meets the minimum financial requirements of Fannie Mae and Freddie Mac approved servicers, (iii) has a servicer rating of at least “Average” from S&P, (iv) has been approved by the Administrative Agent in writing, (v) has not, since the date of approval by the Administrative Agent, been the subject of a Change of Control, and (vi) has not failed to satisfy the Liquidity Requirement.

Eligible Subservicing Agreement: A subservicing agreement that (i) has been approved by the Administrative Agent by signed instrument, (ii) that has not been assigned without the Administrative Agent’s written consent, and (iii) is terminable only for cause. For the avoidance of doubt, the arrangement for the division of servicing income, rights and responsibilities between OLS and HLSS before the MSR Transfer Date shall be considered a Subservicing Agreement that is required to be an Eligible Subservicing Agreement, with HLSS as Servicer and OLS as Subservicer and reported as such, notwithstanding the fact that during this period OLS is the Servicer under the Designated Servicing Agreements.

Entitlement Order: As defined in Section 8-102(a)(8) of the UCC.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Escrow Advance: An advance made by the Servicer (including any predecessor servicer) with respect to a Mortgage Loan pursuant to the Servicer’s obligation to do so under a Designated Servicing Agreement, of real estate taxes and assessments, or of hazard, flood or primary mortgage insurance premiums, required to be paid (but not otherwise paid) by the related Obligor under the terms of the related Mortgage Loan.

Escrow Advance Receivable: Any Receivable representing the right to be reimbursed for an Escrow Advance.

Eurodollar Disruption Event: Any of the following: (i) a good faith determination by any Holder of the Notes that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) for such Holder to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes during any Interest Accrual Period, (ii) a good faith determination by any Holder of the Notes that the interest rates offered on deposits of United States dollars to such Holder in the London interbank market does not accurately reflect the cost to such Holder of purchasing, funding or maintaining any portion of the Note Balances of the Notes during any Interest Accrual Period, or (iii) the inability of any Holder of the Notes to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes for such Interest Accrual Period.

Event of Default: As defined in Section 8.1.

Excess Cash Amount: On any Payment Date or Interim Payment Date, the amount of funds available to be distributed to the Depositor pursuant to Section 4.4(g) or Section 4.5(a)(xvii), as applicable.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Expected Repayment Date: The third anniversary of the Closing Date.

Expense Limit: With respect to expenses and indemnification amounts, for the Indenture Trustee (in all of its capacities), $200,000 in any calendar year and $100,000 for any single Payment Date; for the Owner Trustee, $5,000 in any calendar year; and for other Administrative Expenses, $50,000 in any calendar year; provided that the Expense Limit shall only apply to distributions made pursuant to Section 4.5(i) and (ii).

Expense Rate: As of any date of determination, with respect to the Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense

Limit, if any, prior to the Holders of the Notes, pursuant to this Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Notes at the close of business on such date.

Facility Eligible Receivable: A Receivable:

(i) which constitutes a “general intangible” within the meaning of Section 9-102(a)(42) (or the corresponding provision in effect in a particular jurisdiction) of the UCC as in effect in all applicable jurisdictions;

(ii) which is denominated and payable in United States dollars;

(iii) which arises under and pursuant to the terms of a Designated Servicing Agreement and, at the time the related Advance was made, (A) was determined by the Servicer or Subservicer, as applicable, in good faith to (1) be ultimately recoverable from the proceeds of the related Mortgage Loan, related liquidation proceeds or otherwise from the proceeds of or collections on the related Mortgage Loan and (2) comply with all requirements for reimbursement thereunder, and (B) was authorized pursuant to the terms of the related Designated Servicing Agreement;

(iv) which arises under a Facility Eligible Servicing Agreement;

(v) which is not subject to any Adverse Claim and in which all right, title and interest in and to such Receivable (including good and marketable title) have been validly sold and/or contributed by the Receivables Seller to the Depositor, and validly sold and/or contributed by the Depositor to the Issuer and, prior to the MSR Transfer Date, sold by the Servicer to the Receivables Seller;

(vi) with respect to which no representation or warranty made by the Receivables Seller or the Servicer in the Receivables Sale Agreement has been breached, which breach has continued uncured past the time at which the Servicer or the Receivables Seller was required to pay the Indemnity Payment with respect thereto pursuant to the Receivables Sale Agreement;

(vii) with respect to which, as of the date such Receivable was acquired by the Issuer, none of the Receivables Seller, the Servicer, the Subservicer or the Depositor had (A) taken any action that would impair the right, title and interest of the Indenture Trustee therein, or (B) failed to take any action that was necessary to avoid impairing the Indenture Trustee’s right, title or interest therein;

(viii) the Advance related to which either (A) has been fully funded by the Servicer using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Designated Servicing Agreement) and/or Collections (as appropriate) in excess of the related Required Expense Reserve, and/or amounts drawn on the Class A-2 Notes, or (B) in the case of P&I Advances, will be funded on the related Funding Date and all amounts necessary to fund the related Advance are on deposit in an account under the exclusive control and direction of the Indenture Trustee pending remittance to the appropriate MBS trustees;

(ix) it relates to a Mortgage Loan that is secured by a first lien on the underlying mortgaged property; and

(x) which does not relate to a Mortgage Loan the terms of which have been modified after the creation of such Receivable (for purposes of this clause, a Mortgage Loan has been modified only after the modification continues effective following any trial period).

Facility Eligible Servicing Agreement: As of any date of determination, any Designated Servicing Agreement which meets the following criteria:

(i) OLS (prior to the MSR Transfer Date) and HLSS (from and after the MSR Transfer Date) is the servicer under such Servicing Agreement and a Responsible Officer of the Servicer has received neither (A) any notice, or otherwise obtained actual knowledge, of the occurrence of any Unmatured Default or Servicer Termination Event by or with respect to the Servicer under such Servicing Agreement except (i) to the extent that, in the case of an Unmatured Default, such Unmatured Default has been cured prior to its becoming a Servicer Termination Event, and (ii) any Unmatured Default or Servicer Termination Event caused solely by the failure of a Collateral Performance Test or a Servicer Ratings Downgrade for which a termination notice has not been sent to the Servicer, nor (B) notice of a claim for monetary loss against the Servicer by a party to such Servicing Agreement or by a related securityholder, whose claim is for an aggregate amount greater than 5% of the aggregate Receivable Balance of the Receivables created pursuant to such Servicing Agreement;

(ii) pursuant to the terms of such Servicing Agreement:

(A) under such agreement, the Servicer is permitted to reimburse itself for the related Advance out of late collections of the amounts advanced, including from insurance proceeds and liquidation proceeds from the Mortgage Loan with respect to which such Advance was made, prior to any holders of any notes, certificates or other securities backed by the related mortgage loan pool, which securities, in the case of Designated Servicing Agreements, must have included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to any related MBS Trust or any related trustee, custodian, hedge counterparty or credit enhancer;

(B) under such agreement, if the Servicer determines that an Advance will not be recoverable out of late collections of the amounts advanced or out of insurance proceeds or liquidation proceeds from the Mortgage Loan with respect to which the Advance was made, the Servicer has the right to reimburse itself for such Advance out of any funds (other than prepayment charges) in the Dedicated

Collection Account or out of general collections received by the Servicer with respect to any Mortgage Loans serviced under the same Designated Servicing Agreement, prior to any payment to any holders of any notes, certificates or other securities backed by the related mortgage loan pool, which securities included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to the related MBS Trust or any related trustee, custodian or credit enhancer (a “General Collections Backstop”);

(iii) the Designated Servicing Agreement provides that all Advances as to a Mortgage Loan are reimbursed on a “first-in, first out” or “FIFO” basis, such that the Advances of a particular type that were disbursed first in time will be reimbursed prior to Advances of the same type with respect to that Mortgage Loan that were disbursed later in time;

(iv) all Receivables arising under such Servicing Agreement are free and clear of any Adverse Claim in favor of any Person and the related MBS Trustee or other owner and any related monoline insurer or other credit enhancement provider shall have been delivered a notice in the form of Exhibit C attached hereto signed by the Servicer;

(v) the Designated Servicing Agreement is in full force and effect;

(vi) an Eligible Subservicing Agreement is in full force and effect for all mortgage loans serviced by the Servicer under such Designated Servicing Agreement, and the related Subservicer (or OLS as Servicer prior to the MSR Transfer Date) is an Eligible Subservicer and is in compliance with such Subservicing Agreement and, from and after the MSR Transfer Date, OLS or another servicer acceptable to the Administrative Agent, shall be serving as “hot back-up servicer” for HLSS under an agreement approved by the Administrative Agent;

(vii) as of the end of the most recently concluded calendar month, the unpaid principal balance of the Mortgage Loans serviced under such Designated Servicing Agreement is at least $1,000,000.00 and at least fifteen (15) Mortgage Loans are being serviced under such Designated Servicing Agreement;

(viii) the Designated Servicing Agreement includes an express provision for the assignment by the Servicer of its rights to be reimbursed for Advances; and

(ix) the Servicing Agreement arises under and is governed by the laws of the United States or a state within the United States.

Facility Entity: As defined in Section 9.5(i).

Facility Year: A period beginning on the Closing Date or any anniversary of the Closing Date, and ending on the next anniversary of the Closing Date.

Fannie Mae: The Federal National Mortgage Association (commonly known as Fannie Mae), and its successors.

FDIC: The Federal Deposit Insurance Corporation, and its successors.

Federal Funds Rate: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H. 15 (519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

Fee Accumulation Account: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.7 and entitled “Deutsche Bank National Trust Company, as Indenture Trustee in trust for the Noteholders of the HomEq Servicer Advance Receivables Backed Notes, Series 2010-ADV1, Fee Accumulation Account.”

Fee Accumulation Amount: With respect to each Interim Payment Date, the aggregate amount of Fees due and payable on the next Payment Date plus any expenses (including indemnities) payable on the next Payment Date pursuant to Section 4.5(a)(i) that have been invoiced or noticed to the Indenture Trustee and the Administrator prior to the Determination Date for such Interim Payment Date, minus amounts already on deposit in the Fee Accumulation Account (assuming for this purpose that the aggregate VFN Principal Balance remains unchanged from the Determination Date for such Interim Payment Date through the end of the then-current Interest Accrual Period).

Fee Letter: That certain Fee Letter Agreement, dated as of [            , 2012], among the Administrative Agent, the sole lead arranger to such agreement, the Administrator, the Servicer and the Issuer.

Fees: Collectively, with respect to any Interest Accrual Period, the Indenture Trustee Fee, the Owner Trustee Fee, the Undrawn Fee and the Verification Agent Fee.

Final Payment Date: For any Class of Notes, the earliest of (i) the Stated Maturity Date for such Class, (ii) after the end of the related Revolving Period, the Payment Date on which the Note Balance of the Notes of such Class has been reduced to zero, and (iii) the Payment Date which follows the Payment Date on which all proceeds of the sale of the Trust Estate are distributed pursuant to Section 8.6.

Financial Asset: As defined in Section 8-102(a)(9) of the UCC.

Freddie Mac: The Federal Home Loan Mortgage Corporation (commonly known as Freddie Mac), and its successors.

Funded Advance Receivable Balance: On any date for Facility Eligible Receivables included in the Trust Estate, the aggregate of the Receivable Balances of such Facility Eligible Receivables minus the portion of aggregate P&I Advances that were funded using Amounts Held for Future Distribution which have not yet been restored by the Servicer to the related Dedicated Collection Account. For any particular Designated Servicing Agreement on any date, the aggregate balance of all Advances outstanding under such Servicing Agreement minus the portion thereof that was funded using Amounts Held for Future Distribution which have not yet been restored by the Servicer to the related Dedicated Collection Account.

Funding Certification: A report delivered by the Administrator in respect of each Funding Date pursuant to Section 4.3(a).

Funding Conditions: With respect to any proposed Funding Date, the following conditions:

(i) no breach of the Collateral Test shall exist following the proposed funding;

(ii) no breach of representation, warranty or covenant of the Receivables Seller, the Servicer, the Depositor, the Administrator or the Issuer, or with respect to the Receivables, hereunder or under any Transaction Document, shall exist;

(iii) no Event of Default, Funding Interruption Event or Early Amortization Event shall have occurred and be continuing;

(iv)(A) with respect to any Funding Date which will be a VFN Draw Date, the Administrator shall have provided the Indenture Trustee, no later than 12:00 p.m. (noon) Eastern Time on the Business Day preceding such Funding Date, a Determination Date Administrator Report reporting information with respect to the Receivables in the Trust Estate and demonstrating the satisfaction of the Collateral Test, and no later than 1:00 p.m. Eastern Time on such Funding Date, a Funding Certification certifying that all Funding Conditions have been satisfied and (B) with respect to any Funding Date which is not a VFN Draw Date, the Administrator shall have provided the Indenture Trustee, no later than 12:00 p.m. (noon) Eastern Time on such Funding Date, a Determination Date Administrator Report reporting information with respect to the Receivables in the Trust Estate and demonstrating the satisfaction of the Collateral Test, and no later than 1:00 p.m. Eastern Time on such Funding Date, a Funding Certification certifying that all Funding Conditions have been satisfied;

(v) the full amount of the Required Expense Reserve shall be on deposit in the Collection and Funding Account before and after the release of cash from such account to fund the purchase price of Receivables, including amounts necessary to restore full funding of the General Reserve Account to the General Reserve Required Amount on the upcoming Payment Date;

(vi) none of the Issuer, the Depositor, the Servicer, the Subservicer or the Receivables Seller shall be insolvent nor shall the Issuer have been made insolvent by the transfer of such Receivables into the Trust Estate nor shall any of the Issuer, the Depositor, the Servicer or the Receivables Seller, respectively, be aware of any pending insolvency against it;

(vii) no Servicer Termination Event shall have occurred with respect to the Servicing Agreement related to any Receivable to be funded and no Subservicer Termination Event shall have occurred with respect to any related Subservicing Agreement; provided, that the breach of a Collateral Performance Test as it relates to the performance of the related mortgage loans, shall not be considered a Servicer Termination Event or a Subservicer Termination Event for purposes of this clause (vii) unless the Servicer or Subservicer shall have received a written notice of pending termination; provided, further, that a Servicer Ratings Downgrade shall not be considered a Servicer Termination Event or a Subservicer Termination Event for purposes of this clause (vii) unless the Servicer or Subservicer shall have received a written notice of pending termination;

(viii) the Interest Accumulation Amount is on deposit in the Interest Accumulation Account, the Fee Accumulation Amount is on deposit in the Fee Accumulation Account, and the Note Principal Accumulation Amount, if any, is on deposit in the Note Principal Accumulation Account;

(ix) the payment of the New Receivables Funding Amount in connection with the related sale of Additional Receivables on such Funding Date shall not result in a material adverse United States federal income tax consequence to the Trust Estate or any Noteholders;

(x) the Weighted Average Liquidation Timeline with respect to the related Designated Servicing Agreement is less than or equal to 18 months; and

(xi) the related Advances shall have been fully funded out of the Servicer’s own funds and/or Amounts Held for Future Distribution under the related Designated Servicing Agreement (if permitted under the related Designated Servicing Agreement), and shall be on deposit in a disbursement account under the exclusive control and direction of the Indenture Trustee pending remittance to the related MBS Trustee.

In addition the following shall be a condition to the first funding on or after the Effective Date: that the Note Rating Agency issue a letter confirming that there shall be no withdrawal, reduction or qualification with negative implications of the Applicable Ratings of the Notes as a result of the amendments of the Notes as described herein and a copy thereof shall have been delivered to the Administrative Agent and the Indenture Trustee.

Funding Date: The 7th, 18th, 21st, 22nd, 23rd or 24th day of each month to the extent any such day occurs during the Revolving Period, or if such date is not a Business Day, the next Business Day immediately succeeding such date, to the extent any such day occurs during the Revolving Period, and on each Payment Date during the Revolving Period for any Class of Notes; provided, that the Administrator shall have delivered a Funding Certification in accordance with Section 4.3(a) for such date.

Funding Interruption Event: The occurrence of an event which with the giving of notice or the passage of time, or both, would constitute an Early Amortization Event or an Event of Default.

GAAP: U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of HLSS and its subsidiaries; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

General Reserve Account: The account which shall be a segregated non-interest bearing trust account which is an Eligible Account, established and maintained pursuant to Section 4.6, and entitled, “Deutsche Bank National Trust Company, as Indenture Trustee, in trust for the Noteholders of HomEq Servicer Advance Receivables Backed Notes, Series 2010-ADV1, General Reserve Account.”

General Reserve Required Amount: With respect to any Payment Date or Interim Payment Date, as the case may be, an amount equal to (i) on any Payment Date or Interim Payment Date prior to the end of the related Revolving Period, four months’ interest calculated on the Note Balance of each Class of Notes as of such Payment Date or Interim Payment Date, as the case may be; and (ii) as of any Payment Date or Interim Payment Date following the last day of the related Revolving Period, the greater of (A) two month’s interest calculated on the Note Balance of each Class of Notes immediately preceding the last day of the related Revolving Period, and (B) four months’ interest calculated on the Note Balance as of the close of business on such Payment Date or Interim Payment Date, as the case may be.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

HLSS: As defined in the preamble.

Holder: Each purchaser of a Note.

Increased Costs: The amounts described in Section 4.13.

Increased Costs Limit: As defined in Section 4.13(b).

Indemnified Losses: As defined in Section 10.3(a).

Indemnified Party: As defined in Section 9.2(b) and Section 10.3(a).

Indemnity Payment: With respect to any Receivable in respect of which a payment is required to be made by the Issuer, the Depositor or the Receivables Seller under this Indenture, the Receivables Pooling Agreement or the Receivables Sale Agreement, and as of the Payment Date on which the “Indemnity Payment” must be made, all of the outstanding and unpaid balance of such Receivable as of such Payment Date.

Indenture: As defined in the Preamble.

Indenture Trustee: The Person named as the Indenture Trustee in the Preamble until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder.

Indenture Trustee Authorized Officer: Any vice president, any assistant vice president, the treasurer, any assistant treasurer, associate, any trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and identified in writing to all parties hereto as having direct responsibility for administration of this Indenture.

Indenture Trustee Fee: The fee payable to the Indenture Trustee hereunder on each Payment Date in a monthly amount as agreed in the Deutsche Bank National Trust Company Fee Letter, which includes the fees to Deutsche Bank National Trust Company and its successors and assigns in its capacities as Calculation Agent, Paying Agent, Securities Intermediary and Registrar; provided that the Indenture Trustee shall also be entitled to receive payment of separate fees and expenses pursuant to Section 11.13 in connection with tax filings made by the Indenture Trustee, subject to the Expense Limit.

Index: For any Class of Notes, One-Month LIBOR, the Conduit Cost of Funds Rate or the Base Rate, as specified for such Class in the definition of “Note Interest Rate”.

Initial Note Balance: For any Note or for any Class of Notes, the Note Balance of such Note upon issuance, or, as the context requires, the aggregate Note Balance of all the Notes of such Class on the Effective Date, as follows:

(i)	Class A-1: $[721,000,000];

(ii)	Class A-2: $[200,000,000];

(iii)	Class B: $[33,500,000]; and

(iv)	Class C: $[31,900,000].

Initial Receivables: The Receivables sold and/or contributed by OLS, as the Receivables Seller, to the Depositor on the Cut-off Date pursuant to the Receivables Sale Agreement, and further sold and/or contributed by the Depositor to the Issuer on the date of this Indenture pursuant to the Receivables Pooling Agreement, and Granted by the Issuer to the Indenture Trustee for inclusion in the Trust Estate, and which consist of Receivables arising from the making by the Receivables Seller of Advances with respect to the Designated Servicing Agreements listed on the Designated Servicing Agreement Schedule as of the Closing Date.

Insolvency Event: With respect to a specified Person, (i) an involuntary case or other proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against any Person or any substantial part of its property, or a petition shall be filed against such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the winding-up or liquidation of such Person’s business and (A) such case or proceeding shall continue undismissed and unstayed and in effect for a period of sixty (60) days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding under such laws or a decree or order granting such other requested relief shall be granted; or (ii) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.

Insolvency Proceeding: Any proceeding of the sort described in the definition of Insolvency Event.

Interest Accrual Period: For any Class of Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day immediately preceding the current Payment Date.

Interest Accumulation Account: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.7 and entitled “Deutsche Bank National Trust Company, as Indenture Trustee in trust for the Noteholders of the HomEq Servicer Advance Receivables Backed Notes, Series 2010-ADV1, Interest Accumulation Account.”

Interest Accumulation Amount: With respect to each Interim Payment Date, the sum of the Interest Payment Amount due and payable with respect to all Classes of Notes on the next succeeding Payment Date, plus all Cumulative Interest Shortfall Amounts as of the immediately preceding Payment Date, minus amounts then on deposit in the Interest Accumulation Account (assuming for this purpose that the aggregate VFN Principal Balance remains unchanged from the Determination Date for such Interim Payment Date through the end of its then-current Interest Accrual Period).

Interest Allocation Percentage: For each Outstanding Class of Notes as of any date, the percentage equivalent of a fraction, the numerator of which equals the Note Balance of such Class as of the close of business on such date, and the denominator of which equals the sum of the Note Balances of all Outstanding Classes of Notes as of the close of business on such date.

Interest Payment Amount: For any Class of Notes and with respect to any Payment Date:

(i) for any Class of Term Notes, the related Cumulative Interest Shortfall Amount plus the product of:

(A) the related Note Balance as of the close of business on the preceding Payment Date;

(B) the related Note Interest Rate for such Class and for the related Interest Accrual Period; and

(C) the actual number of days in the related Interest Accrual Period divided by 360; and

(ii) for the Class A-2 Notes, the related Cumulative Interest Shortfall Amount plus the product of:

(A) the average daily aggregate VFN Principal Balance during the related Interest Accrual Period (calculated based on the average of the aggregate VFN Principal Balances on each day during the related Interest Accrual Period);

(B) the related Note Interest Rate for such Class during the related Interest Accrual Period; and

(C) the actual number of days in the related Interest Accrual Period divided by 360.

Interested Noteholders: For any Class, any Noteholder or group of Noteholders holding Notes evidencing not less than 25% of the aggregate Voting Interests of such Class.

Interim Payment Date: The 7th, 18th, 21st, 22nd, 23rd, 24th and 29th day of each month, or if any such date is not a Business Day, the next succeeding Business Day to the extent any such day occurs during the Revolving Period, and, with respect to the Class A-2 Notes, any other date otherwise agreed to between the Issuer and all VFN Holders.

Interim Payment Date Report: As defined in Section 3.2(c).

Invested Amount: For any Class of Notes on any date, an amount equal to (i) the sum of (A) the outstanding Note Balance of such Class plus (B) the aggregate outstanding Note Balances of all Classes senior to or pari passu with such Class on such date, divided by (ii) the lesser of (x) the Trigger Advance Rate and (y) the Weighted Average Advance Rate in respect of such Class (after giving effect to amounts collected on the Receivables as of such date).

Investment Company Act: The Investment Company Act of 1940, as amended.

Issuer: As defined in the Preamble.

Issuer Affiliate: Any person involved in the organization or operation of the Issuer or an affiliate of such a person within the meaning of Rule 3a-7 promulgated under the Investment Company Act.

Issuer Amount: As defined in Section 4.3(e).

Issuer Authorized Officer: Any Director or any authorized officer of the Owner Trustee or the Administrator, who may also be an officer or employee of HLSS, its Parent or an Affiliate of HLSS or its Parent.

Issuer Certificate: A certificate (including an Officer’s Certificate) signed in the name of an Issuer Authorized Officer, or signed in the name of the Issuer by an Issuer Authorized Officer. Wherever this Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be an employee of HLSS or an Affiliate.

Issuer Tax Opinion: With respect to any undertaking, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (i) such undertaking will not result in the Issuer or the Trust Estate being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes, and (ii) such undertaking will not cause the Noteholders or beneficial owners of Notes previously issued to be deemed to have sold or exchanged such Notes under Section 1001 of the Code.

Judicial Corporate Advance: Any Corporate Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Judicial State.

Judicial Corporate Receivable: Any Corporate Advance Receivable in respect of a Judicial Corporate Advance.

Judicial Escrow Advance: Any Escrow Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Judicial State.

Judicial Escrow Receivable: Any Escrow Advance Receivable in respect of a Judicial Escrow Advance.

Judicial P&I Advance: Any P&I Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Judicial State.

Judicial P&I Receivable: Any P&I Advance Receivable in respect of a Judicial P&I Advance.

Judicial State: Each state or territory of the United States that is not a Non-Judicial State.

LIBOR: As defined in Section 6.4(a).

LIBOR Determination Date: For each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period (or, in the case of the first Interest Accrual Period, the Closing Date).

Liquidity Facility: Any liquidity back-stop facility which may be utilized by a Noteholder of the Class A-1, Class A-2, Class B or Class C Notes to fund some or all of its disbursements on any such Class of the Notes.

Liquidity Provider: Any financial institution, rated at least “A-1” by S&P and “P-1” by Moody’s Investors Service, Inc., who provides a Liquidity Facility.

Liquidity Requirement: A requirement that an entity have funds available to fund servicer advances, as of the close of business on the last Business Day of each calendar month, beginning [            , 2012], in an amount at least equal to the lesser of (1) $100,000,000 and (2) the greater of (a) the sum of (i) 0.001% of the aggregate unpaid principal balance of all mortgage loans sub-serviced by such entity (i.e., without an obligation to fund servicer advances) plus (ii) 0.01% of the aggregate unpaid principal balance of all mortgage loans serviced by such entity (i.e., with the obligation to fund servicer advances) or as to which such entity holds rights to the servicing plus the obligation to fund servicer advances, plus (iii) 3.25% of the aggregate amount of all servicer advances made by such entity that remain unreimbursed, and (b) $25,000,000; provided, that at least the greater of (1) $15,000,000 and (2) 50% of such funds available, must consist of unrestricted cash on deposit in accounts held in the sole name of, and solely controlled by, such entity, free and clear of all Adverse Claims (including liens), and the remainder as undrawn and available borrowing capacity under committed servicer advance facilities and committed unsecured revolving loans made to such entity as borrower, as determined on such date of measurement, which undrawn and available borrowing capacity need not be presently collateralized.

London Banking Day: Any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

Low Threshold Servicing Agreement: A Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance less than $10,000,000, or (ii) contain fewer than 50 Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent that such Receivable Balances, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Low Threshold Servicing Agreements, cause the total Receivable Balances attributable to Low Threshold Servicing Agreements to exceed 2.00% of the total Receivable Balances of all Receivables included in the Facility.

Majority Holders or Majority Noteholders: With respect to any Class of Notes or all Outstanding Notes, the Holders of greater than 50% of the Outstanding Notes of that Class or of all Outstanding Notes, as the case may be, by Voting Interests in either case.

Margin: For any Class of Notes, the fixed per annum rate that is added to the applicable Index to determine the Note Interest Rate for such Class for any Interest Accrual Period.

Market Value: For any Mortgaged Property or REO Property, the value of such property if sold in the market (determined by the Subservicer (or OLS as Servicer prior to the MSR Transfer

Date) in its reasonable good faith discretion, which shall be by reference to the most recent value received by the Subservicer or the Servicer, as the case may be, with respect to such Mortgaged Property or REO Property in accordance with its servicing policies, if available) or the appraised value of the Mortgaged Property obtained in connection with its origination, if no updated valuation has been required under the Subservicer’s or the Servicer’s, as the case may be, servicing policies.

Market Value Ratio: As of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such date and (B) the aggregate of all Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate Market Value of the Mortgaged Properties and REO Properties for the Mortgage Loans serviced under such Designated Servicing Agreement on such date.

Maximum VFN Principal Balance: Initially $[200,000,000], or such other lesser amount as may be agreed upon by the parties hereto or as reduced pursuant to Section 4.3(b)(ii).

MBS Trust: A trust or trust estate in which the Mortgage Loans being serviced by the Servicer pursuant to a Designated Servicing Agreement, are held by the related MBS Trustee.

MBS Trustee: A trustee or indenture trustee for an MBS Trust.

Middle Threshold Servicing Agreement: A Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $10,000,000 but less than $25,000,000, or (ii) contain at least 50 but less than 125 Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Middle Threshold Servicing Agreements, cause the total Receivable Balances attributable to Middle Threshold Servicing Agreements to exceed 8.00% of the aggregate of the Receivable Balances of all Receivables included in the Facility.

Monthly Advance Collection Period: With respect to any Payment Date, the period beginning on the Determination Date for the preceding Payment Date and ending at the close of business on the day before the Determination Date for the current Payment Date, except that, with respect to the initial Payment Date, the Monthly Advance Collection Period begins on the Cut-off Date and ends at the close of business on the day before the related Determination Date.

Monthly MBS Remittance Report: For any MBS Trust, the monthly report(s) prepared by the related servicer, master servicer, securities administrator or MBS Trustee and delivered to the related security holders, detailing cash flows on the related Mortgage Loans and remittances to the related investors.

Monthly Reimbursement Rate: As of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such month by (ii) the aggregate Receivable Balances funded by the Servicer using its own funds or facility funds as of the close of business on the last day of the Monthly Advance Collection Period.

Month-to-Date Available Funds: With respect to any Interim Payment Date or any Payment Date, the aggregate amount of Collections deposited into the Collection and Funding Account during the period beginning on the day immediately succeeding the Payment Date prior to such Interim Payment Date or Payment Date and ending on such Interim Payment Date or Payment Date.

Mortgage: With respect to a Mortgage Loan, a mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note.

Mortgage Loan: A loan secured by a Mortgage on real property (including REO Property held by an MBS Trust following the foreclosure of the real property that had secured such loan), which loan has been transferred and assigned to an MBS Trustee and serviced for such MBS Trustee pursuant to a Servicing Agreement.

Mortgage Loan Collection Period: With respect to any Payment Date, the calendar month preceding the calendar month in which the Payment Date occurs.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan and all amendments, modifications and attachments thereto.

Mortgaged Property: The interest in real property securing a Mortgage Loan as evidenced by the related Mortgage, together with improvements thereto securing a Mortgage Loan.

MSR: Mortgage Servicing Rights.

MSR Transfer Date: For any Designated Servicing Agreement, the date when all required consents and rating agency letters for a formal change of the named servicer under such Designated Servicing Agreement from OLS to HLSS shall have been obtained, and OLS shall sell to HLSS all of the servicing rights and obligations of OLS under such Designated Servicing Agreement, as evidenced by the MSR Transfer Notice.

MSR Transfer Notice: The notice delivered by HLSS to the Indenture Trustee in the form attached hereto as Appendix A.

Net Proceeds Coverage Percentage: For any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period, and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.

New Receivables Funding Amount: For any Funding Date and with respect to any amounts to be disbursed on any Payment Date or Interim Payment Date, an amount equal the lesser of (i) the aggregate of the Collateral Values of all Additional Receivables (not including any portion thereof relating to P&I Advances to the extent such P&I Advances were funded using Amounts Held for Future Distribution) conveyed to the Issuer since the previous Funding Date (including P&I Advance Receivables to be so conveyed on such Funding Date) and (ii) the aggregate Receivable Balances of such Additional Receivables (not including any portion thereof relating to P&I Advances to the extent such P&I Advances were funded using Amounts Held for Future

Distribution) multiplied by the Trigger Advance Rate; in either case subject to limitation by the amount of Available Funds and by the amount that may be drawn on the Class A-2 Notes in respect of such Payment Date or Interim Payment Date and subject to the satisfaction of all Funding Conditions; provided, however, that in any event the aggregate New Receivables Funding Amount disbursed on any Payment Date or Interim Payment Date shall be limited to an amount which may be disbursed without resulting in a violation of the Collateral Test.

Non-Judicial Corporate Advance: Any Corporate Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Non-Judicial State.

Non-Judicial Corporate Receivable: A Corporate Advance Receivable in respect of a Non-Judicial Corporate Advance.

Non-Judicial Escrow Advance: Any Escrow Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Non-Judicial State.

Non-Judicial Escrow Receivable: An Escrow Advance Receivable in respect of a Non-Judicial Escrow Advance.

Non-Judicial P&I Advance: Any P&I Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Non-Judicial State.

Non-Judicial P&I Receivable: A P&I Advance Receivable in respect of a Non-Judicial P&I Advance.

Non-Judicial State: Each of the following: Alabama, Alaska, Arizona, Arkansas, California, Colorado, District of Columbia, Georgia, Hawaii, Idaho, Maryland, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, North Carolina, Oregon, Rhode Island, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wyoming. Additional Non-Judicial States may be designated from time to time pursuant to Section 12.1.

Note or Notes: Any note or notes of any Class authenticated and delivered from time to time under this Indenture including, but not limited to, any Variable Funding Note.

Note Balance: On any date (i) for any Term Note, or for any Class of Term Notes, as the context requires, the initial Note Balance of such Term Note or the aggregate of the initial Note Balances of the Term Notes of such Class, as applicable, less all amounts paid to Holder of such Term Note or Holders of such Term Notes and (ii) for Class A-2 Note, its VFN Principal Balance on such date.

Note Interest Rate: With respect to any Interest Accrual Period for each Class of Notes, the following:

(i) Class A-1: the sum of (A) the Conduit Cost of Funds Rate for such Interest Accrual Period plus (B) 2.25% per annum; provided that, the Note Interest Rate on the Class A-1 Notes shall increase by 1.00% per annum on the Payment Date in November 2012, and again in February 2013, and again in May 2013, if the Class B Notes and the Class C Notes have not been paid in full on or before such Payment Date from proceeds of issuance of new notes or otherwise from sources other than Receivables collections;

(ii) Class A-2: the sum of (A) the Conduit Cost of Funds Rate for such Interest Accrual Period plus (B) 2.50% per annum; provided that, the Note Interest Rate on the Class A-2 Notes shall increase by 1.00% per annum on the Payment Date in November 2012, and again in February 2013, and again in May 2013, if the Class B Notes and the Class C Notes have not been paid in full on or before such Payment Date from proceeds of issuance of new notes or otherwise from sources other than Receivables collections;

(iii) Class B: the sum of (A) the Conduit Cost of Funds Rate for such Interest Accrual Period plus (B) 5.25% per annum;

(iv) Class C: the sum of (A) the Conduit Cost of Funds Rate for such Interest Accrual Period plus (B) 6.25% per annum;

(v) Reserved;

provided that if, for any Interest Accrual Period, (a) the Conduit Cost of Funds Rate is not able to be determined, or (b) a Eurodollar Disruption Event shall have occurred, the Note Interest Rate shall be the Base Rate plus the Margin; provided further, that on any day on which an Early Amortization Event or an Event of Default shall have occurred and shall be continuing at the opening of business on such day, or on any day after the Expected Repayment Date, the Note Interest Rate for the Notes shall equal the Default Rate; and provided further, that the Note Interest Rates of any Class Notes held by a Barclays affiliated or administered entity shall be reduced by 0.25% per annum at any time after term notes (other than the term notes that are currently outstanding) shall have been sold by the Issuer in the amount of at least $250,000,000 in an offering approved by the Administrative Agent.

Note Owner: With respect to any Note, the Holder of such Note.

Note Payment Account: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.8 and entitled “Deutsche Bank National Trust Company, as Indenture Trustee in trust for the Noteholders of the HomEq Servicer Advance Receivables Backed Notes, Series 2010-ADV1, Note Payment Account.”

Note Principal Accumulation Account: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.7 and entitled “Deutsche Bank National Trust Company, as Indenture Trustee in trust for the Noteholders of the HomEq Servicer Advance Receivables Backed Notes, Series 2010-ADV1, Note Principal Accumulation Account.”

Note Principal Accumulation Amount: For any Interim Payment Date or any Payment Date, as the case may be, during the Amortization Period, (i) the Month-to-Date Available Funds, minus (ii) the sum of (A) the Fee Accumulation Amount required to be on deposit in the Fee Accumulation Account plus (B) the Interest Accumulation Amount required to be on deposit in the Interest Accumulation Account, plus (C) all required deposits into the General Reserve Account; provided, that such amount shall not exceed the aggregate of the Note Balances of all Outstanding Notes on such date.

Note Purchase Agreement: An agreement with one or more initial purchasers or placement agents under which the Issuer will sell the Notes to such initial purchaser, or contract with such placement agent for the initial private placement of the Notes.

Note Rating Agency: With respect to any Outstanding Class of Notes, S&P.

Note Register: As defined in Section 6.1.

Note Registrar: The Person who keeps the Note Register specified in Section 6.1.

Noteholder: The Person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving certain consents, waivers, requests or demands pursuant to this Indenture, the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, the Receivables Seller or any Person that is an Affiliate of either or both of the Issuer and the Receivables Seller, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained. The Indenture Trustee shall have no responsibility to count any Person as a Noteholder who is not permitted to be so counted hereunder pursuant to the definition of “Outstanding” unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Person is an Affiliate of either or both of the Issuer and Receivables Seller.

Noteholders’ Amount: As defined in Section 4.3(e).

Obligor: Any Person who owes or may be liable for payments under a Mortgage Loan.

OFC: Ocwen Financial Corporation, a Florida corporation.

Officer’s Certificate: A certificate signed by an Issuer Authorized Officer and delivered to the Indenture Trustee. Wherever this Indenture requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be an employee of the Receivables Seller or the Servicer.

OLS: Ocwen Loan Servicing, LLC, a Delaware limited liability company.

OLS Subservicing Agreement: The Subservicing Agreement, dated as of February 10, 2012, between HLSS, as Servicer, and OLS, as Subservicer, acceptable in form and substance to the Administrative Agent.

One-Month LIBOR: As defined in Section 6.4(a).

Opinion of Counsel: A written opinion of counsel acceptable to the Indenture Trustee, which counsel may, without limitation, and except as otherwise expressly provided in this Indenture and except for any opinions related to tax matters or material adverse effects on Holders, be an employee of the Issuer, the Receivables Seller or any of their Affiliates.

Organizational Documents: The Issuer’s Trust Agreement (including the related Owner Trust Certificate).

Original Indenture: As defined in the recitals.

Outstanding: With respect to all Notes and, with respect to a Note or with respect to Notes of any Class means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(i) any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, or canceled by the Issuer and delivered to the Indenture Trustee pursuant to Section 6.6;

(ii) any Notes to be redeemed for whose full payment (including principal and interest) redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture, or provision therefore satisfactory to the Indenture Trustee has been made;

(iii) any Notes which are canceled pursuant to Section 7.3; and

(iv) any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.” In determining whether the Holders of the requisite principal amount of such Outstanding Notes have taken any Action hereunder, Notes owned by the Issuer, the Receivables Seller, or any Affiliate of the Issuer or the Receivables Seller shall be disregarded. In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which an Indenture Trustee Authorized Officer has actual knowledge are owned by the Issuer or the Receivables Seller, or any Affiliate of the Issuer or the Receivables Seller, will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee proves to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuer or the Receivables Seller or any Affiliate of the Issuer or the Receivables Seller.

Owner: When used with respect to a Note, any related Note Owner.

Owner Trust Certificate: A certificate evidencing a 100% undivided beneficial interest in the Issuer.

Owner Trustee: Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

Owner Trustee Fee: The annual fee payable as agreed upon by the Owner Trustee and the Depositor pursuant to the Owner Trustee Fee Letter.

Owner Trustee Fee Letter: The fee letter agreement between the Owner Trustee and the Depositor dated July 19, 2010, as amended, supplemented, restated, or otherwise modified, setting forth the fees to be paid to the Owner Trustee for the performance of its duties as Owner Trustee of the Issuer.

P&I Advance: Any advance disbursed by the Servicer (including any predecessor servicer) pursuant to any Designated Servicing Agreement, of delinquent interest and/or principal that have not been timely paid by Obligors, including any amounts deposited by the Servicer into a Dedicated Collection Account in order to reimburse such Dedicated Collection Account for Amounts Held for Future Distribution previously on deposit therein which the Servicer (including any predecessor servicer) had used to make a previous P&I Advance in accordance with the related Designated Servicing Agreement.

P&I Advance Amount: As defined in Section 4.3(e).

P&I Advance Disbursement Account: The segregated non-interest bearing trust account, which shall be an Eligible Account, established and maintained pursuant to Section Trust Accounts. and entitled “Deutsche Bank National Trust Company, as Indenture Trustee for the HomEq Servicer Advance Receivables Backed Notes, Series 2010-ADV1, P&I Advance Disbursement Account.”

P&I Advance Receivable: Any Receivable representing the right to be reimbursed for a P&I Advance.

P&I Advance Reimbursement Amount: Any amount collected under any Designated Servicing Agreement from Obligors or otherwise, which amount, by the terms of such Designated Servicing Agreement, is payable to the Servicer to reimburse P&I Advances disbursed by the Servicer.

Parent: As defined in the definition of “Change of Control” herein.

Paying Agent: The same Person who serves at any time as the Indenture Trustee, or an Affiliate of such Person, as paying agent pursuant to the terms of this Indenture.

Payment Date: In any month beginning in [            , 2012], the 15th day of such month or, if such 15th day is not a Business Day, the next Business Day following such 15th day.

Payment Date Report: As defined in Section 3.2(b).

Payment Default: An Event of Default of the type described in Section 8.1(a).

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of acquisition thereof; provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by the Note Rating Agency in its highest rating category for unsecured short-term debt (which is “A-1+” for S&P);

(iii) certificates of deposit, time deposits and bankers’ acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by a federal and/or state banking authority of the United States; provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by the Note Rating Agency in its highest debt rating category for unsecured short-term debt;

(iv) commercial paper of any entity organized under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Note Rating Agency in its highest applicable rating category;

(v) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Note Rating Agency in its highest rating category for long-term unsecured debt;

(vi) interests in any U.S. money market fund which, at the date of acquisition of the interests in such fund (including any such fund that is managed by the Indenture Trustee or an Affiliate of the Indenture Trustee or for which the Indenture Trustee or an Affiliate acts as advisor) and throughout the time as the interest is held in such fund, has a rating from the Note Rating Agency in its highest applicable rating category for long-term unsecured debt; and

(vii) other obligations or securities that are acceptable to the Note Rating Agency as Permitted Investments hereunder and if the investment of Account funds therein will not result in a reduction in the then current rating of the Notes, as evidenced by a letter to such effect from the Note Rating Agency;

provided, that each of the foregoing investments shall mature no later than the Business Day prior to the Payment Date immediately following the date of purchase thereof (other than in the case of the investment of monies in instruments of which the Indenture Trustee is the obligor, which may mature on the related Payment Date), and shall be required to be held to such maturity; and provided further, that each of the Permitted Investments may be purchased by the

Indenture Trustee through an Affiliate of the Indenture Trustee; and provided further, that no such investment shall be subject to U.S. or foreign withholding tax unless the issuer of such investment is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis (including any tax on such additional payments).

Permitted Investments are only those which are acquired by the Indenture Trustee in its name and in its capacity as Indenture Trustee, and with respect to which (A) the Indenture Trustee has noted its interest therein on its books and records, and (B) the Indenture Trustee has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8-102 of the UCC, without acting in collusion with a Securities Intermediary in violating such Securities Intermediary’s obligations to entitlement holders in such assets, under Section 8-504 of the UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (C) either (i) such investments are in the possession of the Indenture Trustee or (ii) such investments, (x) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or if in registered form, have been delivered to the Indenture Trustee and either registered by the issuer in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (y) if uncertificated securities, ownership of such securities has been registered in the name of the Indenture Trustee on the books of the issuer thereof (or another person, other than a Securities Intermediary, either has become the registered owner of the uncertificated security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (z) if Securities Entitlements representing interests in securities or other financial assets (or interests therein) held by a Securities Intermediary, a Securities Intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee’s Securities Account with such Securities Intermediary. No instrument described hereunder may be purchased at a price greater than par, if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

Permitted Refinancing: An assignment by the Issuer, subject to satisfaction of Section 2.1(c), either (i) to a third party unaffiliated with the Servicer or (ii) to a special purpose, bankruptcy-remote entity, of all the Receivables attributable to one or more Designated Servicing Agreements, as a result of which assignment the assignee pays to the Issuer 100% of the Receivable Balances with respect to such Receivables; provided, that in the case of any special purpose entity, an opinion of external legal counsel, reasonably satisfactory to the Administrative Agent, to the effect that the assignee would not be substantively consolidated with HLSS or any Affiliate of HLSS, shall have been delivered to the Administrative Agent.

Person: Any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

Place of Payment: With respect to any Class of Notes issued hereunder, the city or political subdivision so designated with respect to such Class of Notes by the Indenture Trustee.

Predecessor Notes: Of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 6.2 in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Prime Rate: The rate announced by the Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors.

Principal Payment Amount: On any Payment Date following the Revolving Period, to the extent the Notes have not been paid in full by the Expected Repayment Date, the aggregate Note Principal Accumulation Amount for the Outstanding Notes on such Payment Date.

Principal Payment Condition: The condition that exists on any Interim Payment Date or Payment Date during the Revolving Period, if the ratio (expressed as a percentage) of (i) the aggregate of the Collateral Values of all Facility Eligible Receivables as of the close of business on the day before the related Determination Date, plus the pro forma Collateral Value of all Facility Eligible Receivables that will be created upon the funding of the P&I Advances to be funded on such Interim Payment Date, each as reported in the related Determination Date Administrator Report, over (ii) the aggregate Note Balances of all Outstanding Notes on such date, is less than 100%. For the avoidance of doubt, following any Permitted Refinancing, a Principal Payment Condition will exist.

Program Support Agreement: Any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of Sheffield, the issuance of one or more surety bonds for which Sheffield is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by Sheffield to any Program Support Provider of the aggregate outstanding Note Balance (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to Sheffield in connection with Sheffield’s commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.

Program Support Provider: Any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, Sheffield or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with Sheffield’s commercial paper program.

PSA Stressed Non-Recoverable Advance Amount: As of any date of determination, the sum of:

(i) for all Mortgage Loans that are current as of such date, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Market Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(ii) for all Mortgage Loans that are delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (i) Total Advances related to such Mortgage Loans on such date over (ii) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Market Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iii) for all Mortgage Loans that are related to properties in foreclosure, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Market Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iv) for all Mortgage Loans that are related to REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Market Values for the related REO Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero.

PTCE: As defined in Section 6.1(i).

Purchase Agreement: As defined in the recitals.

Qualified Institutional Buyer: As defined in Rule 144A under the Securities Act.

Ratings Effect: A reduction, qualification with negative implications or withdrawal of any then current rating of any Outstanding Notes (other than as a result of the termination of the Note Rating Agency), or any disapproval by any other Person who is granted the approval authority of the Note Rating Agency.

Receivable: The contractual right (i) to reimbursement pursuant to the terms of a Designated Servicing Agreement for an Advance made by the Servicer (including any predecessor servicer) pursuant to such Designated Servicing Agreement, which Advance has not previously been reimbursed, and which contractual right to reimbursement has been Granted to the Indenture Trustee for inclusion in the Trust Estate by the Issuer hereunder, and including all rights of the Servicer (including any predecessor servicer) to enforce payment of such obligation under the related Servicing Agreement, consisting of the Initial Receivables and all Additional Receivables and (ii) to amounts to be paid as consideration for any purchase of the contractual right to reimbursement described under clause (i). A “Receivable” remains a “Receivable,” and is not deemed to have been converted into cash, except to the extent that cash in respect of a reimbursement of that Receivable has been deposited into the Collection and Funding Account.

Receivable Balance: As of any date of determination and with respect to any Receivable, the outstanding amount of such Receivable, which shall only be reduced to the extent that cash in respect of reimbursement of that Receivable has been deposited into the Collection and Funding Account.

Receivable File: The documents described in Section 2.2 pertaining to a particular Receivable.

Receivables Pooling Agreement: The Amended and Restated Receivables Pooling Agreement, dated as of [            , 2012], between the Depositor, as seller, and the Issuer, as purchaser, as amended, supplemented, restated, or otherwise modified from time to time.

Receivables Sale Agreement: The Amended and Restated Receivables Sale Agreement, dated as of [            , 2012], between the Receivables Seller, as seller, and the Depositor, as purchaser, as amended, supplemented, restated, or otherwise modified from time to time.

Receivables Sale Termination Date: The date, after the conclusion of the Revolving Period, on which all amounts due on all Classes of Notes issued by the Issuer pursuant to this Indenture, and all other amounts payable to any party pursuant to this Indenture, shall have been paid in full.

Receivables Seller: OLS, as the entity that sold and contributed, prior to the Effective Date, and HLSS, as the entity that shall, on and after the Effective Date, and both before and after the related MSR Transfer Date, sell and contribute to the Depositor all Receivables that it either acquires from OLS (before the related MSR Transfer Date) or creates as a result of making Advances (on or after the related MSR Transfer Date) under the Designated Servicing Agreements.

Record Date: For the interest or principal payable on any Note on any applicable Payment Date or Interim Payment Date, (i) for a Book Entry Note, the last Business Day before such Payment Date or Interim Payment Date, as applicable, and (ii) for a Definitive Note, the last day of the calendar month preceding such Payment Date or Interim Payment Date, as applicable.

Redemption Amount: With respect to a redemption of the Notes by the Issuer pursuant to Section 13.1, the greater of (a) 100% of the Receivable Balances of all Receivables in the Trust Estate plus all Collections in the Trust Account, and (b) an amount, which when applied together with other Available Funds pursuant to Section 4.5, shall be sufficient to pay an amount equal to the sum of (i) the Note Balance of all Outstanding Notes as of the applicable Redemption Payment Date, (ii) all accrued and unpaid interest on the Notes through the day prior to such Redemption Payment Date, (iii) any and all amounts then owing to the Indenture Trustee and the Securities Intermediary from the Issuer pursuant to the terms hereof, and (iv) any and all other amounts due and payable hereunder and sufficient to authorize the satisfaction and discharge of this Indenture pursuant to Section 2.1.

Redemption Notice: As defined in Section 13.2.

Redemption Payment Date: As defined in Section 13.1.

Redemption Percentage: 10%.

Reference Banks: As defined in Section 6.4(a).

REO Property: A Mortgaged Property in which a MBS Trustee has acquired title to such Mortgaged Property through foreclosure or by deed in lieu of foreclosure.

Required Expense Reserve: An amount that, following any Funding Date, shall remain on deposit in the Collection and Funding Account, which amount shall comprise and be equal to with respect to the Receivables, Collections in an amount equal to the aggregate of (i) the amounts payable in respect of Fees and invoiced or regularly occurring expenses payable from Available Funds on the next Payment Date, plus (ii) all accrued and unpaid interest due on the Notes on the next Payment Date following such Funding Date, plus (iii) all amounts required to be deposited into the General Reserve Account on the next Payment Date, plus (iv) the aggregate amount, if any, required to be paid in respect of a Principal Payment Condition on the next Payment Date or Interim Payment Date.

Reserve Interest Rate: As defined in Section 6.4(c).

Responsible Officer:

(i) When used with respect to the Indenture Trustee, the Calculation Agent or the Paying Agent, an Indenture Trustee Authorized Officer; and

(ii) when used with respect to the Issuer, any Issuer Authorized Officer who is an officer of the Issuer; and

(iii) when used with respect to the Administrator or the Servicer, the chief executive officer, the chief financial officer or any vice president of the Administrator or the Servicer, as the case may be.

Reuters Page LIBOR01: As defined in Section 6.4(a).

Revolving Period: For all Classes of Notes, the period of time which begins on the Closing Date and ends on the earlier to occur of (i) the Expected Repayment Date (if all Notes have not been paid in full on such date) and (ii) an Early Amortization Event .

Rule 144A Note: As defined in Section 5.2(e).

S&P: Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

Sale: Any sale of any portion of the Trust Estate pursuant to Section 8.16.

Sale Date: As defined in the Receivables Sale Agreement.

Schedule of Receivables: On any date, a schedule, which shall be delivered by the Administrator to the Indenture Trustee, and maintained by the Indenture Trustee, in an electronic form, listing the outstanding Receivables sold and/or contributed to the Depositor under the Receivables Sale Agreement and sold and/or contributed to the Issuer under the Receivables Pooling Agreement and Granted to the Indenture Trustee pursuant to this Indenture, as updated from time to time to list Additional Receivables Granted to the Indenture Trustee and deducting any amounts paid against the Receivables as of such date, identifying such Receivables by Designated Servicing Agreement, dollar amount of the related Advance, identifying the Advance Type for such Receivable and identifying the related Mortgage Loan number and date of the related Advance.

Securities Account: As defined in Section 8-501(a) of the UCC.

Securities Act: The Securities Act of 1933, as amended.

Securities Intermediary: As defined in Section 8-102(a)(14) of the UCC, and where appropriate, shall mean Deutsche Bank National Trust Company or its successor, in its capacity as securities intermediary pursuant to Section 4.9.

Security Entitlement: As defined in Section 8-102(a)(17) of the UCC.

Security Interest: The security interest in the Collateral Granted to the Indenture Trustee pursuant to the Granting Clause.

Senior Cumulative Interest Shortfall Amount: Any Cumulative Interest Shortfall Amount attributable to any Senior Interest Amount that is unpaid.

Senior Interest Amount: For any Interest Accrual Period and any Class of Notes, interest accrued on such Class during such period, up to an amount equal to interest on such Class’ Note Balance at the applicable Senior Rate.

Senior Margin: For each Class of Notes, the percentage listed below for such Class:

(i)	Class A-1: 2.25% per annum;

(ii)	Class A-2: 2.50% per annum;

(iii)	Class B: 5.00% per annum; and

(iv)	Class C: 5.00% per annum.

Senior Rate: For each Class of Notes, equals (a) the lesser of the Conduit Cost of Funds Rate and One-Month LIBOR plus (b) the Senior Margin for such Class.

Senior Secured Term Loan Facility Agreement: The Senior Secured Term Loan Facility Agreement, dated as of September 1, 2011, among OFC, as borrower, certain subsidiaries of OFC, as subsidiary guarantors, the lenders party thereto from time to time and the Administrative Agent, as administrative agent and as collateral agent, as amended, supplemented, restated, or otherwise modified from time to time.

Servicer: For any Designated Servicing Agreement, (i) until the MSR Transfer Date, OLS in its capacity as the Servicer under such Designated Servicing Agreement in servicing the related Mortgage Loans for and on behalf of the respective MBS Trustees or other owner(s), and any successor named servicer appointed under such Designated Servicing Agreement; (ii) on and after the MSR Transfer Date, HLSS in its capacity as the Servicer under such Designated Servicing Agreement in servicing the related Mortgage Loans for and on behalf of the respective MBS Trustees or other owner(s), and any successor named servicer appointed under such Designated Servicing Agreement.

Servicer Ratings Downgrade: A downgrade by any rating agency of the then-current servicer ratings of the Servicer or the Subservicer that results in the occurrence of a Servicer Termination Event with respect to the Servicer or Subservicer pursuant to the terms of a Designated Servicing Agreement.

Servicer Termination Event: With respect to any Designated Servicing Agreement, the occurrence of any events or conditions, and the passage of any cure periods and giving to and receipt by the Servicer of any required notices, as a result of which any Person has the current right to terminate the Servicer as servicer under such Designated Servicing Agreement.

Servicing Agreement: Any pooling and servicing agreement, sale and servicing agreement or servicing agreement pursuant to which the Servicer is servicing Mortgage Loans for and on behalf of an MBS Trust or other owner, each as amended, supplemented, restated, or otherwise modified from time to time.

Sheffield: Sheffield Receivables Corporation, a commercial paper conduit administered by the Administrative Agent.

STAMP: As defined in Section 6.1(d).

Stated Maturity Date: For each Class of Notes, the date that is thirty (30) years following the last day of the Revolving Period.

Stressed Class Interest Rate: For any Class of Notes as of any date, (i) the Interest Allocation Percentage for such Class multiplied by (ii) the sum of (A) the product of (I) one-twelfth of the per annum Index for such Class for the current Interest Accrual Period, and (II) a percentage equal to the sum of (x) 160% plus (y) 3% of the Stressed Time Percentage, plus (B) one-twelfth of the per annum Margin for such Class.

Stressed Interest Rate: As of any date of determination, the sum of the Stressed Class Interest Rates determined for each Class of Notes on such date.

Stressed Time Percentage: As of any date of determination, the percentage equivalent of a fraction, the numerator of which is 1, and the denominator of which equals 65% times the Monthly Reimbursement Rate on such date.

Subordinated Cumulative Interest Shortfall Amount: Any Cumulative Interest Shortfall Amount attributable to any Subordinated Interest Amount that is unpaid.

Subordinated Interest Amount: For any Class of Notes and any Interest Accrual Period, the positive difference, if any, between the amount of interest accrued in such Interest Accrual Period on the related Note Balance at the related Note Interest Rate on such Class and the related Senior Interest Amount.

Subservicer: On the MSR Transfer Date, OLS in its capacity as the Subservicer for all the Designated Servicing Agreements under the OLS Subservicing Agreement, and any other subservicer as may be appointed from time for some or all of the Designated Servicing Agreements pursuant to an Eligible Subservicing Agreement. Prior to the MSR Transfer Date, OLS or any successor named servicer thereto, shall be the Subservicer for all Designated Servicing Agreements for all purposes under this Indenture.

Subservicer Termination Event: The occurrence of any events or conditions, and the passage of any cure periods and giving to and receipt by the Subservicer of any required notices, as a result of which the Servicer has the current right to terminate the Subservicer under the Subservicing Agreement.

Subservicing Agreement: A subservicing agreement entered into by HLSS, as servicer, and a Subservicer for some or all of the Designated Servicing Agreements that must be an Eligible Subservicing Agreement including, without limitation, the economic agreement as to the Designated Servicing Agreements between HLSS and OLS prior to the MSR Transfer Date.

Supplemental Credit Enhancement Agreement: A letter of credit, cash collateral account or surety bond or other similar arrangement with any credit enhancement provider which provides the benefit of one or more forms of credit enhancement.

Supplemental Credit Enhancement Provider: Any party to any Supplemental Credit Enhancement Agreement other than the Issuer or the Indenture Trustee.

Term Note: Any Class A-1 Note, Class B Note or Class C Note.

Total Advances: With respect to any date of determination, the sum of all outstanding amounts of all outstanding Advances related to Facility Eligible Receivables funded by the Servicer out of its own funds or funds (including Advances funded using Amounts Held For Future Distribution under the related Designated Servicing Agreement) with respect to such Mortgage Loans on such date.

Transaction Documents: Collectively, this Indenture, the Note Purchase Agreement, the Receivables Sale Agreement, the Receivables Pooling Agreement, the Fee Letter, the Schedule of Receivables and the Designated Servicing Agreement Schedule, all Notes, the Trust Agreement, the Administration Agreement, the Subservicing Agreement and each of the other documents, instruments and agreements entered into on the date hereof and thereafter in connection with any of the foregoing or the transactions contemplated thereby, each as amended, supplemented, restated, or otherwise modified from time to time.

Transfer: As defined in Section 6.1(g). It is expressly provided that the term “Transfer” in the context of the Notes includes, without limitation, any distribution of the Notes by (i) a corporation to its shareholders, (ii) a partnership to its partners, (iii) a limited liability company to its members, (iv) a trust to its beneficiaries or (v) any other business entity to the owners of the beneficial interests in such entity.

Trigger Advance Rate: For any Class of Notes, as of any date, an amount equal to (i) 100% minus (ii) the product of (a) (I) the Stressed Interest Rate as of such date, plus (II) the Expense Rate as of such date and (b) the Stressed Time Percentage as of such date.

Trust Account or Trust Accounts: Individually, any of the Collection and Funding Account, the Note Payment Account, the General Reserve Account, the Interest Accumulation Account, the

Note Principal Accumulation Account, the Fee Accumulation Account or the P&I Advance Disbursement Account. Collectively, the Collection and Funding Account, the Note Payment Account, the General Reserve Account, the Interest Accumulation Account, the Note Principal Accumulation Account, the Fee Accumulation Account and the P&I Advance Disbursement Account.

Trust Agreement: The Second Amended and Restated Trust Agreement, dated [            , 2012], by and between the Depositor and Owner Trustee, as amended, supplemented, restated, or otherwise modified from time to time.

Trust Estate: The trust estate established under this Indenture for the benefit of the Noteholders, which consists of the property described in the Granting Clause, to the extent not released pursuant to Section 7.1.

Trust Property: The property, or interests in property, constituting the Trust Estate from time to time.

UCC: The Uniform Commercial Code, as in effect in the relevant jurisdiction.

Undrawn Fees: With respect to any Payment Date during the Revolving Period, an amount equal to (i) the Undrawn Fee Amount as of such Payment Date, plus (ii) the aggregate of the accrued and unpaid Undrawn Fee Interest Amount for each day of the Monthly Advance Collection Period immediate preceding such Payment Date.

Undrawn Fee Amount: For each day during the Revolving Period, an amount equal to the product of (i) the Maximum VFN Principal Balance less the VFN Principal Balance as of the close of business on such day, and (ii) the Undrawn Fee Rate.

Undrawn Fee Interest Amount: On any day during the Revolving Period, an amount equal to the product of (i) the Undrawn Fee Amount for such day and (ii) the quotient of (a) the Undrawn Fee Rate divided by 360.

Undrawn Fee Rate: With respect to the Class A-2 Notes, 0.75% per annum.

United States and U.S.: The United States of America.

United States Person: (i) A citizen or resident of the United States, (ii) a corporation or partnership (or entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any one of the states thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such United States Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States Persons).

Unmatured Default: (i) With respect to any Designated Servicing Agreement, the occurrence of any event or condition which, with notice and/or the passage of any applicable cure period, will result in a Servicer Termination Event or Subservicer Termination Event.

UPB Ratio: As of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such day, and (B) the aggregate of the Receivable Balances of Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate of the unpaid principal balances of the Mortgage Loans serviced under such Designated Servicing Agreement on such date.

Variable Funding Note or VFN: Any Class A-2 Note.

Verification Agent: As defined in Section 3.3(d).

Verification Agent Fee: The amount payable to the Verification Agent following completion of its annual report under Section 3.3(d) in an amount equal to $4,000.

VFN Draw: For any Interim Payment Date or Payment Date, the amount to be borrowed on such date in relation to the Class A-2 Notes pursuant to Section 4.3(b).

VFN Draw Date: Any Interim Payment Date or Payment Date on which a VFN Draw is to be made pursuant to Section 4.3(b).

VFN Holder: The Holder of a VFN.

VFN Note Balance Adjustment Request: As defined in Section 4.3(b)(i).

VFN Principal Balance: On any date, for any Class A-2 Note, the Note Balance thereof as of the opening of business on the first day of the then-current Interest Accrual Period for such Note less (i) all amounts previously paid during such Interest Accrual Period on such Note with respect to principal plus (ii) the amount of any increase in the Note Balance of such Note during such Interest Accrual Period prior to such date, which amount shall not exceed the Maximum VFN Principal Balance.

Voting Interests: The aggregate voting power evidenced by the Notes, and each Outstanding Note’s Voting Interest equals the percentage equivalent of the fraction obtained by dividing that Note’s Note Balance by the aggregate Note Balance of all Outstanding Notes (or, if the context requires, the aggregate Note Balance of all Outstanding Notes of the same Class); provided, however, that where the Voting Interests are relevant in determining whether the vote of the requisite percentage of Noteholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, the Depositor, the Receivables Seller or any Person that is an Affiliate of any of the Issuer, the Depositor or the Receivables Seller. The Indenture Trustee shall have no liability for counting a Voting Interest of any Person that is not permitted to be so counted hereunder pursuant to the definition of “Outstanding” unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Person is the Issuer or the Receivables Seller or an Affiliate of either or both of the Issuer and the Receivables Seller.

Weighted Average Advance Rate: With respect to any Class of Notes on any date of determination, a percentage equal to the weighted average of the Advance Rates applicable to the Receivables related to such Class (weighted based on the Receivable Balances of all Facility Eligible Receivables on such date).

Weighted Average Foreclosure Timeline: As of any Determination Date, calculated as of the end of the preceding calendar month, the six-month rolling average of the number of months (calculated consistently with then current Fannie Mae state foreclosure timeline guidance) elapsed from the initiation of foreclosure through the foreclosure sale of each Mortgage Loan serviced under the Designated Servicing Agreements (with each Mortgage Loan weighted equally).

Weighted Average Liquidation Timeline: For any Designated Servicing Agreement, as of any date of determination, with respect to all Receivables owned by the Issuer which are attributable to such Designated Servicing Agreement and which were repaid in full on any day during the preceding six (6) calendar months, the six (6) month rolling average of the number of calendar months (expressed in months and weighted based on the respective Receivable Balances of such repaid Receivables) from the respective dates on which such Receivables were originated to the respective dates on which such Receivables were repaid in full.

Section 1.2. Interpretation.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) reference to and the definition of any document (including this Indenture) shall be deemed a reference to such document as it may be amended or modified from time to time;

(b) all references to an “Article,” “Section,” “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;

(c) defined terms in the singular shall include the plural and vice versa and the masculine, feminine or neuter gender shall include all genders;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture;

(e) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(f) periods of days referred to in this Indenture shall be counted in calendar days unless Business Days are expressly prescribed and references in this Indenture to months and years shall be to calendar months and calendar years unless otherwise specified;

(g) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP;

(h) “including” and words of similar import will be deemed to be followed by “without limitation”;

(i) references to any Transaction Document (including this Indenture) and any other agreement shall be deemed a reference to such Transaction Document or agreement as it may be amended or modified from time to time; and

(j) references to any statute, law, rule or regulation shall be deemed a reference to such statute, law, rule or regulation as it may be amended or modified from time to time.

Section 1.3. Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer will furnish to the Indenture Trustee (1) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (2) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.4. Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.5. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action (each, an “Action”) provided by this Indenture to be given or taken by Noteholders of any Class may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments and so voting at any meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, will be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.5.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes will be proved by the Note Register.

(d) Any Action by the Noteholder will bind all subsequent Holders of such Noteholder’s Note, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such Action is made upon such Note.

(e) Without limiting the foregoing, a Holder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or Action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(f) Without limiting the generality of the foregoing, a Holder may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders.

Section 1.6. Notices, etc., to Indenture Trustee, Issuer, Administrator and the Administrative Agent.

Any Action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid or sent via facsimile transmission to the Indenture Trustee at its Corporate Trust Office, or the Issuer or the Administrator by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder (except with respect to notices to the Indenture Trustee of an Event of Default as provided in Section 8.1) if in writing and mailed, first-class postage prepaid, addressed to it at (i) the Corporate Trust Office in the case of the Indenture Trustee, (ii) 1661 Worthington Road, Suite 100, West Palm Beach, FL, 33409, Attention: Corporate Secretary, in the case of the Administrator or the Servicer, (iii) c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, DE, 19890, in the case of the Issuer and (iv) 745 Seventh Avenue, New York, NY, 10019, in the case of the Administrative Agent, or, in any case at any other address previously furnished in writing by any such party to the other parties hereto.

Section 1.7. Notices to Noteholders; Waiver.

(a) Where this Indenture or any Note provides for notice to registered Noteholders of any event, such notice will be sufficiently given (unless expressly provided otherwise herein or in such Note) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Holder of a Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, facsimile, electronic transmission or delivery, none of the failure to mail, send by facsimile, send by electronic transmission or deliver such notice, or any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, sent by electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Holder of a Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuer will be deemed to be a sufficient giving of such notice.

(c) Where this Indenture provides for notice to the Note Rating Agency, failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute an Adverse Effect.

Section 1.8. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 1.9. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

Section 1.10. Severability of Provisions.

In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture.

Nothing in this Indenture or in any Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Note Registrar, the Calculation Agent, any Supplemental Credit Enhancement Providers and any Liquidity Providers (each to the extent specified in the applicable Supplemental Credit Enhancement Agreement and Liquidity Facility, as applicable) and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law.

THIS INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.13. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Article II

The Trust Estate

Section 2.1. Contents of Trust Estate.

(a) Grant of Trust Estate. The Issuer has Granted the Trust Estate to the Indenture Trustee, and the Indenture Trustee has accepted this Grant, pursuant to the Granting Clause.

(b) Notification of MBS Trustees. The Servicer hereby represents and warrants that it has notified the related MBS Trustees with respect to the Designated Servicing Agreements as of the Closing Date of the assignment, transfer of ownership and pledge of Receivables related to such Servicing Agreements, including the related Advance Reimbursement Amounts, and that each related Receivable is subject to the Indenture Trustee’s Security Interest, pursuant to a notice, substantially in the form of Exhibit C attached hereto. The notices indicating the Security Interest of the Indenture Trustee in the Receivables relating to a particular Designated Servicing Agreement shall be deleted, rescinded or modified when, and only when, all related Receivables have been paid in full or have been released from such Security Interest pursuant to this Indenture. In addition, each Determination Date Administrator Report shall include a list of the Receivables, and any such list or related trial balance or Schedule of Receivables, and any other list of the Receivables provided by the Servicer, the Receivables Seller or the Issuer to any third party shall include language indicating that the Receivables identified therein are subject to the Indenture Trustee’s Security Interest.

(c) Removal of Designated Servicing Agreements.

(i) With the prior written consent of the Administrative Agent, the Receivables Seller or the Servicer may remove any Servicing Agreement as a Designated Servicing Agreement under Section 2(d) of the Receivables Sale Agreement, whereupon such agreement shall no longer constitute a “Designated Servicing Agreement” for purposes of this Indenture (except that, unless the Issuer conducts a Permitted Refinancing, Receivables related to Advances made by the Servicer pursuant to that agreement prior to its removal shall continue to be part of the Trust Estate, in which case the Receivables Seller may not assign to another Person any Receivables arising under that Servicing Agreement until all Receivables that arose under that Servicing Agreement that are included in the Trust Estate shall have been paid in full or sold in a Permitted Refinancing). Prior to removing any Designated Servicing Agreement as provided in this Section 2.1(c), the Issuer must (A) receive prior written approval from the Administrative Agent, which may be given or withheld in its sole and absolute discretion and (B) send prior written notice to S&P.

(ii) The Issuer shall promptly notify the Indenture Trustee, and the Indenture Trustee shall notify the Note Rating Agency and Noteholders, of any such removal. If any Servicing Agreements are removed as Designated Servicing Agreements, the Administrator shall update the Designated Servicing Agreement Schedule and furnish it to the Indenture Trustee, and the most recently furnished schedule shall be maintained by the Indenture Trustee as the definitive Designated Servicing Agreement Schedule.

(iii) If one or more Designated Servicing Agreements are removed as described in this Section 2.1(c) during any Facility Year, the Administrative Agent shall have the right to require the Servicer to obtain written affirmation from S&P of its continued rating of the Notes, at the Servicer’s expense, once in respect of each Facility Year in which such a removal shall have occurred and the Servicer shall obtain S&P’s written affirmation of ratings if so requested in writing by the Administrative Agent, at the Servicer’s sole cost and expense.

(d) Protection of Transfers to, and Back-up Security Interests of Depositor and Issuer. The Administrator shall take all actions as may be necessary to ensure that the Trust Estate is Granted to the Indenture Trustee pursuant to this Indenture. The Administrator, at its own expense, shall make all initial filings on or about the Closing Date hereunder and shall forward a copy of such filing or filings to the Indenture Trustee. In addition, and without limiting the generality of the foregoing, the Administrator, at its own expense, shall prepare and forward for filing, or shall cause to be forwarded for filing, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect and maintain the first priority status of the Indenture Trustee’s security interest in the Trust Estate, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of any of the Receivables Seller, the Servicer, the Depositor or the Issuer, (B) any change of location of the jurisdiction of any of the Receivables Seller, the Servicer, the Depositor or the Issuer, (C) any transfer of any interest of the Receivables Seller, the Depositor or the Issuer in any item in the Trust Estate or (D) any change under the applicable UCC or other applicable laws. The Administrator shall enforce the Depositor’s obligations pursuant to the Receivables Pooling Agreement, and the Receivables Seller’s and the Servicer’s obligations pursuant to the Receivables Sale Agreement, on behalf of the Issuer and the Indenture Trustee.

(e) Release of Receivables Following Receivables Sale Termination Date. The Indenture Trustee shall release to the Issuer all Receivables in the Trust Estate upon the occurrence of the Receivables Sale Termination Date, and shall execute all instruments of assignment, release or conveyance, prepared by the Issuer or the Receivables Seller, and delivered to the Indenture Trustee, as reasonably requested by the Issuer or the Receivables Seller.

Section 2.2. Receivable Files.

(a) Indenture Trustee. The Indenture Trustee agrees to hold, in trust on behalf of the Noteholders, upon the execution and delivery of this Indenture, the following documents relating to each Receivable:

(i) a copy of each Determination Date Administrator Report in electronic form listing each Receivable Granted to the Trust Estate, the applicable Advance Type for such Receivable and the corresponding Receivable Balance for such Receivable and demonstrating the profitability of each Subservicing Agreement for the immediately preceding calendar quarter which shall be equal to the greater of (a) 0.03% of the aggregate unpaid principal balance of the assets subject to such Subservicing Agreement as of the beginning of such quarter and (b) 25% of the Subservicer’s costs of performing thereunder during such quarter, as reported in writing to Barclays no later than the tenth day after the end of such quarter;

(ii) a copy of each Funding Certification delivered by the Administrator, which shall be maintained in electronic format;

(iii) the current Designated Servicing Agreement Schedule; and

(iv) the current Schedule of Receivables;

provided that the Indenture Trustee shall have no responsibility to ensure the validity or sufficiency of the Receivables.

(b) Administrator as Custodian. To reduce administrative costs, the Administrator will act as custodian for the benefit of the Noteholders of the following documents relating to each Receivable:

(i) a copy of the related Designated Servicing Agreement and each amendment and modification thereto;

(ii) any documents other than those identified in Section 2.2(a) received from or made available by the related MBS Trustee, Servicer, securities administrator or other similar party in respect of such Receivable; and

(iii) any and all other documents that the Issuer, the Servicer or the Receivables Seller, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related MBS Trust or Servicing Agreement.

In the event the Administrator is terminated or resigns as the Servicer under any Designated Servicing Agreement, it will immediately upon such termination or resignation, as applicable, deliver all documents held by it hereunder to the successor Administrator.

(c) Delivery of Updated Designated Servicing Agreement Schedules. The Administrator shall deliver to the Indenture Trustee an updated Schedule 1 prior to the addition or deletion of any Servicing Agreement as a Designated Servicing Agreement and the Indenture Trustee shall hold the most recently delivered version as the definitive Schedule 1. The Administrator represents and warrants, as of the date hereof and as of the date any new Servicing Agreement is added as a Designated Servicing Agreement, that Schedule 1, as it may be updated by the Administrator from time to time and delivered to the Indenture Trustee, is a true, complete and accurate list of all Designated Servicing Agreements.

In addition, the Administrator shall furnish to the Indenture Trustee an updated Schedule of Receivables on each Funding Date in electronic form, and the Indenture Trustee shall maintain the most recent Schedule of Receivables it receives, and send a copy to any Noteholder upon request.

(d) Marking of Records. The Administrator shall ensure that, from and after the time of the sale and/or contribution of the Initial Receivables and all Additional Receivables to the Depositor under the Receivables Sale Agreement and to the Issuer under the Receivables Pooling Agreement, and the Grant thereof to the Indenture Trustee pursuant to the Indenture, any records (including any computer records and back-up archives) maintained by or on behalf of the Receivables Seller or the Servicer that refer to any Receivable indicate clearly the interest of the Issuer and the Security Interest of the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and subject to the Indenture Trustee’s Security Interest. Indication of the Issuer’s ownership of a Receivable and the Security Interest of the Indenture Trustee shall be deleted from or modified on such records when, and only when, such Receivable has been paid in full, repurchased, or assigned by the Issuer and released by the Indenture Trustee from its Security Interest.

Section 2.3. Indemnity Payments for Receivables Upon Breach.

(a) Upon discovery by the Issuer or the Administrator, or upon the actual knowledge of a Responsible Officer of the Indenture Trustee, of a breach of any of the representations and warranties of the Servicer as to any Receivable set forth in Section 4(b) of the Receivables Sale Agreement, the party discovering such breach shall give prompt written notice to the other parties hereto. Upon notice of such a breach, the Administrator shall enforce the Issuer’s rights to require the Receivables Seller to deposit the Indemnity Payment with respect to the affected Receivable(s) into the Collection and Funding Account. This obligation shall pertain to all representations and warranties of the Servicer as to the Receivables set forth in Section 4(b) of the Receivables Sale Agreement, whether or not the Servicer has knowledge of the breach at the time of the breach or at the time the representations and warranties were made.

(b) Unless repurchased by the Receivables Seller pursuant to the Receivables Sale Agreement, the Receivables shall remain in the Trust Estate, regardless of any receipt of an Indemnity Payment in the Collection and Funding Account. The sole remedies of the Indenture Trustee and the Noteholders with respect to a breach of any of the representations and warranties of the Servicer as to any Receivable set forth in Section 4(b) of the Receivables Sale Agreement shall be to enforce the obligation of the Issuer hereunder and the remedies of the Issuer (as assignee of the Depositor) against the Receivables Seller under the Receivables Sale Agreement or the Servicer under the Receivables Sale Agreement. The Indenture Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the payment of any Indemnity Payment for any Receivable pursuant to this Section, except as otherwise provided in Section 11.2.

(c) To the extent not prohibited by Applicable Law, the Administrator and the Indenture Trustee are hereby authorized to commence at the direction of the Majority Holders of all Outstanding Notes, in its own name or in the name of the Issuer, legal proceedings to enforce any Receivable against the related MBS Trustee or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, the Receivables Seller or the Servicer; provided, however, that nothing contained herein shall obligate the Indenture Trustee to take or initiate such action or legal proceeding, unless indemnity reasonably satisfactory to it shall have been provided. The Administrator shall deposit or cause to be deposited into the Collection and Funding Account, on behalf of the Indenture Trustee and the Noteholders, all amounts realized in connection with any such action.

Section 2.4. Duties of Custodian with Respect to the Receivables Files.

(a) Safekeeping. The Indenture Trustee or the Administrator, in its capacity as custodian (each, a “Custodian”) pursuant to Section 2.2, shall hold the portion of the Receivable Files that it is required to maintain under Section 2.2 in its possession from time to time for the use and benefit of all present and future Noteholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Calculation Agent and the Indenture Trustee to comply with this Indenture. Each Custodian shall act with reasonable care, using that degree of skill and attention that it would exercise if it owned the Receivables itself. Each Custodian shall promptly report to the Issuer any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. The Indenture Trustee shall have no responsibility or liability for any actions or omissions of the Administrator in its capacity as Custodian or otherwise.

(b) Maintenance of and Access to Records. Each Custodian shall maintain each portion of the Receivable File that it is required to maintain under this Indenture at its offices at the Corporate Trust Office (in the case of the Indenture Trustee) or 1661 Worthington Road, West Palm Beach, Florida 33409 (in the case of the Administrator) as the case may be, or at such other office as shall be specified to the Indenture Trustee and the Issuer by thirty (30) days’ prior written notice. The Administrator shall take all actions necessary, or reasonably requested by the Majority Holders of all Outstanding Notes or the Indenture Trustee, to amend any existing financing statements and continuation statements, and file additional financing statements to further perfect or evidence the rights, claims or security interests of the Indenture Trustee under any of the Transaction Documents (including the rights, claims or security interests of the Depositor and the Issuer under the Receivables Sale Agreement and the Receivables Pooling Agreement, respectively, which have been assigned to the Indenture Trustee). The Indenture Trustee and the Administrator, in their capacities as Custodian(s), shall make available to the Issuer, the Calculation Agent, any group of Interested Noteholders and the Indenture Trustee (in the case of the Administrator) or their duly authorized representatives, attorneys or auditors the portion of the Receivable Files that it is required to maintain under this Indenture and the accounts, books and records maintained by the Indenture Trustee or the Administrator with respect thereto as promptly as reasonably practicable following not less than two (2) Business Days prior written notice for examination during normal business hours and in a manner that does not unreasonably interfere with such Person’s ordinary conduct of business.

Section 2.5. Application of Trust Money.

All money deposited with the Indenture Trustee or the Paying Agent pursuant to Section 4.2 shall be held in trust and applied by the Indenture Trustee or the Paying Agent, as the case may be, in accordance with the provisions of the Notes and this Indenture, to the payment to the Persons entitled thereto, of the principal, interest, fees, costs and expenses (or payments in respect of the New Receivables Funding Amount or other amount) for whose payment such money has been deposited with the Indenture Trustee or the Paying Agent.

Article III

Administration of Receivables; Reporting to Investors

Section 3.1. Duties of the Calculation Agent.

(a) General. The Calculation Agent shall initially be Deutsche Bank National Trust Company. The Calculation Agent is appointed for the purpose of making calculations and verifications as provided in this Section 3.1(a). The Calculation Agent, as agent for the Noteholders, shall provide all services necessary to fulfill the role of Calculation Agent, applying a standard of care and diligence reasonably expected from a nationally reputable company performing the services contemplated of the Calculation Agent.

By 2:00 p.m. Eastern Time on the Business Day prior to the Payment Date or the Interim Payment Date, based upon information provided to the Indenture Trustee and the Calculation Agent by the Servicer pursuant to the Designated Servicing Agreements and the Transaction Documents, as well as each applicable Determination Date Administrator Report and all available reports issued by the MBS Trustee for the applicable MBS Trust, the Calculation Agent shall prepare, or cause to be prepared, and deliver by first class mail or electronic means (including on the website pursuant to Section 3.5(a)) to Noteholders and the Note Rating Agency, a report setting forth the information set forth below (the “Calculation Agent Report”):

(i) The aggregate unpaid principal balance of the Mortgage Loans subject to each separate Designated Servicing Agreement as reported in MBS Trustee reports for the previous calendar month and separately identifying the unpaid principal balance of the Mortgage Loans subject to any Low Threshold Servicing Agreement and Middle Threshold Servicing Agreement;

(ii)(A) The aggregate Month-to-Date Available Funds collected, (B) the aggregate Advance Reimbursement Amounts, (C) the aggregate amount of Indemnity Payments and (D) the aggregate amount of refinancing proceeds collected during the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date for all Designated Servicing Agreements;

(iii) The Advance Ratio for each Designated Servicing Agreement, and whether the Advance Ratio for such Designated Servicing Agreement exceeds 100%;

(iv) The Market Value Ratio for each Designated Servicing Agreement, and whether the Market Value Ratio for such Designated Servicing Agreement exceeds 20%;

(v) The UPB Ratio for each Designated Servicing Agreement, and whether the UPB Ratio for such Designated Servicing Agreement exceeds 20%;

(vi) The aggregate of the Funded Advance Receivable Balances of the Additional Receivables funded during the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date for all Designated Servicing Agreements;

(vii) The aggregate of the Funded Advance Receivable Balances for each of the P&I Advances, Judicial P&I Advances, Non-Judicial P&I Advances, Escrow Advances, Judicial Escrow Advances, Non-Judicial Escrow Advances, Corporate Advances, Judicial Corporate Advances and Non-Judicial Corporate Advances, attributable to each Designated Servicing Agreement, as of the close of business on the day before the related Determination Date, plus the Funded Advance Receivable Balances for each of the P&I Advances, Judicial P&I Advances and Non-Judicial P&I Advances to be funded on the upcoming Funding Date;

(viii) For each Middle Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(ix) For each Low Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(x) For each Designated Servicing Agreement, the percentage equivalent of the quotient of (A) the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement divided by (B) the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(xi) For each Designated Servicing Agreement, the percentage equivalent of the quotient of (A) the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to second or other junior lien Mortgage Loans subject to such Designated Servicing Agreement divided by (B) the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(xii) An indication (yes or no) as to whether the Collateral Test is satisfied for each Class as of the close of business on the last day of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date;

(xiii) The Weighted Average Liquidation Timeline with respect to each Designated Servicing Agreement as of the end of the most recently ended calendar month;

(xiv) The Weighted Average Foreclosure Timeline as of the Determination Date for the most recently ended calendar month;

(xv) A list of each Early Amortization Event and presenting a yes or no answer beside each indicating whether each possible Early Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date;

(xvi) Whether any Receivable, or any portion of the Receivables, attributable to a Designated Servicing Agreement, has zero Collateral Value by virtue of any of clauses (i) through (vii) of the definition of “Collateral Value”;

(xvii) If required by any VFN Holder, the aggregate New Receivables Funding Amount to be paid on the upcoming Funding Date, and the amount to be drawn on the Class A-2 Notes in respect of such New Receivables Funding Amount and the portion of such New Receivables Funding Amount that is to be paid using Available Funds pursuant to Section 4.5(a)(xvi);

(xviii) A calculation of the Net Proceeds Coverage Percentage in respect of each of the three preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture, if less than three), and the arithmetic average of the three;

(xix) If any Class A-2 Note is Outstanding, the amount to be paid on such Class in reduction of the aggregate VFN Principal Balance on the upcoming Payment Date or Interim Payment Date;

(xx) The amount of Fees to be paid on the upcoming Payment Date;

(xxi) A list of each Receivable Granted to the Trust Estate, the applicable Advance Type for such Receivable and the corresponding Receivable Balance for such Receivable;

(xxii) The Monthly Reimbursement Rate for the upcoming Payment Date or Interim Payment Date;

(xxiii) The Required Expense Reserve and General Reserve Required Amount for the upcoming Payment Date or Interim Payment Date;

(xxiv) The Fee Accumulation Amount, the Interest Accumulation Amount and the Note Principal Accumulation Amount for the upcoming Interim Payment Date;

(xxv) The Weighed Average Advance Rate for each Class of the Notes and the Trigger Advance Rate;

(xxvi) The Class Invested Amount and the Invested Amount for the upcoming Payment Date or Interim Payment Date;

(xxvii) The Interest Payment Amount and the Principal Payment Amount for each Class of Outstanding Notes for the upcoming Payment Date, and the Senior Interest Amount, the Senior Cumulative Interest Shortfall Amount and the Subordinated Cumulative Interest Shortfall Amount for each Class of Notes for the Interest Accrual Period related to the upcoming Payment Date;

(xxviii) The PSA Stressed Non-Recoverable Advance Amount for the upcoming Payment Date or Interim Payment Date;

(xxix) The Interest Allocation Percentage and the Stressed Time Percentage for the upcoming Payment Date; and

(xxx) The aggregate Collateral Value of all Facility Eligible Receivables as of the close of business on the day before the related Determination Date, pro forma Collateral Value of Facility Eligible Receivables that will be created upon the funding of P&I Advances to be funded on the related Funding Date, and whether the Principal Payment Condition exists in respect of the related Payment Date or Interim Payment Date.

(b) Termination of Calculation Agent. The Issuer (with the consent of the Majority Holders of all Outstanding Notes) or the Holders of at least 66 2/3% of all Outstanding Notes (by Voting Interests) may at any time terminate the Calculation Agent without cause upon sixty (60) days’ prior notice. If at any time the Calculation Agent shall fail to resign after written request therefor by the Issuer or the Holders of 66 2/3% of all Outstanding Notes (by Voting Interests), or if at any time the Calculation Agent shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Calculation Agent or of its property shall be appointed, or if any public officer shall take charge or Control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Majority Holders of all Outstanding Notes may remove the Calculation Agent and if the same entity serves as both Calculation Agent and Indenture Trustee, such Majority Holders shall also remove the Indenture Trustee as provided in Section 11.9(c). If the Calculation Agent resigns or is removed under the authority of the immediately preceding sentence, then a successor Calculation Agent shall be appointed pursuant to Section 11.9. The Issuer shall give the Note Rating Agency and the Noteholders notice of any such resignation or removal of the Calculation Agent and appointment and acceptance of a successor Calculation Agent. Notwithstanding the foregoing, no resignation, removal or termination of the Calculation Agent shall be effective until the resignation, removal or termination of the predecessor Calculation Agent and until the acceptance of appointment by the successor Calculation Agent as provided herein. Any successor Indenture Trustee appointed shall also be the successor Calculation Agent hereunder, if the predecessor Indenture Trustee served as Calculation Agent and no separate Calculation Agent is appointed. Notwithstanding anything to the contrary herein, the Indenture Trustee may not resign as Calculation Agent unless it also resigns as Indenture Trustee pursuant to Section 11.9(b).

(c) Successor Calculation Agents. Any successor Calculation Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer and to its predecessor Calculation Agent an instrument accepting such appointment under this Indenture, and thereupon the resignation or removal of the predecessor Calculation Agent shall become effective and such successor Calculation Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Indenture, with like effect as if originally named as Calculation Agent. The predecessor Calculation Agent shall deliver to the successor Calculation Agent all documents and statements held by it under this Indenture. The Issuer and the predecessor Calculation Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Calculation Agent all such rights, powers, duties and obligations. Upon acceptance of appointment by a successor Calculation Agent as provided in this Section, the Issuer shall mail notice of the succession of such successor Calculation Agent under this Indenture to all Noteholders at their addresses as shown in the Note Register and shall give notice by mail to the Note Rating Agency. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Calculation Agent, the successor Calculation Agent shall cause such notice to be mailed at the expense of the Administrator.

Section 3.2. Reports by Administrator and Indenture Trustee.

(a) Determination Dates; Determination Date Administrator Reports. The Indenture Trustee shall report to the Administrator, by no later than 2:00 p.m. Eastern Time on the second Business Day before each Payment Date or Interim Payment Date, the amount of Available Funds that will be available to be applied toward New Receivables Funding Amounts or to pay principal on the Class A-2 Notes on the upcoming Payment Date or Interim Payment Date. If the Administrator supplies no information to the Indenture Trustee in its Determination Date Administrator Report concerning New Receivables Funding Amounts or payments on any Class A-2 Note in respect of an Interim Payment Date, then the Indenture Trustee shall apply no Available Funds to pay New Receivables Funding Amounts or to make payment on any Class A-2 Note on such Interim Payment Date. If a Principal Payment Condition exists for any Interim Payment Date, the Administrator must provide a Determination Date Administrator Report to the Indenture Trustee.

By no later than 12:00 p.m. (noon) Eastern Time on the Business Day prior to each Payment Date or Interim Payment Date, the Administrator shall prepare and deliver to the Issuer, the Indenture Trustee, the Calculation Agent, the Administrative Agent and the Paying Agent a report (the “Determination Date Administrator Report”) (in electronic form) setting forth each data item required to be reported by the Calculation Agent to Noteholders and the Note Rating Agency in its Calculation Agent Report pursuant to Section 3.1.

By no later than 3:00 p.m. Eastern Time on the Business Day before each Payment Date or Interim Payment Date, the Administrator shall deliver to the Indenture Trustee and each VFN

Holder a certification, signed by a Responsible Officer of the Servicer, that all Amounts Held for Future Distribution that were required to be restored to the Dedicated Collection Accounts during the preceding Monthly Advance Collection Period were restored when required pursuant to Section 4.2(c).

The Indenture Trustee may rely on the most recent Determination Date Administrator Report provided to the Indenture Trustee by the Administrator (it being understood that the Indenture Trustee shall have no independent duty to verify: (i) the Adjusted Tangible Equity, (ii) the occurrence of the events described in clause (v), (x), (xi) and (xii) of the definition of “Early Amortization Event,” (iii) compliance with clause (vi) of the definition of “Eligible Subservicing Agreement,” and (iv) that all Notes meet the criterion set forth in the last proviso of the definition of “Note Interest Rate.”)

(b) Payment Date Report. By no later than 3:00 p.m. Eastern Time on the Business Day before each Payment Date, the Indenture Trustee shall prepare and deliver to the Issuer, the Calculation Agent, the Administrator, the Paying Agent, the Administrative Agent, each VFN Holder and the Note Rating Agency a report (the “Payment Date Report”) reporting the following for such Payment Date and the Monthly Advance Collection Period preceding such Payment Date:

(i) the amount on deposit in the Collection and Funding Account as of the opening of business on the first day of such Monthly Advance Collection Period;

(ii) the aggregate amount of all Collections deposited into the Collection and Funding Account during such Monthly Advance Collection Period;

(iii) the aggregate amount of Indemnity Payments deposited into the Collection and Funding Account during such Monthly Advance Collection Period;

(iv) the total of all (A) if any Class A-2 Notes is Outstanding, payments in respect of such Class (separately identifying interest and principal paid on Class A-2 Notes) made on the Payment Date and each Interim Payment Date that occurred during the Monthly Advance Collection Period, (B) all New Receivables Funding Amounts paid in respect of Additional Receivables during such Monthly Advance Collection Period separately identifying the portion thereof paid from funds in the Collection and Funding Account and the portion thereof paid using proceeds of fundings of an increase in VFN Principal Balance(s), and (C) all Excess Cash Amounts paid to the Depositor as holder of the Owner Trust Certificate on the Payment Date and each Interim Payment Date that occurred during such Monthly Advance Collection Period;

(v) the amount transferred from the Collection and Funding Account to the Note Payment Account in respect of the Payment Date that occurred during such Monthly Advance Collection Period;

(vi) the amount on deposit in each of the Interest Accumulation Account, the Note Principal Accumulation Account and the Fee Accumulation Account as of the close of business on the last Interim Payment Date before such Payment Date;

(vii) the aggregate amount of Collections received during the Monthly Advance Collection Period;

(viii) the amount of Available Funds for such Payment Date (the sum of the item reported in clause (vi), plus the product of the item reported in clause (vii));

(ix) the amount on deposit in the General Reserve Account, and, if applicable, the amount the Indenture Trustee is to withdraw from the General Reserve Account and deposit into the Note Payment Account on such Payment Date for application to the related Class of Notes;

(x) the amount of each payment required to be made by the Indenture Trustee or the Paying Agent pursuant to Section 4.5 on such Payment Date, including an identification, for each Class of Notes, as applicable, and for all Outstanding Notes in the aggregate, of

(A) any Cumulative Interest Shortfall Amount for each Class of Notes and for all Outstanding Notes in the aggregate;

(B) the Senior Interest Amount for each Class of Notes for the Interest Accrual Period related to such Payment Date;

(C) the Interest Payment Amount for each Class of Notes and for all Outstanding Notes in the aggregate;

(D) the General Reserve Required Amount for each Class of Notes then Outstanding;

(E) the Principal Payment Amount to be paid on such Payment Date on each Class of Outstanding Notes that are in their Amortization Periods; and

(F) the unpaid Note Balance for each Class of Notes and for all Outstanding Notes in the aggregate (before and after giving effect to any principal payments to be made on such Payment Date);

(xi) the amount of Fees to be paid on such Payment Date;

(xii) the Interest Allocation Percentage and the Stressed Time Percentage for such Payment Date;

(xiii)(A) the aggregate Collateral Value of all Facility Eligible Receivables, as of the close of business on the last day of such Monthly Advance Collection Period and as of the close of business on such Payment Date, (B) the amount on deposit in the Collection and Funding Account, the Interest Accumulation Account, the Note Principal Accumulation Account, the Fee Accumulation Account and the Note Payment Account as of the close of business on the last day of such Monthly Advance Collection Period and as of the close of business on such Payment Date, and (C) a calculation demonstrating whether the Collateral Test was satisfied at such time and whether it will be satisfied as of the close of business on such Payment Date after all payments and distributions described in Section 4.5(a); and

(xiv) the Senior Interest Amount, the Senior Cumulative Interest Shortfall Amount and the Subordinated Cumulative Interest Shortfall Amount for each Class of Notes for the Interest Accrual Period related to the upcoming Payment Date.

The Payment Date Report shall also state any other information necessary for the Paying Agent and the Indenture Trustee to make the payments required by Section 4.5(a) and all information necessary for the Indenture Trustee to make available to Noteholders pursuant to Section 3.5.

(c) Interim Payment Date Reports. By no later than 3:00 p.m. Eastern Time on the Business Day before each Interim Payment Date on which there is a VFN Outstanding and on which the Amortization Periods have not yet begun, the Indenture Trustee shall prepare and deliver to the Issuer, the Calculation Agent, the Administrator, the Paying Agent, the Administrative Agent and each VFN Holder a report (an “Interim Payment Date Report”) reporting the following for such Interim Payment Date and the Advance Collection Period preceding such Interim Payment Date:

(i)(A) the amount on deposit in the Collection and Funding Account as of the close of business on the last day before the beginning of such Advance Collection Period and (B) the amounts on deposit in the Interest Accumulation Account, the Note Principal Accumulation Account and the Fee Accumulation Account, as of the close of business on the immediately preceding Payment Date or Interim Payment Date;

(ii) the amount of all Collections deposited into the Collection and Funding Account during such Advance Collection Period;

(iii) the aggregate amount of Indemnity Payments deposited into the Collection and Funding Account during such Advance Collection Period;

(iv) the aggregate amount of deposits into the Collection and Funding Account from the Note Payment Account in respect of the Payment Date, if any, that occurred during such Advance Collection Period;

(v) the total of all (A) payments in respect of each Class A-2 Note (separately identifying interest and principal paid on each Class A-2 Note) made on the Payment Date or Interim Payment Date that occurred during such Advance Collection Period, (B) all New Receivables Funding Amounts that were paid in respect of Additional Receivables during such Advance Collection Period, separately identifying the portion thereof paid from funds on deposit in the Collection and Funding Account and the portion thereof paid using proceeds of an increase in VFN Principal Balance(s), and (C) all Excess Cash Amounts paid to the Depositor as holder of the Owner Trust Certificate on the Payment Date or Interim Payment Date that occurred during such Advance Collection Period;

(vi) the amount transferred from the Collection and Funding Account to the Note Payment Account in respect of the Payment Date, if any, that occurred during such Advance Collection Period;

(vii) the amount of Available Funds for such Interim Payment Date (calculated as the sum of the items reported in clauses (i)(B) and (vi));

(viii) the amount on deposit in the General Reserve Account and the General Reserve Required Amount for the General Reserve Account, and the amount to be deposited into the General Reserve Account on such Interim Payment Date;

(ix) the amounts required to be deposited on such Interim Payment Date into the Interest Accumulation Account, Note Principal Accumulation Account and Fee Accumulation Account, respectively;

(x) the amount of Available Funds to be applied toward the New Receivables Funding Amount of Additional Receivables on the upcoming Interim Payment Date pursuant to Section 4.4(f);

(xi) the amount to be applied to reduce the aggregate VFN Principal Balance on such Interim Payment Date (as reported to the Indenture Trustee by the Administrator);

(xii) the amount of any Excess Cash Amount paid to the Depositor as holder of the Owner Trust Certificate on such Interim Payment Date;

(xiii) the aggregate Collateral Value of all Facility Eligible Receivables as of the end of such Advance Collection Period and as of the close of business on such Interim Payment Date, and the amount on deposit in the Collection and Funding Account, the Interest Accumulation Account, the Note Principal Accumulation Account, the Fee Accumulation Account and the Note Payment Account as of the end of business on the last day of such Advance Collection Period and as of the close of business on such Interim Payment Date; and

(xiv) a calculation demonstrating whether the Collateral Test was satisfied as of the end of business on the last day of such Advance Collection Period and whether it will be satisfied at such time after effecting the payments described in Section 4.4.

(d) No Duty to Verify or Recalculate. Notwithstanding anything contained herein to the contrary, none of the Calculation Agent (except as described in Section 3.4, the Indenture Trustee or the Paying Agent shall have any obligation to verify or recalculate any information provided to them by the Administrator, and may rely on such information in making the allocations and payments to be made pursuant to Article IV.

Section 3.3. Annual Statement as to Compliance; Notice of Default; Agreed Upon Procedures Reports.

(a) Annual Officer’s Certificates.

(i) The Servicer and the Receivables Seller shall each deliver to the Note Rating Agency and the Indenture Trustee, on or before March 31 of each calendar year, beginning in March 31, 2012, an Officer’s Certificate of the Servicer and the Receivables Seller, executed by the chief financial officer, with respect to OLS, and by the chief financial officer of the Parent, with respect to HLSS, stating that (A) a review of the activities of the Servicer or the Receivables Seller and each Subservicer, as the case may be, during the preceding 12-month period ended December 31 (or, in the case of the first such statement, from January 1, 2011 through December 31, 2011) and of its performance under this Indenture and the Receivables Sale Agreement has been made under the supervision of the officer executing the Officer’s Certificate, and (B) the Servicer, the Receivables Seller and each Subservicer have fulfilled all its obligations under this Indenture and the Receivables Sale Agreement in all material respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. For purposes of the Officer’s Certificate that will be delivered on March 31, 2012, OLS, in its capacity as Servicer and Receivables Seller, shall deliver such Officer’s Certificate covering the reporting period from January 1, 2011 through December 31, 2011. For purposes of the Officer’s Certificate that will be delivered on March 31, 2013, OLS, in its capacity as Servicer and Receivables Seller, shall deliver such Officer’s Certificate covering the reporting period from January 1, 2012 through the Effective Date, and HLSS, in its capacity as Servicer and Receivables Seller, shall deliver such Officer’s Certificate covering the reporting period from the Effective Date and thereafter.

(ii) The Administrator shall deliver to the Note Rating Agency and the Indenture Trustee, on or before March 31 of each calendar year, beginning in March 31, 2012, an Officer’s Certificate executed by the chief financial officer of the Administrator, stating that (A) a review of the activities of the Issuer, the Depositor and the Administrator during the preceding 12-month period ended December 31 (or, in the case of the first such statement, from January 1, 2011 through December 31, 2011) and of its performance under this Indenture, the Receivables Sale Agreement and the Receivables Pooling Agreement has been made under the supervision of the officer executing the Officer’s Certificate, and (B) the Administrator has fulfilled all its obligations under this Indenture in all material respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. For purposes of the Officer’s Certificate that will be delivered on March 31, 2012, OFC, in its capacity as administrator prior to the Effective Date, shall deliver such Officer’s Certificate covering the reporting period from January 1, 2011 through December 31, 2011. For purposes of the Officer’s Certificate that will be delivered on March 31, 2013, OFC, in its capacity as administrator prior to the Effective Date, shall deliver such Officer’s Certificate covering the reporting period from January 1, 2012 through the Effective Date, and HLSS, in its capacity as Administrator, shall deliver such Officer’s Certificate covering the reporting period from the Effective Date and thereafter.

(b) Notice of Default. The Calculation Agent shall deliver to the Noteholders, the Indenture Trustee, the Issuer and the Note Rating Agency promptly after a Responsible Officer has obtained actual knowledge thereof, but in no event later than three (3) Business Days thereafter, written notice specifying the nature and status of any Event of Default, Early Amortization Event or other event or occurrence which could have an Adverse Effect.

(c) Annual Regulation AB/USAP Report. The Servicer shall, on or before the last Business Day of the fifth month following the end of each of the Servicer’s fiscal years (December 31), beginning in 2012, deliver to the Indenture Trustee who shall forward to each Noteholder a copy of the results of any Regulation AB required attestation report or Uniform Single Attestation Program for Mortgage Bankers or similar review conducted on the Servicer by its accountants and such other reports as the Servicer may prepare relating to its servicing functions as the Servicer and corresponding reports for each Subservicer.

(d) Agreed Upon Procedures Report. Within 100 days of the end of each calendar quarter of the Servicer and each Subservicer, beginning with the quarter ending in December, 2011, the Servicer and the Subservicer, respectively, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer, the Receivables Seller or the Depositor) (the “Verification Agent”) to furnish, at the Servicer’s or the Subservicer’s expense, a report with respect to the prior calendar quarter to the Indenture Trustee and the Note Rating Agency, (i) to the effect that the Verification Agent has applied certain procedures, agreed upon with the Depositor, the Receivables Seller, the Servicer, the Subservicer and substantially as set forth in Exhibit D hereto, including re-performance of certain accounting procedures performed by the Servicer and the Subservicer pursuant to Designated Servicing Agreements and examination of certain documents and records related to the disbursement and reimbursement of Advances under the related Designated Servicing Agreements and this Indenture and that, on the basis of such agreed-upon procedures, the Verification Agent is of the opinion that the servicing (including the allocation of Collections) has been conducted in compliance with the terms and conditions set forth in Article IV, except for such exceptions as it believes to be immaterial and such other exceptions as shall be set forth in such statement, and (ii) detailing the following items for such calendar quarter:

(A) For a sample of Designated Servicing Agreements for at least three dates during the applicable quarter, a reconciliation of the expected total principal and interest payments in respect of the Mortgage Loans to the amounts on deposit in the related Dedicated Collection Accounts;

(B) Daily receipt clearing reconciliation (three (3) days at a minimum) with respect to a sample of Dedicated Collection Accounts;

(C) A reconciliation of the monthly disbursement clearing account with respect to at least two (2) Funding Dates per calendar quarter;

(D) “Flow of funds” testing for both P&I Advances and Escrow Advances relating to the tracking of funds from clearing account receipt through to deposit into the Collection and Funding Account (three (3) days minimum);

(E) A reconciliation of the servicing system Escrow Advance balance (including all suspense and advance balances) to the balances on deposit in the escrow accounts maintained by the Servicer for a sample of the Designated Servicing Agreements; and

(F) Analysis of recoverable Advances and Receivables and aging of these items.

For purposes of this section, items performed by the Subservicer on behalf of the Servicer will be deemed to have been verified as to the Servicer if such verification procedures have been performed with respect to the Subservicer.

In addition, each report shall set forth the agreed upon procedures performed and the results of such procedures. A copy of such report will be sent by the Indenture Trustee to each Noteholder upon receipt of a written request of the Noteholder. In the event the Verification Agent requires the Indenture Trustee to agree to the procedures performed by the Verification Agent, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Furthermore, in the event that the Verification Agent’s expense in producing a report as required hereunder exceeds the amount reimbursable to it pursuant to Section 4.5(a)(ii) and Section 4.5(a)(xv)(B), such excess shall be payable by the Servicer, at the Servicer’s own expense, upon receipt by the Servicer of written notification of, and request for, such amount from the Verification Agent.

(e) Annual Accountants’ Verification of Determination Date Administrator Reports. Within 100 days after the end of each fiscal year of the Administrator beginning with the fiscal year ending in 2011, the Administrator shall cause the Verification Agent to furnish a report to the Depositor, the Indenture Trustee and the Note Rating Agency, to the effect that they have compared the amounts and percentages set forth in four of the Determination Date Administrator Reports forwarded by the Administrator pursuant to Section 3.2(a) during the period covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by the Administrator which are used to prepare the Determination Date Administrator Reports) which were the source of such amounts and percentages and that on the basis of such comparison, such amounts and percentages are in agreement except as shall be set forth in such report. A copy of such report will be sent by the Indenture Trustee to each Noteholder upon such Noteholder’s written request.

(f) Annual Lien Opinion. Within 100 days after the end of each fiscal year of the Administrator, beginning with the fiscal year ending in 2012, the Administrator shall deliver to the Indenture Trustee and the Administrative Agent an Opinion of Counsel from outside counsel to the effect that the Indenture Trustee has a perfected security interest in the Aggregate Receivables attributable to the Servicing Agreements identified in an exhibit to such opinion as Designated Servicing Agreements, and that, based on a review of UCC search reports (copies of which shall be attached thereto), there are no UCC-1 filings indicating an Adverse Claim with respect to such Receivables that has not been released.

(g) Other Information. In addition, the Administrator shall forward to the Administrative Agent, upon its reasonable request, such other information, documents, records or reports respecting (i) HLSS, OLS or any of their respective Affiliates party to the Transaction Documents, (ii) the condition or operations, financial or otherwise, of HLSS, OLS or any of their respective Affiliates party to the Transaction Documents, (iii) the Designated Servicing Agreements, the related Mortgage Loans and the Receivables or (iv) the transactions contemplated by the Transaction Documents, including access to the Servicer’s and each Subservicer’s management and records. The Administrative Agent shall and shall cause its respective representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Administrative Agent may reasonably determine that such disclosure is consistent with its obligations hereunder; provided, however, that the Administrative Agent may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 3.4. Access to Certain Documentation and Information.

(a) Access to Receivables Information. The Custodians shall provide the Noteholders with access to the documentation relating to the Receivables as provided in Section 2.4(b). In each case, access to documentation relating to the Receivables shall be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Custodians and in a manner that does not unreasonably interfere with a Custodian’s conduct of its regular business. Nothing in this Section 3.4 shall impair the obligation of the Custodians to observe any Applicable Law prohibiting disclosure of information regarding the Trust Estate and the failure of the Custodians to provide access as provided in this Section 3.4 as a result of such obligation shall not constitute a breach of this Section.

Notwithstanding anything to the contrary contained in this Section 3.4, Section 2.4, or in any other Section hereof, the Servicer, on reasonable prior notice, shall permit the Indenture Trustee or any agent or independent certified public accountants selected by the Indenture Trustee, during the Servicer’s normal business hours, and in a manner that does not unreasonably interfere with the Servicer’s conduct of its regular business, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, Designated Servicing Agreements and the Receivables, to make copies and extracts therefrom, and to discuss the Servicer’s affairs, finances and accounts relating to the Mortgage Loans, Designated Servicing Agreements and the Receivables with the Servicer’s officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes the Servicer’s accountants to discuss with such representatives such affairs, finances and accounts), all at such times and as often as reasonably may be requested; provided that the Servicer shall be given reasonable prior notice of any meeting with its accountants and shall have the right to have its representatives present at any such meeting. The Servicer shall at all times have equivalent access rights to the Subservicer. Unless an Event of Default or a Early Amortization Event that has not been waived by the Majority Holders of all Outstanding Notes shall have occurred, or the Notes of any Class have been downgraded below “investment grade” by the Note Rating Agency or the Note Rating Agency shall have withdrawn its rating of any Class of Notes, any out-of-pocket costs and expenses incident to the exercise by the Indenture Trustee or any Noteholder of any right under this Section 3.4 shall be borne by the requesting Noteholder(s). The parties hereto acknowledge that the Indenture Trustee shall not exercise any right pursuant to this Section 3.4 prior to any event set forth in the preceding sentence unless directed to do so by a group of Interested Noteholders, and the Indenture Trustee has been provided with indemnity satisfactory to it by such Interested Noteholders. The Indenture Trustee shall have no liability for action in accordance with the preceding sentence.

In the event that such rights are exercised (i) following the occurrence of an Early Amortization Event that has not been waived by the Majority Holders of each Class of all Outstanding Notes, (ii) following the occurrence of an Event of Default that has not been waived by the Majority Holders of each Class of all Outstanding Notes, or (iii) after the Note Rating Agency has withdrawn its rating of any Class of Notes, while the Notes of any Class have a rating below “investment grade” by the Note Rating Agency, all out-of-pocket costs and expenses incurred by the Indenture Trustee shall be borne by the Receivables Seller. Prior to any such payment, the Receivables Seller shall be provided with commercially reasonable documentation of such costs and expenses. Notwithstanding anything contained in this Section 3.4 to the contrary, in no event shall the books of account, records, reports and other papers of the Servicer, the Receivables Seller, the Depositor or the Issuer relating to the Mortgage Loans, Designated Servicing Agreements and the Receivables be examined by independent certified public accountants at the direction of the Indenture Trustee or any Interested Noteholder pursuant to the exercise of any right under this Section 3.4 more than two times during any 12-month period, unless (A) an Early Amortization Event that has not been waived by the Majority Holders of each Class of all Outstanding Notes has occurred during such twelve-month period, (B) an Event of Default has occurred that has not been waived by the Majority Holders of each Class of all Outstanding Notes during such twelve-month period, or (C) the Notes of any Class have been downgraded below “investment grade” by the Note Rating Agency (without regard to any supplemental credit enhancement) or the Note Rating Agency shall have withdrawn its rating of any Class of Notes, in which case more than two examinations may be conducted during a twelve-month period, but such extra audits shall be at the sole expense of the Noteholder(s) requesting such audit(s).

(b) Access to Issuer. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or any Noteholder, to examine all of its books of account, records, reports, and other papers, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss its affairs, finances and accounts its officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee and the Noteholders shall and shall cause their respective representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder; provided, however, that the Indenture Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder. Without limiting the generality of the foregoing, the Indenture Trustee shall not disclose information to any of its Affiliates or any of their respective directors, officers, employees and agents, that may provide any servicer advance financing to HLSS, the Depositor, the Issuer or any of their Affiliates.

Section 3.5. Indenture Trustee to Make Reports Available.

(a) Monthly Reports on Indenture Trustee’s Website. The Indenture Trustee will make each Determination Date Administrator Report, Payment Date Report and Interim Payment Date Report (and, at its option, any additional files containing the same information in an alternative format) available each month to any interested parties via the Indenture Trustee’s internet website and such other information as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee’s internet website shall initially be located at https://tss.sfs.db.com/investpublic/. Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s investor relations desk at 1-800-735-7777. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and requesting a copy. The Indenture Trustee shall have the right to change the way the Determination Date Administrator Reports, Payment Date Reports and Interim Payment Date Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

(b) Annual Reports. Within sixty (60) days after the end of each calendar year, the Indenture Trustee shall furnish to each Person (upon the written request of such Person), who at any time during the calendar year was a Noteholder a statement containing (i) information regarding payments of principal, interest and other amounts on such Person’s Notes, aggregated for such calendar year or the applicable portion thereof during which such person was a Noteholder and (ii) such other customary information as may be deemed necessary or desirable for Noteholders to prepare their tax returns. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. The Indenture Trustee shall prepare and provide to the Internal Revenue Service and to each Noteholder any information reports required to be provided under federal income tax law, including without limitation IRS Form 1099.

Article IV

The Trust Accounts; Payments

Section 4.1. Trust Accounts.

The Indenture Trustee shall establish and maintain, or cause to be established and maintained, the Trust Accounts, each of which shall be an Eligible Account, for the benefit of the Noteholders. All amounts held in the Trust Accounts shall, to the extent permitted by this Indenture and applicable laws, rules and regulations, be invested in Permitted Investments by the depository institution or trust company then maintaining such Account only upon written direction of the Administrator to the Indenture Trustee; provided, however, that in the event the Administrator fails to provide such written direction to the Indenture Trustee, and until the Administrator provides such written direction, the Indenture Trustee shall not invest funds on deposit in any Trust Account. Funds deposited into a Trust Account on a Business Day after 1:30 p.m. Eastern Time will not be invested until the following Business Day. Investments held in Permitted Investments in the Trust Accounts shall not be sold or disposed of prior to their maturity. Earnings on investment of funds in any Trust Account shall be remitted by the Indenture Trustee upon the Administrator’s request to the account or other location of the Administrator’s designation on the first Business Day of the month following the month in which such earnings on investment of funds is received; provided, that the Indenture Trustee shall be entitled to the benefit of any income or gain in the Trust Accounts for the Business Day immediately preceding each Interim Payment Date or Payment Date, as applicable. Any losses and investment expenses relating to any investment of funds in any Trust Account shall be for the account of the Administrator, which shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments of funds in the related Trust Account) in the related Trust Account promptly upon the realization of such loss. The taxpayer identification number associated with each of the Trust Accounts shall be that of the Issuer, and the Issuer shall report for federal, state and local income tax purposes their respective portions of the income, if any, earned on funds in the relevant Trust Accounts. The Administrator hereby acknowledges that all amounts on deposit in each Trust Account (excluding investment earnings on deposit in the Trust Accounts) are held in trust by the Indenture Trustee for the benefit of the Noteholders, subject to any express rights of the Issuer set forth herein, and shall remain at all times during the term of this Indenture under the sole dominion and control of the Indenture Trustee.

So long as the Indenture Trustee complies with the provisions of this Section 4.1, the Indenture Trustee shall not be liable for the selection of investments or for investment losses incurred thereon by reason of investment performance, liquidation prior to stated maturity or otherwise. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure to be provided with timely written investment direction.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with Applicable Law.

The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be for the Indenture Trustee’s economic self-interest for (a) servicing as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (b) using Affiliates to effect transactions in certain Permitted Investments and (c) effecting transactions in certain Permitted Investments. Such compensation is not payable or reimbursable under this Indenture.

Section 4.2. Collections and Disbursements of Advances by Servicer.

(a) Daily Deposits of Net Proceeds. The Servicer shall deposit all Advance Reimbursement Amounts to its clearing account, and shall cause any Subservicer to deposit any Advance Reimbursement Amounts it collects to its clearing account, within one (1) Business Day after its receipt thereof. The Servicer, for and on behalf of the Indenture Trustee and the Noteholders, shall remit or cause the Subservicer to remit, to either the Collection and Funding Account or to an Eligible Account in the name of the Indenture Trustee, in which no other funds are deposited (the “Initial Collection Account”) all Advance Reimbursement Amounts collected by the Servicer pursuant to any Designated Servicing Agreement, no later than two (2) Business Days after the Servicer’s or the Subservicer’s deposit thereof into its clearing account, and shall, no later than two (2) Business Days thereafter, remit all such Advance Reimbursement Amounts received on or after the Cut-off Date to the Indenture Trustee for deposit into the Collection and Funding Account; provided, however, that if a Designated Servicing Agreement requires the related Servicer to remit such amounts to an Dedicated Collection Account, the Servicer or the Subservicer shall deposit such collections to such Dedicated Collection Account no later than two (2) Business Days after collection thereof by the Servicer or the Subservicer, and shall cause such amounts to be remitted directly from such Dedicated Collection Account(s) to the Initial Collection Account or to the Collection and Funding Account no later than two (2) Business Days after such amounts are deposited into the clearing account. The Indenture Trustee shall deposit to the Collection and Funding Account all Advance Reimbursement Amounts it receives from the Servicer or the Subservicer daily. To the extent the Indenture Trustee receives for deposit Advance Reimbursement Amounts in the Collection and Funding Account later than 2:00 p.m. Eastern Time on a Business Day, such funds shall be deemed to have been received on the following Business Day. Notwithstanding the foregoing, after the Servicer or the Subservicer shall have remitted to the Collection and Funding Account, Advance Reimbursement Amounts in respect of P&I Advances made under a Designated Servicing Agreement in an amount sufficient to reimburse all P&I Advances that were made under such Designated Servicing Agreement using funds other than Amounts Held for Future Distribution, the Servicer or the Subservicer may leave additional Advance Reimbursement Amounts collected with respect to such Designated Servicing Agreement in the related Dedicated Collection Account and use such funds to reimburse Amounts Held for Future Distribution as required pursuant to Section 4.2(c).

(b) Payment Dates. On each Payment Date, the Indenture Trustee shall transfer from the Collection and Funding Account to the Note Payment Account all Available Funds then on deposit in the Collection and Funding Account. Except in the case of Redemption Amounts, which may be remitted by the Issuer directly to the Note Payment Account, none of the Servicer, the Subservicer, the Administrator, the Issuer, the Calculation Agent nor the Indenture Trustee shall remit to the Note Payment Account, and each shall take all reasonable actions to prevent other Persons from remitting to the Note Payment Account, amounts which do not constitute payments, collections or recoveries received, made or realized in respect of the Receivables or the initial cash deposited by the Noteholders with the Indenture Trustee on the date hereof, and the Indenture Trustee will return to the Issuer or the Servicer any such amounts upon receiving written evidence reasonably satisfactory to the Indenture Trustee that such amounts are not a part of the Trust Estate.

(c) Restoration of Amounts Held for Future Distribution. The Servicer generally has the right to remit amounts held for distribution to the MBS Trustee in a future month (“Amounts Held for Future Distribution”) on deposit in each Dedicated Collection Account, to the related MBS Trustee as part of the Servicer’s monthly P&I Advances required under the related Designated Servicing Agreement. The Servicer shall deposit the full amount of any Amount Held for Future Distribution with respect to each Designated Servicing Agreement that were so used by the Servicer, in any month, back into the related Dedicated Collection Account, to the extent not restored already out of Advance Reimbursement Amounts, by no later than the date on which the Servicer would have been required to remit such amount to the related MBS Trustee as a current monthly Mortgage Loan collection, or earlier if so required under the related Servicing Agreement. If the Servicer fails to restore any such Amount Held for Future Distribution at the time when it is required to do so pursuant to this Section 4.2(c), and does not correct such failure within one (1) Business Day, then the Servicer covenants hereunder that it shall no longer use any Amounts Held for Future Distribution in making any of its P&I Advances at any time on or after such failure.

(d) Obligation to Make P&I Advances. The Receivables Seller and the Servicer hereby irrevocably appoint the Holder(s) of any Outstanding VFN with the authority (but no obligation) to make any P&I Advance on the Servicer’s behalf to the extent the Servicer fails to make such P&I Advance when required to do so pursuant to the related Designated Servicing Agreement.

Section 4.3. Funding of Additional Receivables.

(a) Funding Certifications. By no later than 1:00 p.m. Eastern Time on the Business Day prior to each Funding Date, the Administrator shall prepare and deliver to the Issuer, the Indenture Trustee, the Calculation Agent and each VFN Holder a certification (each, a “Funding Certification”) containing a list of each Funding Condition and presenting a yes or no answer beside each indicating whether such Funding Condition has been satisfied and shall state in writing the New Receivables Funding Amount to be funded on that Funding Date.

(b) VFN Draws, Discretionary Paydowns and Permanent Reductions.

(i) By no later than 1:00 p.m. Eastern Time on the Business Day prior to any Interim Payment Date or Payment Date during the Revolving Period on which a Class A-2 Note is Outstanding, the Issuer may deliver, or cause to be delivered, to each Holder of a Class A-2 Note and to the Indenture Trustee a report (a “VFN Note Balance Adjustment Request”) for such upcoming Funding Date, requesting such Holders to fund a VFN Principal Balance increase in the amount specified in such request, which request shall instruct the Indenture Trustee to recognize an increase in the VFN Principal Balance, but not in excess of the Maximum VFN Principal Balance. The VFN Note Balance Adjustment Request shall also state the amount, if any, of any principal payment to be made on the VFNs on the upcoming Interim Payment Date or Payment Date.

(ii) From time to time, but not exceeding once per calendar month, during the Revolving Period, the Issuer may notify the Administrative Agent of a Permanent Reduction in the Maximum VFN Principal Balance by indicating such reduction on the

VFN Note Balance Adjustment Request. Following such Permanent Reduction, the VFN Holders shall only be required to fund increases in the VFN Principal Balance up to such reduced Maximum VFN Principal Balance. Furthermore, following a reduction in the Maximum VFN Principal Balance pursuant to this clause (ii), the Issuer shall not at any time be permitted to request an increase in the Maximum VFN Principal Balance.

(iii) If the related Funding Certification indicates that all Funding Conditions have been met, the VFN Holder shall fund the VFN Principal Balance increase by remitting pro rata (based on such Holder’s percentage of the VFN Principal Balance) the amount stated in the request to the Indenture Trustee by 12:00 p.m. (noon) Eastern Time on the related Funding Date, whereupon the Indenture Trustee shall adjust its records to reflect the increase of the VFN Principal Balance (which increase shall be the aggregate of the amounts received by the Indenture Trustee from VFN Holders) by 2:00 p.m. Eastern Time on such Funding Date, so long as, after such increase and after giving effect to Receivables to be purchased, the Collateral Test will continue to be satisfied, and no Principal Payment Condition will exist thereafter, determined based on the VFN Note Balance Adjustment Request and Determination Date Administrator Report. The Indenture Trustee shall be entitled to rely conclusively on any VFN Note Balance Adjustment Request and the related Determination Date Administrator Report and Funding Certification. The Indenture Trustee shall furnish electronically to the Issuer or its designee and each VFN Holder, notice on such Funding Date as reasonably requested by the Issuer of any increase in the VFN Principal Balance. The Indenture Trustee shall apply and remit any such payment by the VFN Holders toward the payment of the related New Receivables Funding Amount as described in Section 4.3(c).

(c) Payment of New Receivables Funding Amounts.

(i) Subject to its receipt of a duly executed Funding Certification from the Administrator pursuant to Section 4.3(a) stating that all Funding Conditions have been satisfied, the Indenture Trustee shall remit to the Issuer (or the Issuer’s designee), by the close of business Eastern Time on each Funding Date occurring at a time when not all Outstanding Notes are in Amortization Periods, the amount of the aggregate New Receivables Funding Amount for Additional Receivables to be funded on such Funding Date, using the following sources of funding the following order, (i) any funds on deposit in the Collection and Funding Account minus the Required Expense Reserve, (ii) Available Funds allocated for such purpose pursuant to Section 4.5(a)(xvi), and (iii) any amounts paid by VFN Holders in respect of such New Receivables Funding Amount as described in Section 4.3(b); provided that VFN Holders shall have no obligation to fund if, after such funding and after giving effect to Receivables to be purchased, a Principal Payment Condition would be in existence.

(ii) Subject to its receipt of a duly executed Funding Certification from the Administrator pursuant to Section 4.3(a) indicating that all Funding Conditions have been satisfied, and also reporting whether a Principal Payment Condition exists, whether it will exist after all proposed funding activity on the related Funding Date and after giving effect to Receivables to be purchased, the Indenture Trustee shall remit to the Issuer (or the Issuer’s designee) by the close of business on each Interim Payment Date or Payment

Date occurring at any time when not all Outstanding Notes are in Amortization Periods, the amount of the aggregate New Receivables Funding Amount for Additional Receivables to be funded on such Interim Payment Date or Payment Date, using (i) Available Funds allocated for such purpose pursuant to Section 4.5(a)(xvi), and (ii) any amounts paid by VFN Holders in respect of such New Receivables Funding Amount as described in Section 4.3(b).

(iii) Except with respect to P&I Advance Receivables eligible for funding on a Funding Date prior to disbursement of the related P&I Advances pursuant to Section 4.3(e), the Servicer shall not, and the Administrator shall not and shall not permit the Issuer or the Depositor to, request funding for any Receivables except to the extent that the related Advances shall have been disbursed to the related MBS Trustees prior to the receipt of the related New Receivables Funding Amount. Unless and until (i) an Early Amortization Event or an Event of Default shall have occurred which has not been waived or (ii) a VFN Holder or the Majority Holders of all the Notes instruct the Indenture Trustee by a written notice that no portion of the New Receivables Funding Amount may be paid by the Indenture Trustee without first receiving a written certification that all of the related P&I Advances have been previously disbursed by the Seller (a “Cease Pre-Funding Notice”), which may be delivered at any time as deemed necessary by such Holder(s) in the exercise of its or their sole and absolute discretion, the Indenture Trustee may pay the New Receivables Funding Amount for P&I Advances on any Funding Date. If a Cease Pre-Funding Notice has been delivered, then no Receivables may be funded until all the related Advances (including any P&I Advances disbursed on such Funding Date) have been disbursed and the Seller shall have delivered a written certification to such effect to the Indenture Trustee with respect to all related Advances.

(d) P&I Advance Disbursement Account. Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain an Eligible Account in the name of the Issuer as the P&I Advance Disbursement Account. The taxpayer identification number associated with the P&I Advance Disbursement Account shall be that of the Issuer and the Depositor will report for Federal, state and local income tax purposes, the income, if any, on funds on deposit in the P&I Advance Disbursement Account. Subject to Section 4.1, funds on deposit from time to time in the P&I Advance Disbursement Account shall remain uninvested. The Indenture Trustee shall have and is hereby directed by the Issuer to exercise the sole and exclusive right to disburse funds from the P&I Advance Disbursement Account and each of the Servicer, Administrator and Issuer hereby acknowledges and agrees that it shall have no right to provide payment or withdrawal instructions with respect to the P&I Advance Disbursement Account or to otherwise direct the disposition of funds from time to time on deposit in the P&I Advance Disbursement Account.

(e) Pre-Funding of P&I Advances. On any Funding Date during the Revolving Period, the Issuer (or the Administrator on its behalf) may request that all or a portion of the New Receivables Funding Amount be applied in satisfaction of the Servicer’s obligation to make P&I Advances under one or more Designated Servicing Agreements. Prior to (i) the occurrence of an Event of Default or Early Amortization Event or (ii) the receipt by the Indenture Trustee of a Cease Pre-Funding Notice, the Indenture Trustee shall apply the portion of the New Receivables

Funding Amount requested by the Issuer (or the Administrator on its behalf) to “Noteholders’ Amounts” (as defined below) in accordance with this Section 4.3(e). Not later than 12:00 p.m. (noon) Eastern Time on the Business Day preceding each Funding Date, the Issuer (or the Administrator on its behalf) shall deliver a disbursement report (the “Disbursement Report”) to the Indenture Trustee and the Administrative Agent setting forth in reasonable detail (A) the aggregate amount of P&I Advances required to be advanced by the Servicer under each Designated Servicing Agreement on such Funding Date for which the Servicer desires pre-funding in accordance with this Section 4.3(e) (each such amount, a “P&I Advance Amount”), (B) the payment or wiring instructions for the custodial account or accounts relating to each Designated Servicing Agreement with respect to which the Servicer is obligated to disburse P&I Advance Amount on such Funding Date, (C) the Advance Rate and Collateral Value that would apply to each P&I Advance Amount if such P&I Advance Amount were a P&I Receivable (such Collateral Value, the “Noteholders’ Amount”), and (D) a calculation for each P&I Advance Amount of the excess of such P&I Advance Amount over the Noteholders’ Amount (such excess, the “Issuer Amount”). Not later than 11:00 a.m. Eastern Time on each Funding Date, (x) the Issuer (or the Administrator on its behalf) shall deposit to the P&I Advance Disbursement Account in cash or immediately available funds, an amount equal to the sum of the Issuer Amounts with respect to each Designated Servicing Agreement and (y) the Indenture Trustee shall transfer to the P&I Advance Disbursement Account, out of the proceeds of the New Receivables Funding Amount, an amount equal to the sum of the Noteholders’ Amounts with respect to each Designated Servicing Agreement. Not later than 12:00 p.m. (noon) Eastern Time on each Funding Date, the Indenture Trustee will, solely from funds on deposit in the P&I Advance Disbursement Account, remit the P&I Advance Amount with respect to each Designated Servicing Agreement to the applicable custodial accounts listed in the related Disbursement Report. Notwithstanding anything to the contrary contained herein, the Indenture Trustee shall not transfer any funds from the Collection and Funding Account to the P&I Advance Disbursement Account or disburse any P&I Advance Amount on any Funding Date unless it shall have confirmed receipt of the sum of the Issuer Amounts described on the related Disbursement Report.

Section 4.4. Interim Payment Dates.

On each Interim Payment Date, the Indenture Trustee shall allocate and pay or deposit (as specified below) all Available Funds held in the Collection and Funding Account as set forth below, in the following order of priority and in the amounts set forth in the Interim Payment Date Report for such Interim Payment Date:

(a) to the Fee Accumulation Account, the Fee Accumulation Amount for such Interim Payment Date;

(b) to the Interest Accumulation Account, the Interest Accumulation Amount for such Interim Payment Date;

(c) to the General Reserve Account, the amount required to be deposited therein so that, after giving effect to such deposit, the amount standing to the credit of the General Reserve Account shall be equal to the General Reserve Required Amount;

(d) if no Principal Payment Condition exists and no Early Amortization Event shall have occurred, from Available Funds, if and to the extent so directed by the Administrator on behalf of the Issuer, to the Holders of Class A-2 Notes, an amount to be applied to pay down the VFN Principal Balance in an amount equal to the lesser of (i) the amount specified by the Administrator and (ii) the amount necessary to reduce the VFN Principal Balance to zero;

(e) if a Principal Payment Condition (but no Early Amortization Event) shall have occurred, from Available Funds, (A) first, to pay down the VFN Principal Balance equal to the lesser of the amount necessary to (I) cause the Principal Payment Condition to no longer exist or (II) reduce the VFN Principal Balance to zero; and (B) then from remaining Available Funds, concurrently to the Holders of the Class A-1, Class B and Class C Notes, pro rata based on the outstanding Note Balance of each such Class, to reduce their respective Note Balances until the Principal Payment Condition no longer exists;

(f) to be retained in the Collection and Funding Account, the aggregate New Receivables Funding Amount for any Facility Eligible Receivables to be funded on such Interim Payment Date (without duplicating any portion of such New Receivables Funding Amount to be paid using the proceeds of a borrowing on any Class of VFN); provided that no New Receivable Funding Amounts will be released to fund new Receivables under this clause (f) unless the Funding Conditions have been met; and

(g) any Excess Cash Amount to the Depositor as holder of the Owner Trust Certificate it being understood that no such Excess Cash Amounts may be paid to the Depositor under this clause (g) if, after the payment of such cash amounts, the Collateral Test would no longer be satisfied.

Section 4.5. Payment Dates.

(a) On each Payment Date, the Indenture Trustee shall transfer the related Available Funds on deposit in the Collection and Funding Account, the Interest Accumulation Account and the Note Principal Accumulation Account for such Payment Date (to the extent not covered by Available Funds on deposit in the Note Principal Accumulation Account) to the Note Payment Account. On each Payment Date, the Paying Agent shall apply such Available Funds in the following order of priority and in the amounts set forth in the Payment Date Report for such Payment Date:

(i) to the Indenture Trustee (in all its capacities), the Indenture Trustee Fee, and to the Owner Trustee (to the extent not otherwise paid pursuant to the Trust Agreement or the Administration Agreement), the Owner Trustee Fee payable on such Payment Date, plus, (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit) all reasonable out-of-pocket expenses and indemnification amounts owed to the Indenture Trustee (in all capacities) and the Owner Trustee on such Payment Date, from funds in the Fee Accumulation Account, with respect to expenses and indemnification amounts to the extent such expenses and indemnification amounts have been invoiced or noticed to the Administrator and to the extent of amounts on deposit in the Fee Accumulation Account which were deposited into the Fee Accumulation Account on an Interim Payment Date specifically for such items;

(ii) to the Indenture Trustee (in all its capacities), to each Person (other than the Indenture Trustee) entitled to receive Fees on such date, the Fees payable to any such Person with respect to the related Monthly Advance Collection Period or Interest Accrual Period, as applicable, plus, (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit or Increased Costs Limit, as appropriate, and allocated pro rata based on the amounts due to each such Person) all reasonable out-of-pocket expenses and indemnification amounts owed for Administrative Expenses of the Issuer and for Increased Costs or any other amounts due to any VFN Holder pursuant to the Transaction Documents with respect to expenses, indemnification amounts, Increased Costs and other amounts to the extent such expenses, indemnification amounts, Increased Costs and other amounts have been invoiced or noticed to the Administrator and the Indenture Trustee and to the extent such amounts were deposited into the Fee Accumulation Account on a preceding Interim Payment Date;

(iii) to the Holders of the Class A-1 and A-2 Notes, pro rata based on their respective Interest Payment Amount, the Interest Payment Amounts for each such Class, respectively; provided that the aggregate amount paid to the Holders of each of the Class A-1 and Class A-2 Notes, respectively, pursuant to this clause (iii) shall not exceed the Senior Interest Amount for such Class; provided that if the amount of Available Funds on deposit in the Collection and Funding Account on such day is insufficient to pay any amounts in respect of any Class pursuant to this clause (iii), the Indenture Trustee shall withdraw from the General Reserve Account an amount equal to the lesser of the amount then on deposit in the General Reserve Account and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall;

(iv) to the Holders of Class B Notes, the Interest Payment Amount for such Class; provided that the aggregate amount paid to the Holders of the Class B Notes pursuant to this clause (iv) shall not exceed the Senior Interest Amount for such Class; provided, further, that if the amount of Available Funds on deposit in the Collection and Funding Account on such day is insufficient to pay any amounts in respect of Class B pursuant to this clause (iv), the Indenture Trustee shall withdraw from the General Reserve Account an amount equal to the lesser of the amount then on deposit in the General Reserve Account and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall;

(v) to the Holders of Class C Notes, the Interest Payment Amount for such Class; provided that the aggregate amount paid to the Holders of the Class C Notes pursuant to this clause (v) shall not exceed the Senior Interest Amount for such Class; provided, further, that if the amount of Available Funds on deposit in the Collection and Funding Account on such day is insufficient to pay any amounts in respect of Class C pursuant to this clause (v), the Indenture Trustee shall withdraw from the General Reserve Account an amount equal to the lesser of the amount then on deposit in the General Reserve Account and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall;

(vi) Reserved;

(vii) during the Revolving Period only, to the General Reserve Account, any amount required to be deposited therein so that, after giving effect to such deposit, the amount on deposit in the General Reserve Account on such day equals the General Reserve Required Amount;

(viii) during the Revolving Period if no Principal Payment Condition exists and no Early Amortization Event shall have occurred, if and to the extent so directed by the Administrator on behalf of the Issuer, to the Holders of Class A-2 Notes, an amount to be applied to pay down the VFN Principal Balance equal to the lesser of (A) the amount specified by the Administrator and (B) the amount necessary to reduce the VFN Principal Balance to zero;

(ix) during the Revolving Period, if a Principal Payment Condition exists, (A) first, to pay down the VFN Principal Balance equal to the lesser of the amount necessary to (I) cause the Principal Payment Condition to no longer exist or (II) reduce the VFN Principal Balance to zero; and (B) then from remaining Available Funds, concurrently to the Holders of the Class A-1, Class B and Class C Notes, pro rata based on the outstanding Note Balance of each such Class, to reduce their respective Note Balances until the Principal Payment Condition no longer exists;

(x) following the Revolving Period, to the extent the Notes have not been paid in full by the Expected Repayment Date, concurrently to pay principal, (A) first to the Holders of the Class A-1 and Class A-2 Notes pro rata based on the Class Invested Amount for such Classes, respectively, until their respective Note Balances have been reduced to zero, (B) thereafter to the Holders of the Class B Notes until their Note Balance has been reduced to zero; and (C) thereafter to the Holders of the Class C Notes until their Note Balance has been reduced to zero;

(xi) to the Holders of the Class A-1 Notes and Class A-2 Notes pro rata based on their respective Subordinated Interest Amounts, the amount necessary to reduce the accrued and unpaid Subordinated Interest Amounts for each such Class to zero;

(xii) to the Holders of the Class B Notes, the amount necessary to reduce the accrued and unpaid Subordinated Interest Amount for such Class to zero;

(xiii) to the Holders of the Class C Notes, the amount necessary to reduce the accrued and unpaid Subordinated Interest Amount for such Class to zero;

(xiv) Reserved;

(xv) pro rata, based on their respective invoiced or reimbursable amounts and without regard to the applicable Expense Limit, (A) to the Indenture Trustee (in all its capacities) and the Owner Trustee for any amounts payable to the Indenture Trustee and the Owner Trustee pursuant to this Indenture to the extent not paid under clause (i) above, (B) to the Verification Agent for any amounts payable to the Verification Agent pursuant to this Indenture to the extent not paid under clause (ii) above, (C) to the Securities Intermediary for any indemnification amounts owed to the Securities Intermediary as described in Section 4.9; (D) all Administrative Expenses of the Issuer not paid under clause (ii) above; and (E) to the Holders of the Class A-2 Notes to cover Increased Costs or any other amounts payable pursuant to this Indenture or any other Transaction Document and not paid under clause (ii) above;

(xvi) to the Collection and Funding Account, for disbursement to the Issuer (or the Issuer’s designee), the aggregate New Receivables Funding Amount for any Facility Eligible Receivables to be funded on such Payment Date (without duplicating any portion of such New Receivables Funding Amount to be paid using the proceeds of an increase in the VFN Principal Balance); and

(xvii) any Excess Cash Amount to the Depositor as holder of the Owner Trust Certificate to the extent that the Collateral Test would not, following any such payment, be breached; provided that amounts due and owing to the Owner Trustee and not previously paid hereunder or under any other Transaction Document shall be paid prior to such payment.

(b) In addition to the payments specified in Section 4.5(a), in the event the Collateral Test is not satisfied after all such payments have been made, or if an Early Amortization Event shall have occurred (unless such Early Amortization Event shall have been waived), the Indenture Trustee shall withdraw from the General Reserve Account any amount on deposit therein in excess of the General Reserve Required Amount, and shall apply such excess funds to reduce the Note Balance of the Notes pro rata.

(c) On each Payment Date, the Indenture Trustee shall instruct the Paying Agent to pay to each Noteholder of record on the related Record Date the amount to be paid to such Noteholder in respect of the related Note on such Payment Date by wire transfer if appropriate instructions are provided to the Indenture Trustee in writing no later than five (5) Business Days prior to the related Record Date, or, if a wire transfer cannot be effected, by check delivered to each Noteholder of record on the related Record Date at the address listed on the records of the Note Registrar.

(d) On each Payment Date, the Indenture Trustee shall make available, in the same manner as described in Section 3.5, a report stating the amount of all amounts paid to the Indenture Trustee or the Securities Intermediary pursuant to this Section 4.5 on such Payment Date.

Section 4.6. General Reserve Account.

(a) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain a General Reserve Account, which shall be an Eligible Account, for the benefit of the Noteholders. If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. On or prior to the Closing Date, the Issuer shall cause an amount equal to the General Reserve Required Amount to be deposited into the General Reserve Account. Thereafter, on each Payment Date and Interim Payment Date, the Indenture Trustee shall withdraw Available Funds from the Note Payment Account and deposit them into the General Reserve Account pursuant to, and to the extent required by, Section 4.5(a).

(b) Consistent with the limited purposes for which the General Reserve Account is to be established, on each Payment Date, an amount equal to the aggregate of amounts described in clauses (iii) through (vii) of Section 4.5(a) allocable to the related Class, as appropriate, and which is not payable out of Available Funds due to an insufficiency of Available Funds, shall be withdrawn from the General Reserve Account by the Indenture Trustee and remitted for payment in respect of the related Class’ allocable share of such items as described in Section 4.5(a). On any Payment Date on which amounts are withdrawn from the General Reserve Account pursuant to Section 4.5(a), no funds shall be withdrawn from the Collection and Funding Account (or from the Note Payment Account for deposit into the Collection and Funding Account) to pay New Receivables Funding Amounts or amounts to the Issuer pursuant to Section 4.3 if, after giving effect to the withdrawals described in the preceding sentences, the amount then standing to the credit of the General Reserve Account is less than the General Reserve Required Amount. All Collections received in the Collection and Funding Account shall be deposited into the General Reserve Account until the General Reserve Required Amount is reached, as described in Section 4.5.

(c) If on any Payment Date the amount on deposit in the General Reserve Account is equal to or greater than the aggregate Note Balance for all Classes of Notes Outstanding (after payment on such Payment Date of the amounts described in Section 4.5) the Indenture Trustee will withdraw from the General Reserve Account the aggregate Note Balance amount and remit it to the Holders of the Notes in reduction of the aggregate Note Balance for all Classes of Notes Outstanding. On the Stated Maturity Date, the balance on deposit in the General Reserve Account shall be applied as a principal payment on the Notes to the extent necessary to reduce the aggregate Note Balance for all Classes of Notes Outstanding to zero. After payment of all sums payable hereunder with respect to the Notes, any amounts remaining on deposit in the General Reserve Account shall be remitted by the Indenture Trustee to the Depositor, as holder of the Owner Trust Certificate, and shall be released from the Security Interest.

(d) Amounts held in the General Reserve Account shall be invested in Permitted Investments at the direction of the Administrator as provided in Section 4.1.

(e) On any Payment Date, after payment of all amounts pursuant to Section 4.5(a), if the Collateral Test is not satisfied or if an Early Amortization Event shall have occurred (unless such Early Amortization Event shall have been waived), the Indenture Trustee shall withdraw from the General Reserve Account the amount by which the amount standing to the credit of the General Reserve Account exceeds the General Reserve Required Amount, and shall apply such excess to reduce the Note Balances of the Notes pro rata, pursuant to Section 4.5(b). On any other Payment Date, the Indenture Trustee shall withdraw such excess amount from the General Reserve Account and distribute it to the Depositor as holder of the Owner Trust Certificate. Amounts paid to the Depositor or its designee pursuant to the preceding sentence shall be released from the Security Interest.

(f) If on any Funding Date, the amount on deposit in the General Reserve Account is less than the General Reserve Required Amount, then the Administrator may direct the Indenture Trustee to transfer from the Collection and Funding Account to the General Reserve Account an amount equal to the amount by which the General Reserve Required Amount exceeds the amount then on deposit in the General Reserve Account.

Section 4.7. Collection and Funding Account, Interest Accumulation Account, Fee Accumulation Account and Note Principal Accumulation Account.

(a) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Collection and Funding Account, which shall be an Eligible Account, for the benefit of the Noteholders. If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. The Indenture Trustee shall deposit and withdraw Available Funds from the Collection and Funding Account pursuant to, and to the extent required by, Section 4.5.

(b) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Fee Accumulation Account, the Interest Accumulation Account, the Note Principal Accumulation Account, which shall be an Eligible Account, for the benefit of the Noteholders. If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. The Indenture Trustee shall withdraw Available Funds from the Collection and Funding Account and deposit them into each such Trust Account pursuant to, and to the extent required by, Section 4.5.

(c) Consistent with the limited purposes for which each of the Fee Accumulation Account, the Interest Accumulation Account and the Note Principal Accumulation Account are to be established, on each Payment Date, an amount equal to the aggregate of amounts described in Section 4.5(a) shall be withdrawn from each such Trust Account by the Indenture Trustee and remitted for payments as described therein.

(d) The Indenture Trustee shall withdraw, on each Payment Date and Interim Payment Date and add to Available Funds, the amount by which (i) the amount then on deposit in the Fee Accumulation Account exceeds the Fee Accumulation Amount, (ii) the amount then on deposit in the Interest Accumulation Account exceeds the Interest Accumulation Amount, and (iii) during the Amortization Period, the amount by which the amount then on deposit in the Note Principal Accumulation Account exceeds the Note Balance of all Classes of Notes, in each case, after giving effect to all payments required to be made from such Trust Accounts and the Note Payment Account on such date.

(e) If on any Funding Date, (i) the Fee Accumulation Amount exceeds the amount then on deposit in the Fee Accumulation Account; (ii) the Interest Accumulation Amount exceeds the amount then on deposit in the Interest Accumulation Account; or (iii) the Note Principal Accumulation Amount exceeds the amount then on deposit in the Note Principal Accumulation Account, then the Administrator may direct the Indenture Trustee to transfer amounts on deposit in the Collection and Funding Account to the respective Accumulation Account, an amount equal to the amount by which such Accumulation Account exceeds the amount then on deposit in such Accumulation Account.

Section 4.8. Note Payment Account.

(a) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Note Payment Account, which shall be an Eligible Account, for the benefit of the Noteholders. If the Note Payment Account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. The Note Payment Account shall be funded to the extent that (i) the Issuer shall remit to the Indenture Trustee the Redemption Amount for a Class of Notes pursuant to Section 13.1, (ii) the Indenture Trustee shall remit thereto any Available Funds from the Collection and Funding Account pursuant to Section 4.2(b) and (iii) the Indenture Trustee shall transfer amounts from the General Reserve Account pursuant to, and to the extent required by, Section 4.6.

(b) On each Payment Date, an amount equal to the aggregate of amounts described in Section 4.5(a) shall be withdrawn from the Note Payment Account by the Indenture Trustee and remitted to the Noteholders and other Persons or accounts described therein for payment as described in that Section, and upon payments of all sums payable hereunder as described in Section 4.5(a), as applicable, any remaining amounts then on deposit in the Note Payment Account shall be released from the Security Interest and paid to the Issuer.

(c) Amounts held in the Note Payment Account shall be invested in Permitted Investments at the direction of the Administrator as provided in Section 4.1.

Section 4.9. Securities Accounts.

(a) Securities Intermediary. The Issuer and the Indenture Trustee hereby appoint Deutsche Bank National Trust Company, as Securities Intermediary with respect to the Trust Accounts. The Security Entitlements and all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to such account and all proceeds thereof, held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the Indenture Trustee for the benefit of the Noteholders. Upon the termination of this Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Notes or interests therein, the Noteholders and all beneficial owners of Notes shall be deemed to have appointed Deutsche Bank National Trust Company, as Securities Intermediary. Deutsche Bank National Trust Company hereby accepts such appointment as Securities Intermediary.

(i) With respect to any portion of the Trust Estate that is credited to the Trust Accounts, the Securities Intermediary agrees that:

(A) with respect to any portion of the Trust Estate that is held in deposit accounts, each such deposit account shall be subject to the security interest granted pursuant to this Indenture, and the Securities Intermediary shall comply with instructions originated by the Indenture Trustee directing dispositions of funds in the deposit accounts without further consent of the Issuer and otherwise shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(B) the sole assets permitted in the Trust Accounts shall be those that the Securities Intermediary agrees to treat as Financial Assets;

(C) any portion of the Trust Estate that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has “control” (as defined in the UCC); and

(D) it will use reasonable efforts to promptly notify the Indenture Trustee and the Issuer if any other Person claims that it has a property interest in a Financial Asset in any Trust Account and that it is a violation of that Person’s rights for anyone else to hold, transfer or deal with such Financial Asset.

(ii) The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Indenture treat the Indenture Trustee as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, (B) any portion of the Trust Estate in respect of any Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to any Trust Account be registered in the name of the Issuer or the Administrator, payable to the order of the Issuer or the Administrator or specially endorsed to any of such Persons.

(iii) If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Issuer or the Administrator or any other Person. If at any time the Indenture Trustee notifies the Securities Intermediary in writing that this Indenture has been discharged in accordance herewith, then thereafter if the Securities Intermediary shall receive any order from the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person.

(iv) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Account or any Financial Asset or Security Entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets and Security Entitlements credited to the Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee in the case of the Trust Accounts.

(v) There are no other agreements entered into between the Securities Intermediary in such capacity, and the Securities Intermediary agrees that it will not enter into any agreement with, the Issuer, the Administrator, or any other Person (other than the Indenture Trustee) with respect to any Trust Account. In the event of any conflict between this Indenture (or any provision of this Indenture) and any other agreement now existing or hereafter entered into, the terms of this Indenture shall prevail.

(vi) The rights and powers granted herein to the Indenture Trustee have been granted in order to perfect its interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will not be affected by the bankruptcy of the Issuer, the Administrator or the Receivables Seller nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the interest of the Indenture Trustee in the Trust Accounts and in such Security Entitlements, has been terminated pursuant to the terms of this Indenture and the Indenture Trustee has notified the Securities Intermediary of such termination in writing.

(b) Definitions; Choice of Law. Capitalized terms used in this Section 4.8 and not defined herein shall have the meanings assigned to such terms in the New York UCC. For purposes of Section 8-110(e) of the New York UCC, the “securities intermediary’s jurisdiction” shall be the State of New York.

(c) Limitation on Liability; Indemnification. None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Noteholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, on its face, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. Pursuant to Section 4.9, the Trust Estate shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Indenture and carrying out it duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Indenture and any earlier resignation or removal of the Securities Intermediary.

Section 4.10. Notice of Adverse Claims.

Except for the claims and interests of the Noteholders in the Trust Accounts, the Securities Intermediary has no actual knowledge of any claim to, or interest in, any Trust Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trust Account or in any financial asset carried therein of which a Responsible Officer of the Securities Intermediary has actual knowledge, the Securities Intermediary will promptly notify the Noteholders, the Indenture Trustee and the Issuer thereof.

Section 4.11. No Gross Up.

No Person, including the Issuer, shall be obligated to pay any additional amounts to the Noteholders or Note Owners as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges. In addition, the Indenture Trustee will withhold on payments of Fees to Non-U.S. Noteholders unless such Noteholder provides a correct, complete and executed U.S. Internal Revenue Service Form W-8ECI or is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation on U.S. source Fees and such Non-U.S. Noteholder provides a correct, complete and executed U.S. Internal Revenue Service Form W-8BEN. The Indenture Trustee may rely on such U.S. Internal Revenue Service Form W-8ECI or W-8BEN to evidence the Noteholders’ eligibility.

Section 4.12. Early Amortization Events.

Upon the occurrence of an Early Amortization Event, with respect to the Notes, the Revolving Period for all Classes of the Notes shall automatically terminate, unless the Holders of 100% of the Notes notify the Indenture Trustee that they wish to continue the Revolving Period.

Section 4.13. Increased Costs.

(a) If any requirement of any law, rule, regulation or order applicable to a Holder of a Note (a “Requirement of Law”), any change thereof or any change in the interpretation or application thereof or compliance by such Holder with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:

(i) shall subject such Holder to any tax of any kind whatsoever with respect to its Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Holder as a result of any present or former connection between such Holder and the United States, other than any such connection arising solely from such Holder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture) or change the basis of taxation of payments to such Holder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Holder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(ii) shall impose on such Holder any other condition;

and the result of any of the foregoing is to increase the cost to such Holder, by an amount which such Holder deems to be material, of continuing to hold its Note or to reduce any amount due or owing hereunder in respect thereof, or (in the case of any change in a Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Holder or any Person controlling such Holder with any request or directive regarding capital adequacy (whether or not having the force of law) from any governmental or quasi-governmental authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Holder’s or such controlling Person’s capital as a consequence of its obligations as a Holder of a Variable Funding Note to a level below that which such Holder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Holder’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Holder to be material, then, in any such case, such Holder shall invoice the Administrator for such additional amount or amounts as calculated by such Holder in good faith as will compensate such Holder for such increased cost or reduced amount, and such invoiced amount shall be payable to such Holder subject to the Increased Costs Limit on the Payment Date immediately following the next Determination Date following such invoice, in accordance with Section 4.5(ii); provided that any amount of Increased Costs in excess of the Increased Costs Limit shall be payable to such Holder on the Payment Date immediately following the next Determination Date following such invoice in accordance with Section 4.5(xv).

(b) The “Increased Costs Limit” for each Holder related to the Increased Costs to such Holder of Notes equals such Holder’s pro rata percentage (based on the Note Balance of such Holder’s Notes) of 0.10% of the average aggregate Note Balance for all Classes of Notes Outstanding for any twelve-month period. Increased Costs due to a Holder under this Section 4.13 shall be payable on a Payment Date only to the extent invoiced to the Indenture Trustee prior to the related Determination Date.

Article V

Note Forms

Section 5.1. Forms of Notes.

(a) Forms Generally. Each of the Term Notes shall be substantially in the form attached hereto as Exhibit A-1 and the Class A-2 Notes shall be substantially in the form attached hereto as Exhibit A-2. Each of the Notes shall be issued as Definitive Notes and shall not be exchangeable for Book-Entry Notes.

The Notes shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes.

(b) Issuer Certificate. Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to an Issuer Certificate, the Issuer will deliver to the Indenture Trustee the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby. Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or by delivery of a Certificate of Authentication to the Issuer.

(c) Amount; Security. The Note Balance of the Notes which may be authenticated and delivered under this Indenture is limited to (i) for the Term Notes of any Class, the Initial Note Balance for such Class and (ii) for the VFN Note, the Maximum VFN Principal Balance. Each Class of Notes will be secured by the Trust Estate.

(d) Classes; Priority. The Notes shall be issued in four Classes as set forth in this Indenture. All Notes of each Class under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to such Class without preference, priority or distinction on account of (i) the actual time of the authentication and delivery, or (ii) Stated Maturity Date of the Notes of such Class, except as otherwise specified herein; provided, that Notes belonging to a Class may be entitled to specified payment priorities over other Classes of Notes as set forth herein; provided, further, that (A) payments of principal with respect to the Class B Notes may be subordinated to payments of principal on the Class A Notes and (B) payments of principal with respect to the Class C Notes may be subordinated to payments of principal on the Class A Notes and the Class B Notes; provided, further, that the Class B Notes and the Class C Notes may be repaid in full from proceeds of the issuance of new notes or otherwise from sources other than Receivables collections at any time. Funds other than collections on Receivables may be directed by the Issuer to pay the principal balance of the Class B Notes and/or the Class C Notes on any date.

(e) Denominations. The Notes of each Class shall be issued in such denominations in denominations of $1,000,000 and integral multiples of $1,000 in excess thereof. The Note Balance for each Class of the Term Notes shall remain fixed during the Revolving Period, subject to the occurrence of a Principal Payment Condition, except with respect to a permitted refinancing or payoff of the Class B Notes and the Class C Notes as provided in clause (d) above.

Section 5.2. Execution, Authentication and Delivery and Dating.

(a) The Notes will be executed on behalf of the Issuer by an Issuer Authorized Officer, by manual or facsimile signature. Notes bearing the manual or facsimile signatures of individuals who were at any time an Issuer Authorized Officer will bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication; and the Indenture Trustee will authenticate and deliver such Notes as provided in this Indenture and not otherwise; provided that before any such authentication and delivery, the Indenture Trustee shall be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.3, the Issuer Certificate and any other opinion or certificate relating to the issuance of the Class of Notes required to be furnished hereunder; and provided, further, that the Indenture Trustee will not be required to authenticate such Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(c) Unless otherwise provided in the form of Note for any Class, all Notes will be dated the date of their authentication.

(d) No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(e)(i) Rule 144A Notes. Notes offered and sold in reliance on the exemption from registration under Rule 144A (each, a “Rule 144A Note”) shall be issued initially in the form of one or more permanent Definitive Notes in fully registered form. The aggregate principal amounts of the Rule 144A Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee as hereinafter provided.

Section 5.3. Form of Indenture Trustee’s Certificate of Authentication.

The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Dated: , 20[ ]	DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee,

By:
Authorized Signatory [of the Indenture Trustee]

Section 5.4. Definitive Notes.

(a) Issuance of Notes. Upon the issuance of the Notes, the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 5.2 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 5.2, authenticate and deliver one or more Definitive Notes, which will represent, and will be denominated in an amount equal to the aggregate, Initial Note Balance of the Outstanding Notes of each Class.

Article VI

The Notes

Section 6.1. Registration, Transfer and Exchange.

(a) Note Register. The Indenture Trustee, acting as Note Registrar (in such capacity, the “Note Registrar”), shall keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Notes and in which the Note Registrar shall record any transfer of Notes. Any such register will be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers will be available for inspection by the Indenture Trustee at the Corporate Trust Office. The entries in the register shall be conclusive (provided, however, that any failure to make a recordation or any error in such recordation shall be corrected by the Note Registrar upon notice or discovery thereof), and the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agents of any of them, may treat a Person in whose name a Note is registered as the owner of such Note for the purpose of receiving payments in respect of such Note and for all other purposes, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent or any agent of any of them, shall be affected by notice to the contrary.

(b) Exchange of Notes. Subject to Section 5.4, upon surrender for transfer of any Note of any Class at the Place of Payment, the Issuer will execute, and, upon receipt of such surrendered Note, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of such Class of any authorized denominations, of a like aggregate Initial Note Balance and Stated Maturity Date and of like terms and form. Subject to Section 5.4, Notes of any Class may be exchanged for other Notes of such Class of any authorized denominations, of a like aggregate Initial Note Balance and Stated Maturity Date and of like terms and form, upon surrender of the Notes to be exchanged at the Place of Payment. Whenever any Notes are so surrendered for exchange, the Issuer will execute, and the Indenture Trustee or the related Authenticating Agent will authenticate and deliver the Notes which the Noteholders making the exchange are entitled to receive.

(c) Issuer Obligations. All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(d) Endorsement of Notes to be Transferred or Exchanged. Every Note presented or surrendered for transfer or exchange will (if so required by the Issuer, the Note Registrar or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent’s Medallion Program (“STAMP”) .

(e) No Service Charge. Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be assessed against any Noteholder for any transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes before the transfer or exchange will be complete, other than exchanges pursuant to Section 5.4 not involving any transfer.

(f) Deemed Representations by Transferees of the Notes. Each transferee (including the Initial Holder or Owner) of a Note or of a beneficial interest therein shall be deemed, by accepting such Note or beneficial interest, to have made all the certifications, representations and warranties set forth in the Transferee Certificate attached to Exhibit B attached hereto.

(g) Conditions to Transfer. No sale, pledge or other transfer (a “Transfer”) of any Notes shall be made unless that Transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification. If a Transfer is made without registration under the Securities Act (other than in connection with the initial issuance thereof by the Issuer), then the Note Registrar and the Administrator, on behalf of the Issuer, shall refuse to register such Transfer unless the Issuer and the Note Registrar receives either:

(i) a certificate from the prospective transferee substantially in the form attached as Exhibit B hereto; or

(ii) an Opinion of Counsel reasonably satisfactory to the Issuer and the Note Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Estate or of the Issuer, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certifications as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer or such Noteholder’s prospective transferee on which such Opinion of Counsel is based.

None of the Administrator, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note without registration or qualification. Any Holder of a Note desiring to effect such a Transfer shall, and upon acquisition of such a Note shall be deemed to have agreed to, indemnify the Indenture Trustee, the Note Registrar, the Administrator, the Servicer, the Receivables Seller and the Issuer against any liability that may result if the Transfer is not so exempt or is not made in accordance with the Securities Act and applicable state securities laws.

In connection with any Transfer of Notes in reliance on Rule 144A, the Administrator shall furnish upon request of a Noteholder to such Holder and any prospective purchaser designated by such Noteholder the information required to be delivered under paragraph (d)(4) of Rule 144A.

In the event that a Note is transferred to a Person that does not meet the requirements of this Section 6.1, such transfer will be of no force and effect, will be void ab initio, and will not operate to transfer any right to such Person, notwithstanding any instructions to the contrary to the Issuer, the Indenture Trustee or any intermediary; and the Indenture Trustee shall not make any payment on such Note for as long as such Person is the Holder of such Note and the Indenture Trustee shall have the right to compel such Person to transfer such Note to a Person who does meet the requirements of this Section 6.1.

(h) Transfer of Rule 144A Notes. In the event of any Transfer of a Rule 144A Note, a Rule 144A Note Transfer Certificate shall be provided prior to the Note Registrar’s registration of such Transfer.

(i) ERISA Restrictions. The Note Registrar shall not register the Transfer of any Definitive Note unless the prospective transferee has delivered to the Indenture Trustee a certification to the effect that either (i) it is not, and is not acquiring the Notes for, an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a plan described in section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, an entity which is deemed to hold the assets of any such employee benefit plan or plan pursuant to 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA, or a governmental or church plan which is subject to any U.S. federal, state or local law that is similar to Title I of ERISA or section 4975 of the Code, or (ii) its acquisition and holding of the Notes will satisfy the requirements of Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a qualified professional asset manager), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments in bank collective investment funds), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or the statutory prohibited transaction exemption for service providers set forth in Section 408(b)(17) of ERISA or a similar class or statutory exemption and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental or church plan, will not violate any such similar U.S. federal, state or local law). Each transferee of a Book Entry Note or beneficial interest therein shall be deemed by accepting such Note or beneficial interest to have made the applicable representation in either clause (i) or (ii) above.

(j) No Liability of Indenture Trustee for Transfers. To the extent permitted under Applicable Law, the Indenture Trustee shall be under no liability to any Person for any registration of transfer of any Note that is in fact not permitted by this Section 6.1 or for making any payments due to the Noteholder thereof or taking any other action with respect to such Noteholder under the provisions of this Indenture so long as the transfer was registered by the Indenture Trustee in accordance with the requirements of this Indenture.

(k) No Transfers to Indenture Trustee. Under no circumstances shall a Note issued hereunder be sold or transferred to, or otherwise purchased or held by, the Indenture Trustee, in its individual capacity or any other capacity, or any of its Affiliates, and any attempted sale or transfer to, or purchase by, the Indenture Trustee or any of its Affiliates of any Note shall be void ab initio.

Section 6.2. Mutilated, Destroyed, Lost and Stolen Notes.

(a) If (i) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Issuer, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar or the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer will execute and upon its request the Indenture Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Class, Stated Maturity Date and Initial Note Balance, bearing a number not contemporaneously Outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note on a Payment Date in accordance with Section 4.5.

(c) Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d) Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

(e) The provisions of this Section are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 6.3. Payment of Interest; Interest Rights Preserved; Withholding Taxes.

(a) Unless otherwise provided with respect to any Note, interest payable on any Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b) Subject to Section 6.3(a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c) The right of any Noteholder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Code or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder. In addition, in order to receive payments on its Notes free of United States federal withholding and backup withholding tax, each Holder shall timely furnish the Indenture Trustee on behalf of the Issuer, (1) any applicable IRS Form W-9, W-8BEN, W-8ECI or W-8IMY (with any applicable attachments) and (2) any documentation that is required under Section 1471 or 1472 of the Code to enable the Issuer, the Indenture Trustee and any other agent of the Issuer to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or beneficial interest therein, in each case, prior to the first Payment Date after such Holder’s acquisition of Notes and at such time or times that the Indenture Trustee on behalf of the Issuer or their respective agents may reasonably request and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. In the event that either (i) the documentation delivered pursuant to clause (2) of the immediately preceding sentence fails to establish a complete exemption from withholding of amounts under Sections 1471 and 1472 of the Code or (ii) no such documentation is delivered, the Issuer shall not be obligated to pay any additional amounts to any Noteholder in respect of any such withholding imposed under Section 1471 or 1472 of the Code. Each Holder will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Holder or if required by Applicable Law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury.

Section 6.4. Determination of LIBOR and Note Interest Rates.

(a) On each LIBOR Determination Date, the Administrative Agent will determine the arithmetic mean of the London Interbank Offered Rate (“LIBOR”) quotations for one-month eurodollar deposits (“One-Month LIBOR”) for the next succeeding Interest Accrual Period for the Notes on the basis of the Reference Banks’ offered LIBOR quotations provided to the Administrative Agent as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, “Reference Banks” means leading banks engaged in transactions in eurodollar deposits in the international eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Page LIBOR01 for the LIBOR Determination Date in question and (iii) which have been designated as such by the Administrative Agent and are able and willing to provide such quotations to the Administrative Agent for each LIBOR Determination Date; and “Reuters Page LIBOR01” means the rates for deposits in United States dollars which appear on Page LIBOR01 of the Reuters Service (or such other page as may replace such page on that service for the purpose of displaying comparable rates). If any Reference Bank should be removed from the Reuters Page LIBOR01 or in any other way fails to meet the qualifications of a Reference Bank, the Calculation Agent may, in its sole discretion, designate an alternative Reference Bank.

(b) If, for any LIBOR Determination Date, two or more of the Reference Banks provide offered One-Month LIBOR quotations on the Reuters Page LIBOR01, One-Month LIBOR for the next succeeding Interest Accrual Period for the Notes will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

(c) If, for any LIBOR Determination Date, only one or none of the Reference Banks provides such offered One-Month LIBOR quotations for the next applicable Interest Accrual Period, One-Month LIBOR for the next Interest Accrual Period for the Notes will be the higher of (i) One-Month LIBOR as determined for the previous LIBOR Determination Date and (ii) the Reserve Interest Rate. The “Reserve Interest Rate” on any date of determination will be the rate per annum that the Administrative Agent determines to be (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month eurodollar lending rate that New York City banks selected by the Administrative Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London Interbank market or (B) in the event that the Administrative Agent is unable to determine such arithmetic mean, the lowest one-month eurodollar lending rate that the New York City banks so selected by the Administrative Agent are quoting on such LIBOR Determination Date to leading European banks.

(d) If, on any LIBOR Determination Date, the Administrative Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in clause (c), One-Month LIBOR for the next applicable Interest Accrual Period will be One-Month LIBOR as determined for the previous LIBOR Determination Date.

(e) Notwithstanding the foregoing, One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period on the Notes for two consecutive LIBOR Determination Dates. If, under the priorities described above, One-Month LIBOR for an Interest Accrual Period on the Notes would be based on One-Month LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Administrative Agent shall select an alternative index used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party, and this alternative index shall constitute One-Month LIBOR for the next succeeding Interest Accrual Period.

(f) The Notes will accrue Interest at the Note Interest Rate. On any day on which an Early Amortization Event or an Event of Default shall have occurred and shall be continuing at the opening of business on such day, or on any day after the Expected Repayment Date the Note Interest Rate for the Notes shall equal the Default Rate. If the Note Interest Rate for the Notes is based on the Conduit Cost of Funds Rate for any Interest Accrual Period then, at least one Business Day prior to the Determination Date for the Payment Date following such Interest Accrual Period, the Administrative Agent shall notify the Administrator, the Indenture Trustee and the Calculation Agent as to the Note Interest Rate applicable to the Notes during such Interest Accrual Period, to enable the Indenture Trustee and the Administrative Agent to calculate the Interest Payment Amount for the Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(g) For purposes of reserving amounts in the Interest Accumulation Account during any Advance Collection Period in respect of the Notes, the Administrator, the Issuer and the Indenture Trustee shall assume that the Note Interest Rate applicable to the Notes equals One-Month LIBOR plus the applicable Margin, unless otherwise instructed in writing by the Administrative Agent to assume a different Note Interest Rate for the Notes for any Interest Accrual Period, on or before the LIBOR Determination Date preceding the beginning of that Interest Accrual Period. The Administrative Agent shall notify the Administrator, the Issuer and the Indenture Trustee via e-mail sent to e-mail addresses designated in writing by such Persons to the Administrative Agent, of its determination of One-Month LIBOR or the Conduit Cost of Funds Rate, as applicable, for any Interest Accrual Period, no later than the last Business Day before the beginning of such Interest Accrual Period.

(h) The establishment of One-Month LIBOR, the Conduit Cost of Funds Rate or the Base Rate by the Administrative Agent and the Administrative Agent’s subsequent calculation of the Note Interest Rates on the Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 6.5. Persons Deemed Owners.

The Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Indenture Trustee or the Note Registrar may treat the Person in whose name the Note is registered in the Note Registrar as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 6.3) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar, or any agent of the Issuer, the Indenture Trustee, or the Note Registrar, respectively, will be affected by notice to the contrary.

Section 6.6. Cancellation.

All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, will be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Indenture Trustee. No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures.

Article VII

Satisfaction and Discharge; Cancellation of Notes Held by the Issuer or Depositor or Originator

Section 7.1. Satisfaction and Discharge of Indenture.

This Indenture will cease to be of further effect with respect to the Notes (except as to any surviving rights of transfer or exchange of Notes of any Class expressly provided for herein or in the form of Note for that Class), and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) all Notes theretofore authenticated and delivered (other than (i) Notes of any Class which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 6.2, and (ii) Notes of any Class for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from that trust) have been delivered to the Indenture Trustee canceled or for cancellation;

(b) the Issuer has paid or caused to be paid all sums payable hereunder (including payments to the Indenture Trustee pursuant to Section 11.7 and amounts payable to the Securities Intermediary pursuant to Section 4.9) with respect to the Notes or in respect of Fees and any and all other amounts due and payable pursuant to this Indenture; and

(c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Administrator to the Indenture Trustee with respect to the Notes under Section 11.7 and of the Issuer to the Securities Intermediary under Section 4.9, and the obligations and rights of the Indenture Trustee under Section 7.2 and Section 11.3, respectively, will survive such satisfaction and discharge.

Section 7.2. Application of Trust Money.

All money and obligations deposited with the Indenture Trustee pursuant to Section 7.1 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it or the Paying Agent, in accordance with the provisions of the Class of Notes in respect of which it was deposited and this Indenture, to the payment to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee or the Paying Agent.

Section 7.3. Cancellation of Notes Held by the Issuer, the Depositor or the Receivables Seller.

If the Issuer, the Receivables Seller, the Depositor or any of their respective Affiliates holds any Notes, that Holder may, by notice from that Holder to the Indenture Trustee, cause the Notes to be repaid and canceled, whereupon the Notes will no longer be Outstanding.

Article VIII

Events of Default and Remedies

Section 8.1. Events of Default.

“Event of Default” means, any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default (which default continues for a period of two (2) Business Days following written or electronic notice from the Indenture Trustee or the Administrative Agent), in the payment (i) of any principal, interest or any Fees due and owing on any Payment Date, or (ii) in full of all accrued and unpaid interest and the Outstanding Note Balance of the Notes of any Class on or before the Stated Maturity Date;

(b) the Servicer or a Subservicer shall fail to comply with the deposit and remittance requirements set forth in any Designated Servicing Agreement (subject to any cure period provided therein) or Section 4.2(a) (and such failure under Section 4.2(a) continues unremedied for a period of two (2) Business Days after a Responsible Officer of the Servicer or a Subservicer obtains actual knowledge of such failure, or receives written notice from the Indenture Trustee or any Noteholder of such failure);

(c) any failure by the Administrator to deliver any Determination Date Administrator Report pursuant to Section 3.2 which continues unremedied for a period of two (2) Business Days after a Responsible Officer of the Administrator shall have obtained actual knowledge of such failure, or shall have received written or electronic notice from the Indenture Trustee or any Noteholder of such failure;

(d) the Issuer, the Receivables Seller, the Servicer (itself or acting through a Subservicer), the Depositor or the Administrator shall materially breach or default in the due observance or performance of any of its covenants or agreements in this Indenture or any other Transaction Document (subject to any cure period provided therein), other than an obligation of the Receivables Seller to make an Indemnity Payment following a breach of a representation or warranty with respect to such Receivable pursuant to Section 4(b) or Section 5(b) of the Receivables Sale Agreement, and any such default shall continue for a period of thirty (30) days after the earlier to occur of (i) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator, as applicable, or (ii) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Indenture Trustee or any Noteholder to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator; provided, that a breach of Section 7(a) of the Receivables Sale Agreement, or Section 7(b) of the Receivables Pooling Agreement shall be an automatic Event of Default;

(e) if any representation or warranty of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator made in this Indenture or any other Transaction

Document (other than under Section 4(b) or Section 5(b) of the Receivables Sale Agreement) shall prove to have been breached in any material respect as of the time when the same shall have been made or deemed made, and, if capable of remedy by payment of an Indemnity Payment or otherwise, continues uncured and unremedied for a period of thirty (30) days after the earlier to occur of (i) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator, as applicable, or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Depositor or the Administrator, as applicable, and would have a material adverse effect on the rights or interests of the Noteholders;

(f)(i) any failure of the Receivables Seller to pay the related Indemnity Payment following breach of a representation or warranty as set forth in the Receivables Sale Agreement, or (ii) any failure on the part of the Receivables Seller, the Administrator, the Servicer, a Subservicer or the Depositor duly to observe or perform any other covenants or agreements of the Receivables Seller, the Administrator, the Servicer or the Depositor set forth in the Notes, this Indenture, or any of the other Transaction Documents which failure in the case of a breach of covenant only, continues unremedied for a period of thirty (30) days after the earlier to occur of (x) actual discovery by a Responsible Officer of the Receivables Seller, the Administrator, the Servicer, a Subservicer, the Depositor or the Issuer, respectively (provided, that a breach of Section 7(a) of the Receivables Sale Agreement or Section 7(b) of the Receivables Pooling Agreement, respectively, (prohibiting the Receivables Seller, the Servicer or the Depositor, as applicable, from causing or permitting Insolvency Proceedings with respect to the Depositor or the Issuer, as applicable) shall be an automatic Event of Default) or (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Receivables Seller, the Administrator, the Servicer or the Depositor, respectively;

(g) failure of the Collateral Test at the end of any Advance Collection Period or at the close of business on the Determination Date for any Payment Date, Interim Payment Date or Funding Date (in each case assuming that all payments and fundings described in the reports delivered in respect of the related Determination Date are paid and funded), any date on which additional Notes are issued, any date on which the VFN Principal Balance is increased, any date on which a Designated Servicing Agreement is added to or removed from the Trust Estate, or any date on which a Receivable becomes ineligible by virtue of an Unmatured Default or notice of a monetary claim as described in clause (a)(ii) of the definition of “Facility Eligible Servicing Agreement”; provided, however, that if such failure results solely from Receivables no longer being Facility Eligible Receivables because of an Unmatured Default or monetary claim, such failure shall become an Event of Default only if it continues unremedied for a period of thirty (30) days following the Servicer’s Responsible Officer’s receipt of such notice of or obtaining such actual knowledge;

(h) an involuntary case or other proceeding under the U.S. federal bankruptcy laws, as now or hereafter in effect shall be commenced against the Issuer or any substantial part of its property, or a petition shall be filed against the Issuer under the U.S. federal bankruptcy laws, as now or hereafter in effect, or any other present or future U.S. federal, state or non-U.S. bankruptcy, insolvency or similar law, seeking the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Issuer or for any substantial part of its property, or the winding up or liquidation of the affairs of the Issuer and (i) such case or proceeding shall continue undismissed or unstayed and in effect for a period of sixty (60) days or (ii) an order for relief in respect of the Issuer shall be entered in such case or proceeding under such laws or a decree or order granting such other requested relief shall be granted;

(i) the commencement by the Issuer of a voluntary case under the U.S. federal bankruptcy laws, as now or hereafter in effect, or any other present or future U.S. federal, state or foreign bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer, of an assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due or the taking of any action by the Issuer in furtherance of any of the foregoing;

(j) the occurrence of an Insolvency Event as to the Administrator, the Receivables Seller, the Servicer, a Subservicer or the Depositor;

(k) the Issuer or the Trust Estate shall have become subject to registration as an “investment company” within the meaning of the Investment Company Act as determined by a court of competent jurisdiction in a final and non-appealable order;

(l) the Depositor sells, transfers, pledges or otherwise disposes of the Owner Trust Certificate (except to an Affiliate of the Depositor), whether voluntarily or by operation of law, foreclosure or other enforcement by a Person of its remedies against the Receivables Seller, the Servicer or the Depositor, except pursuant to a merger, consolidation or a sale of all or substantially all the assets of the Receivables Seller, the Servicer or the Depositor in a transaction not prohibited by Section 10.4; or

(m) an event of default under any full-recourse, term loan facility under which a Subservicer, HLSS or Home Loan Servicing Solutions, Ltd. is borrower, including, without limitation, the loan facility evidenced by that certain Senior Secured Term Loan Facility Agreement.

Upon the occurrence of any such event none of the Administrator, the Servicer, each Subservicer nor the Depositor shall be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Indenture, and each of the Administrator, the Servicer and the Depositor shall provide the Indenture Trustee, the Note Rating Agency for each Note then Outstanding and the Noteholders prompt notice of such failure or delay by it, together with a description of its effort to perform its obligations. Each of the Administrator, the Servicer, each Subservicer and the Depositor shall notify the Indenture Trustee in writing of any Event of Default or an event which with notice, the passage of time or both would become an Event of Default that it discovers, within one Business Day of such discovery. For purposes of this Section 8.1, the Indenture Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Indenture Trustee and such notice references the Notes, the Trust Estate or this Indenture.

Any determination pursuant to this Section 8.1 as to whether any event would have a material adverse effect on the rights or interests of the Noteholders shall be made without regard to any Supplemental Credit Enhancement Agreement or Liquidity Facility.

Section 8.2. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default of the kind specified in clause (g), (h), (i) or (j) of Section 8.1 occurs, the unpaid principal amount of all of the Notes shall automatically become immediately due and payable without notice, presentment or demand of any kind. If any other Event of Default occurs and is continuing, then and in each and every such case, either the Indenture Trustee or the Majority Holders of all Outstanding Notes, by notice in writing to the Issuer (and to the Indenture Trustee if given by the Holders), may declare the Note Balance of all the Outstanding Notes and all interest and principal accrued and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration each Note will become and will be immediately due and payable, anything in this Indenture or in the Notes to the contrary notwithstanding. Such payments are subject to the allocation, deposits and payment sections of this Indenture.

(b) If a Payment Default occurs with respect to any Class and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Indenture Trustee or the Majority Holders of all the Outstanding Notes, by notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), may declare the Note Balance of all the Notes then Outstanding and all interest and principal accrued and unpaid (if any) thereon and all other amounts due and payable under any Transaction Document to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, and the Revolving Period shall immediately terminate notwithstanding anything in this Indenture or the Notes to the contrary.

(c) At any time after such a declaration of acceleration has been made or an automatic acceleration has occurred with respect to the Notes of any Class and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereafter provided in this Article VIII, the Majority Holders of such Classes or of all Outstanding Notes, as the case may be, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue installments of interest on such Notes, (B) the principal of such Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of such Notes, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefore by the terms of such Notes to the extent that payment of such interest is lawful, and (D) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 4.5; and

(ii) all Events of Default, other than the nonpayment of the principal of such Notes which has become due solely by such acceleration, have been cured or waived as provided in Section 8.15.

No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 8.3. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

The Issuer covenants that if:

(a) the Issuer defaults in the payment of interest on any Notes when such interest becomes due and payable and such default continues for a period of thirty-five (35) days following the date on which such interest became due and payable, or

(b) the Issuer defaults in the payment of the principal of any Notes on the Stated Maturity Date thereof; then the Issuer will, upon demand of the Indenture Trustee, pay (subject to the allocation provided in this Article VIII) to the Indenture Trustee, for the benefit of the Holders of any such Notes, the whole amount then due and payable on any such Notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest, at the Default Rate applicable to the Note Balance thereof, and in addition thereto, will pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 4.5.

If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee may, in its own name and as trustee of an express trust, institute a judicial proceeding for the collection of the sums so due and unpaid, and may directly prosecute such proceeding to judgment or final decree, and the Indenture Trustee may enforce the same against the Issuer or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law and this Indenture.

Section 8.4. Indenture Trustee May File Proofs of Claim.

In case of the pendency of any Insolvency Event or other similar relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise) will be entitled and empowered by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 4.5) and of the Noteholders allowed in such judicial proceeding, and

(b) to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator or other similar official in any such proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee, and in the event that the Indenture Trustee will consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 4.5.

Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 8.5. Indenture Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee, without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee, will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its respective agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 8.6. Application of Money Collected.

Any money or other property collected by the Indenture Trustee pursuant to this Article VIII will be applied in the following order, at the Final Payment Date fixed by the Indenture Trustee and, in case of the payment of such money on account of principal or interest, upon presentation of the Notes of the related Class and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a) first, to the payment of (i) all costs of collection and enforcement due to the Indenture Trustee under Section 4.5 or Section 11.7 and the Securities Intermediary under Section 4.9, (ii) all indemnity amounts, costs and expenses due to the Indenture Trustee or Securities Intermediary under this Indenture and (iii) the Indenture Trustee Fee due to the Indenture Trustee (in all its capacities) under Section 4.5 or Section 11.7;

(b) second, to the payment of the Owner Trustee Fee, if any, due to the Owner Trustee under Section 4.5 to the extent not otherwise paid hereunder or under any other Transaction Document, and all indemnity amounts, costs and expenses due to the Owner Trustee under this Indenture (to the extent not otherwise paid hereunder or under any other Transaction Document and subject, with respect to indemnity amounts, costs and expenses, to the applicable Expense Limit);

(c) third, to the payment of the amounts then due and unpaid upon the Notes of that Class for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind (but subject to the allocation provided in Section 4.5 according to the amounts due and payable on such Notes for principal and interest, respectively; and

(d) fourth, pro rata to the payment of all other amounts due to the Indenture Trustee (in all its capacities) and the Owner Trustee not otherwise paid hereunder or under any other Transaction Document.

Section 8.7. Sale of Collateral Requires Consent of Majority of All Noteholders.

The Indenture Trustee shall not sell Collateral or cause the Issuer to sell Collateral following any Event of Default, except with the written consent, or at the direction of, the Majority Holders of all Outstanding Notes voting as a single Class; provided, that the consent of 100% of the Holders of all Outstanding Notes shall be required for any sale that does not generate sufficient proceeds to pay the Note Balance of all such Notes plus all accrued and unpaid interest and other amounts owed in respect of such Notes. If such direction has been given by the Holders of the requisite percentage of all Outstanding Notes, the Indenture Trustee shall cause the Issuer to sell Collateral pursuant to Section 8.16, and shall provide notice of this to the Note Rating Agency.

Section 8.8. Noteholders Have the Right to Direct the Time, Method and Place of Conducting Any Proceeding for Any Remedy Available to the Indenture Trustee.

Subject to Section 8.14, the Majority Holders of the Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee. This right may be exercised only if the direction provided by the Noteholders does not conflict with Applicable Law or this Indenture and does not have a substantial likelihood of involving the Indenture Trustee in personal liability and the Indenture Trustee has received indemnity satisfactory to it from such Noteholders.

Section 8.9. Limitation on Suits.

No Noteholder will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such Holder’s Notes’ Class;

(b) the Holders of more than 25% of all Outstanding Notes by Voting Interests (or of the Outstanding Notes of such Class, in the case of a Payment Default with respect to a Class) have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in the name of the Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and

(d) the Indenture Trustee, for sixty (60) days after the Indenture Trustee has received such notice, request and offer of indemnity, has failed to institute any such proceeding; it being understood and intended that no one or more Holders of Notes will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes.

Section 8.10. Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse.

Notwithstanding any other provisions in this Indenture, the Noteholder will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Stated Maturity Date and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be without recourse to the Receivables Seller, the Depositor, the Administrator, the Servicer, the Indenture Trustee, or any Affiliate (other than the Issuer), officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be limited to amounts available from the Trust Estate and subject to the priority of payment set forth in this Indenture. Notwithstanding any other terms of this Indenture, the Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Notes, this Indenture and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture, none of the Noteholders, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Notes or this Indenture or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this Section 8.10 shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture. It is further understood that the foregoing provisions of this Section 8.10 shall not limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 8.11. Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 8.12. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.13. Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 8.14. Control by Noteholders.

The Majority Holders of all Outstanding Notes (or, subject to Section 8.7, of any affected Class, in the case of a Payment Default with respect to that Class which does not result in acceleration of all Notes or which is waived, rescinded or annulled), will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such Notes; provided that:

(a) the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith determines that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, unless the Indenture Trustee has received indemnity satisfactory to it from the Holders;

(b) the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction; and

(c) in the case of any Event of Default that has occurred and is continuing with respect to, and has resulted in the unrescinded and unwaived acceleration of, more than one Class, the right under this Section 8.14 may only be exercised by the Majority Holders of all Notes of all such affected Classes voting together as a single Class.

Section 8.15. Waiver of Past Defaults.

Holders of more than 66 2/3% of all Outstanding Notes by Voting Interests (or of any Class of Notes, in the case of a Payment Default with respect to that Class which does not result in acceleration of all Notes or which is waived, rescinded or annulled), may on behalf of the Holders of all such Notes waive any past default hereunder and its consequences, except a default not theretofore cured:

(a) in the payment of the principal of or interest on any Note, or

(b) in respect of a covenant or provision hereof which under Article XIII cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Notwithstanding the foregoing, an Event of Default that affects more than one Class may only be waived by the Majority Holders of all Notes of each such affected Class.

Section 8.16. Sale of Trust Estate.

(a) The power to effect any Sale of any portion of the Trust Estate shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale.

(b) Unless the Majority Holders of all Outstanding Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than all amounts due to the Indenture Trustee hereunder and the entire amount which would be payable to the Noteholders in full payment thereof in accordance with Section 8.6, on the Payment Date next succeeding the date of such sale, has not been received, the Indenture Trustee shall prevent such sale and bid an amount at least $1.00 more than the highest other bid in order to preserve the Trust Estate.

(c) In connection with a Sale of all or any portion of the Trust Estate:

(i) any of the Noteholders may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability;

(ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof;

(iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(d) Notwithstanding anything to the contrary in this Indenture, if an Event of Default has occurred and is continuing and the Notes have become due and payable or have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, any proceeds received by the Indenture Trustee with respect to a foreclosure, sale or other realization resulting from a transfer of the assets of the Trust Estate shall be allocated on a pro rata basis among the Noteholders in proportion to all amounts due and owing the Noteholders in satisfaction of the amounts due and owing the Noteholders, and the remainder shall be distributed to the Depositor as holder of the Owner Trust Certificate. The amount, if any, so allocated to the Issuer shall be paid by the Indenture Trustee to or to the order of the Issuer free and clear of the Adverse Claim of this Indenture and the Noteholders shall have no claim or rights to the amount so allocated.

Section 8.17. Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder by its acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 25% of the Outstanding Notes of any Class (by Voting Interests) to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity Date expressed in such Note.

Section 8.18. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article IX

The Issuer

Section 9.1. Representations, Warranties and Certain Covenants of Issuer.

The Issuer hereby makes the following representations, warranties and covenants for the benefit of the Indenture Trustee, the Noteholders, any Supplemental Credit Enhancement Provider and any Liquidity Provider. The representations shall be made as of the execution and delivery of this Indenture, and as of each Funding Date and as of each date of Grant and shall survive the Grant of a Security Interest in the Receivables to the Indenture Trustee. Notwithstanding the foregoing, the breach of any representation, warranty or covenant in this Section 9.1 shall not be waived without the consent of the Majority Holders of all Outstanding Notes.

(a) Organization and Good Standing. The Issuer is duly organized and validly existing as a statutory trust and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own, hold and grant a Security Interest in the Receivables. The Issuer has appointed the Administrator as the Issuer’s agent where notices and demands to or upon the Issuer in respect of the Notes of this Indenture may be served.

(b) Power and Authority. The Issuer has and will continue to have the power and authority to execute and deliver this Indenture and the other Transaction Documents to which it is or will be a party, and to carry out their respective terms; the Issuer has full power and authority to Grant a Security Interest in the Trust Estate and has duly authorized such Grant to the Indenture Trustee by all necessary action; and the execution, delivery and performance by the Issuer of this Indenture and each of the other Transaction Documents to which it is a party has been duly authorized by all necessary action of the Issuer.

(c) Valid Transfers; Binding Obligations. This Indenture creates a valid Grant of a first priority Security Interest in the Receivables under the UCC, and such other portion of the Collateral as to which a Security Interest may be granted under the UCC, which security interest is effective for so long as the Notes remain Outstanding, enforceable against creditors of and purchasers from the Issuer, subject to Applicable Law. Each of the Transaction Documents to which the Issuer is a party constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or by general equity principles.

(d) No Violation. The consummation of the transactions contemplated by this Indenture and the other Transaction Documents and the fulfillment of the terms of this Indenture and the other Transaction Documents do not conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under the Organizational Documents of the Issuer or any indenture, agreement or other material instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Indenture), or violate any law, order, judgment, decree, writ, injunction, award, determination, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties, which breach, default, conflict, Adverse Claim or violation could reasonably be expected to have an Adverse Effect.

(e) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Issuer’s knowledge, threatened, against or affecting the Issuer: (i) asserting the invalidity of this Indenture, the Notes or any of the other Transaction Documents to which the Issuer is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture, or any of the other Transaction Documents, (iii) seeking any determination or ruling which could reasonably be expected to have an Adverse Effect or could reasonably be expected to materially and adversely affect the condition (financial or otherwise), business or operations of the Issuer, or (iv) relating to the Issuer and which could reasonably be expected to adversely affect the United States federal income tax attributes of the Notes.

(f) No Subsidiaries. The Issuer has no subsidiaries.

(g) All Tax Returns True, Correct and Timely Filed. All tax returns required to be filed by the Issuer in any jurisdiction have in fact been filed and all taxes, assessments, fees and other governmental charges upon the Issuer or upon any of its properties, and all income of franchises, shown to be due and payable on such returns have been paid except for any such taxes, assessments, fees and charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer had established adequate reserves in accordance with GAAP. All such tax returns were true and correct in all material respects and the Issuer knows of no proposed additional tax assessment against it that could reasonably be expected to have a material adverse effect upon the ability of the Issuer to perform its obligations hereunder nor of any basis therefor. The provisions for taxes on the books of the Issuer are in accordance with GAAP. The Administrator shall file any and all such returns required to be filed in the United States.

(h) No Restriction on Issuer Affecting its Business. The Issuer is not a party to any contract or agreement, or subject to any charter or other restriction, which materially and adversely affects its business, and the Issuer has not agreed or consented to cause any of its assets or properties to become subject to any Adverse Claim other than the Security Interest.

(i) Title to Receivables. As represented by the Depositor in the Receivables Pooling Agreement, immediately prior to the Grant thereof to the Indenture Trustee as contemplated by this Indenture, the Issuer had good and marketable title to each Receivable, free and clear of all Adverse Claims and rights of others.

(j) Perfection of Security Interest. All filings and recordings that are necessary to perfect the interest of the Issuer in the Receivables and such other portion of the Trust Estate as to which a sale or security interest may be perfected by filing under the UCC, have been accomplished and are in full force and effect. All filings and recordings against the Issuer required to perfect the Security Interest of the Indenture Trustee in such Receivables and such other portion of the Trust Estate as to which a Security Interest may be perfected by filing under the UCC, have been accomplished and are in full force and effect. The Issuer will from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time, the interest of the Issuer in all of the Receivables and such other portion of the Trust Estate as to which a sale or Security Interest may be perfected by filing under the UCC, and the Security Interest of the Indenture Trustee in all of the Receivables and such other portion of the Trust Estate as to which a Security Interest may be perfected by filing under the UCC, are fully protected. Other than the Security Interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a Security Interest in, or otherwise conveyed any of the Receivables. The Issuer has not authorized the filing of and is not aware of any financing statement filed against the Issuer that includes a description of collateral covering the Receivables other than (1) any financing statement related to the Security Interest granted to the Indenture Trustee hereunder or (2) that has been terminated. The Administrator shall take all steps necessary to ensure compliance with this Section 9.1(j).

(k) Notes Authorized, Executed, Authenticated, Validly Issued and Outstanding. The Notes have been duly and validly authorized and, when duly and validly executed and authenticated by the Indenture Trustee in accordance with the terms of this Indenture and delivered to and paid for by each purchaser as provided herein, will be validly issued and outstanding and entitled to the benefits hereof.

(l) Location of Chief Executive Office and Records. The principal place of business and chief executive office of the Issuer, and the office where Issuer maintains all of its corporate records, is located at the offices of the Administrator at 1661 Worthington Road, Suite 100, West Palm Beach, FL, 33409; provided that, at any time after the Closing Date, upon thirty (30) days’ prior written notice to the Indenture Trustee and the Noteholders, the Issuer may relocate its jurisdiction of formation, and/or its principal place of business and chief executive office, and/or the office where it maintains all of its records, to another location or jurisdiction, as the case may be, within the United States to the extent that the Issuer shall have taken all actions necessary or reasonably requested by the Indenture Trustee or the Majority Holders of all Outstanding Notes to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Indenture Trustee or the Majority Holders of all Outstanding Notes to further perfect or evidence the rights, claims or security interests of the Indenture Trustee and the Noteholders under any of the Transaction Documents.

(m) Solvency. The Issuer (i) is not be “insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. The Issuer is not Granting the Trust Estate to the Indenture Trustee with the intent to defraud, delay or hinder any of its creditors.

(n) Separate Identity. The Issuer is operated as an entity separate from the Receivables Seller and the Servicer. The Issuer has complied with all covenants set forth in its Organizational Documents.

(o) Name. The legal name of the Issuer is as set forth in this Indenture and the Issuer does not use and has not used any other trade names, fictitious names, assumed names or “doing business as” names.

(p) Governmental Authorization. Other than the filing of the financing statements (or financing statement amendments) required hereunder or under any other Transaction Document, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution and delivery by Issuer of this Indenture and each other Transaction Document to which it is a party and (ii) the performance of its obligations hereunder and thereunder.

(q) Accuracy of Information. All information heretofore furnished by the Issuer or any of its Affiliates to the Indenture Trustee or the Noteholders for purposes of or in connection with this Indenture, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Issuer or any of its Affiliates to the Indenture Trustee or the Noteholders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(r) Use of Proceeds. No proceeds of any issuance of Notes or funding under a VFN hereunder will be used for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(s) Investment Company. The Issuer is not an “investment company” within the meaning of the Investment Company Act, or any successor statute.

(t) Compliance with Law. The Issuer has complied in all respects with all Applicable Laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

(u) Investments. The Issuer does not own or hold, directly or indirectly (i) any capital stock or equity security of, or any equity interest in, any Person or (ii) any debt security or other evidence of indebtedness of any Person.

(v) Transaction Documents. The Receivables Pooling Agreement is the only agreement pursuant to which the Issuer directly or indirectly purchases and receives contributions of Receivables from the Depositor and the Receivables Pooling Agreement represent the only agreement between the Depositor and the Issuer relating to the transfer of the Receivables.

(w) Limited Business. Since its formation the Issuer has conducted no business other than entering into and performing its obligations under the Transaction Documents to which it is a party, and such other activities as are incidental to the foregoing. The Transaction Documents to which it is a party, and any agreements entered into in connection with the transactions that are permitted thereby, are the only agreements to which the Issuer is a party.

Section 9.2. Liability of Issuer; Indemnities.

(a) Obligations. The Issuer shall be liable in accordance with this Indenture only to the extent of the obligations in this Indenture specifically undertaken by the Issuer in such capacity under this Indenture and shall have no other obligations or liabilities hereunder. The Issuer shall indemnify, defend and hold harmless the Indenture Trustee, the Calculation Agent, the Paying Agent, the Noteholders and the Trust Estate from and against any taxes that may at any time be asserted against the Indenture Trustee, the Calculation Agent, the Paying Agent or the Trust Estate with respect to the transactions contemplated in this Indenture or any of the other Transaction Documents, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Trust Estate, the issuance and original sale of the Notes of any Class, or asserted with respect to ownership of the Receivables, or federal, state or local income or franchise taxes or any other tax, or other income taxes arising out of payments on the Notes of any Class, or any interest or penalties with respect thereto or arising from a failure to comply therewith) and costs and expenses in defending against the same.

(b) Notification and Defense. Promptly after any party seeking indemnification hereunder (an “Indemnified Party”) shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which a claim for indemnity may be made against the Issuer under this Section 9.2, the Indemnified Party shall notify the Issuer in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Issuer shall not relieve the Issuer from any liability which it may have hereunder or otherwise, except to the extent that the Issuer is prejudiced by such failure so to notify the Issuer. The Issuer will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from the Issuer to such Indemnified Party that the Issuer wishes to assume the defense of any such action, the Issuer will not be liable to such Indemnified Party under this Section 9.2 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action unless (i) the defendants in any such action include both the Indemnified Party and the Issuer, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Issuer and such Indemnified Party, (ii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, or (iii) the Issuer has authorized the employment of counsel for the Indemnified Party at the expense of the Issuer; then, in any such event, such Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by the Issuer; provided, however, that the Issuer shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with the Issuer in the defense of any such action or claim. The Issuer shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

(c) Expenses. Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Issuer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Issuer, without interest.

Section 9.3. Merger or Consolidation, or Assumption of the Obligations, of the Issuer.

Any Person (a) into which the Issuer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Issuer shall be a party, or (c) which may succeed to all or substantially all of the business or assets of the Issuer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Issuer under this Indenture, shall be the successor to the Issuer under this Indenture without the execution or filing of any document or any further act on the part of any of the parties to this Indenture, except that if the Issuer in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Issuer hereunder, and the surviving entity shall have taken all actions necessary or reasonably requested by the Issuer, the Majority Holders of all Outstanding Notes or the Indenture Trustee to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Issuer, the Majority Holders of all Outstanding Notes or the Indenture Trustee to further perfect or evidence the rights, claims or security interests of the Issuer, the Noteholders or the Indenture

Trustee under any of the Transaction Documents. The Issuer (i) shall provide notice of any merger, consolidation or succession pursuant to this Section to the Note Rating Agency that has rated any then-Outstanding Notes, the Indenture Trustee and the Noteholders, (ii) for so long as the Notes are outstanding, shall receive from the Note Rating Agency rating Outstanding Notes a letter to the effect that such merger, consolidation or succession will not result in a qualification, downgrading or withdrawal of the then current ratings assigned by such Note Rating Agency to any Outstanding Notes, (iii) shall obtain an Opinion of Counsel addressed to the Indenture Trustee and reasonably satisfactory to the Indenture Trustee, that such merger, consolidation or succession complies with the terms hereof and one or more Opinions of Counsel updating or restating all opinions delivered on the date of this Indenture with respect to corporate matters, enforceability of Transaction Documents against the Issuer, and the grant by the Issuer of a valid security interest in the Aggregate Receivables to the Indenture Trustee and the perfection of such security interest and related matters, (iv) shall receive from the Majority Holders of all Outstanding Notes their prior written consent to such merger, consolidation or succession, absent which consent, the Issuer shall not become a party to such merger, consolidation or succession and (v) shall obtain an Issuer Tax Opinion.

Section 9.4. Issuer May Not Own Notes.

The Issuer may not become the owner or pledgee of one or more of the Notes. Any Person Controlling, Controlled by or under common Control with the Issuer may, in its individual or any other capacity, become the owner or pledgee of one or more Notes with the same rights as it would have if it were not an Affiliate of the Issuer, except as otherwise specifically provided in the definition of the term “Noteholder.” The Notes so owned by or pledged to such Controlling, Controlled or commonly Controlled Person shall have an equal and proportionate benefit under the provisions of this Indenture, without preference, priority or distinction as among any of the Notes, except as set forth herein with respect to, among other things, rights to vote, consent or give directions to the Indenture Trustee as a Noteholder.

Section 9.5. Covenants of Issuer.

(a) Organizational Documents. The Issuer hereby covenants that its Organizational Documents provide that they may not be amended or modified without (i) notice to the Indenture Trustee and the Note Rating Agency that has rated any Outstanding Notes, and (ii) the prior written consent of the Administrative Agent, unless and until this Indenture shall have been satisfied, discharged and terminated. The Issuer will at all times comply with the terms of its Organizational Documents.

(b) Preservation of Existence. The Issuer hereby covenants to do or cause to be done all things necessary on its part to preserve and keep in full force and effect its rights and franchises as a statutory trust under the laws of the State of Delaware, and to maintain each of its licenses, approvals, permits, registrations or qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which, individually or in the aggregate, would not have an Adverse Effect.

(c) Compliance with Laws. The Issuer hereby covenants to comply in all material respects with all applicable laws, rules and regulations and orders of any governmental authority, the noncompliance with which would have an Adverse Effect or a material adverse effect on the business, financial condition or results of operations of the Issuer.

(d) Payment of Taxes. The Issuer hereby covenants to pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Issuer or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default, provided that the Issuer shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Issuer shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested.

(e) Investments. The Issuer hereby covenants that it will not, without the prior written consent of the Majority Holders of all Outstanding Notes, acquire or hold any indebtedness for borrowed money of another person, or any capital stock, debentures, partnership interests or other ownership interests or other securities of any Person, other than Permitted Investments as provided hereunder and the Receivables acquired under the Receivables Sale Agreement and the Receivables Pooling Agreement.

(f) Keeping Records and Books of Account. The Issuer hereby covenants and agrees to maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all collections with respect to, and adjustments of amounts payable under, each Receivable). The Administrator shall ensure compliance with this Section 9.5(f).

(g) Employee Benefit Plans. The Issuer hereby covenants and agrees to comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder to the extent applicable, with respect to each employee benefit plan sponsored or maintained by the Issuer.

(h) No Release. The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any document, instrument or agreement included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such document, instrument or agreement.

(i) Separate Identity. The Issuer acknowledges that the Noteholders are entering into the transactions contemplated by this Indenture in reliance upon the Issuer’s identity as a legal entity that is separate from the Receivables Seller, the Depositor or the Servicer (each, a “Facility Entity”). Therefore, from and after the date of execution and delivery of this Indenture, the Issuer shall take all reasonable steps to maintain the Issuer’s identity as a separate legal entity and to make it manifest to third parties that the Issuer is an entity with assets and liabilities distinct from those of each Facility Entity and not a division of a Facility Entity.

(j) Compliance with and Enforcement of Transaction Documents. The Issuer hereby covenants and agrees to comply in all respects with the terms of, employ the procedures outlined in and enforce the obligations of the parties to all of the Transaction Documents to which the Issuer is a party, and take all such action to such end as may be from time to time reasonably requested by the Indenture Trustee, and/or the Majority Holders of all Outstanding Notes, maintain all such Transaction Documents in full force and effect and make to the parties thereto such reasonable demands and requests for information and reports or for action as the Issuer is entitled to make thereunder and as may be from time to time reasonably requested by the Indenture Trustee.

(k) No Sales, Liens, Etc. Against Receivables and Trust Property. The Issuer hereby covenants and agrees, except for releases specifically permitted hereunder, not to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim (other than the Security Interest created hereby) upon or with respect to, any Receivables or Trust Property, or any interest in either thereof, or upon or with respect to any Trust Account, or assign any right to receive income in respect thereof. The Issuer shall promptly, but in no event later than one Business Day after a Responsible Officer has obtained actual knowledge thereof, notify the Indenture Trustee of the existence of any Adverse Claim on any Receivables or Trust Estate, and the Issuer shall defend the right, title and interest of each of the Issuer and the Indenture Trustee in, to and under the Receivables and Trust Estate, against all claims of third parties.

(l) No Change in Business. The Issuer covenants that it shall not make any change in the character of its business.

(m) No Change in Name, Etc. The Issuer covenants that it shall not make any change to its company name, or use any trade names, fictitious names, assumed names or “doing business as” names.

(n) No Institution of Insolvency Proceedings. The Issuer covenants that it shall not institute Insolvency Proceedings with respect to the Issuer or any Affiliate thereof or consent to the institution of Insolvency Proceedings against the Issuer or any Affiliate thereof or take any action in furtherance of any such action, or seek dissolution or liquidation in whole or in part of the Issuer or any Affiliate thereof.

(o) Money for Note Payments To Be Held in Trust. The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i) hold all sums held by it in respect of payments on Notes in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment; and

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(p) Protection of Trust Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto (a copy of which shall be provided to the Noteholders) and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as is necessary or advisable to:

(i) Grant more effectively all or any portion of the Trust Estate;

(ii) maintain or preserve the Security Interest or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

(iv) enforce any of the Receivables or, where appropriate, any Security Interest in the Trust Estate and the proceeds thereof, or

(v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders therein against the claims of all persons and parties.

(q) Investment Company Act. The Issuer shall conduct its operations in a manner which shall not subject it to registration as an “investment company” under the Investment Company Act.

(r) Payment of Review and Renewal Fees. The Issuer shall pay or cause to be paid to the Note Rating Agency that has rated Outstanding Notes, the annual rating review and renewal fee in respect of the Notes, if any.

(s) No Subsidiaries. The Issuer shall not form or hold interests in any subsidiaries.

(t) No Indebtedness. The Issuer shall not incur any indebtedness other than the Notes, and shall not guarantee any other Person’s indebtedness or incur any capital expenditures.

(u) No Issuance of New Debt. The Issuer shall not issue any new debt without the Administrative Agent’s prior written consent.

Article X

The Administrator and Servicer

Section 10.1. Representations and Warranties of Administrator and Servicer.

Each of the Administrator and the Servicer hereby makes the following representations and warranties for the benefit of the Indenture Trustee, as of the date of this Indenture, and as of the date of each Grant of Receivables to the Indenture Trustee pursuant to this Indenture.

(a) Organization and Good Standing. Each of the Administrator and the Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and the State of Delaware, respectively. The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the failure so to qualify, or to obtain such licenses or approvals, would have an Adverse Effect.

(b) Power and Authority; Binding Obligation. Each of the Administrator and the Servicer has the power and authority to make, execute, deliver and perform its obligations under this Indenture and each other Transaction Document to which it is a party and all of the transactions contemplated hereunder and thereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture and each other Transaction Document to which it is a party; this Indenture and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Administrator and the Servicer, enforceable against each of the Administrator and the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) or by public policy with respect to indemnification under applicable securities laws.

(c) No Violation. The execution and delivery of this Indenture and each other Transaction Document to which it is a party by each of the Administrator and the Servicer and each of their performance and compliance with the terms of this Indenture will not violate (i) the Administrator’s or the Servicer’s Charter, Bylaws or other organizational documents or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Administrator or the Servicer is a party or which may be applicable to the Administrator or the Servicer or any of their respective assets or (iii) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to the Administrator or the Servicer or their respective properties.

(d) No Proceedings. No proceedings, investigations or litigation before any court, tribunal or governmental body is currently pending, nor to the knowledge of the Administrator or the Servicer is threatened against the Administrator or the Servicer, nor is there any such proceeding, investigation or litigation currently pending, nor, to the knowledge of the

Administrator or the Servicer, is any such proceeding, investigation or litigation threatened against the Administrator or the Servicer with respect to this Indenture or any other Transaction Document or the transactions contemplated hereby or thereby that could reasonably be expected to have an Adverse Effect.

(e) No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Administrator or the Servicer of or compliance by the Administrator or the Servicer with this Indenture or the consummation of the transactions contemplated by this Indenture except for consents, approvals, authorizations and orders which have been obtained.

(f) Information. No written statement, report or other document furnished or to be furnished pursuant to this Indenture or any other Transaction Document to which it is a party by the Administrator or the Servicer contains or will contain any statement that is or will be inaccurate or misleading in any material respect.

(g) Default. The Administrator is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator or the Servicer to perform its duties under this Indenture, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 10.2. Covenants of Administrator and Servicer.

(a) Amendments to Designated Servicing Agreements. The Administrator and the Servicer each hereby covenants and agrees not to amend the Designated Servicing Agreements except for such amendments that would have no adverse effect upon the collectability or timing of payment of any of the Aggregate Receivables or the performance of its, the Depositor’s or the Issuer’s obligations under the Transaction Documents or otherwise adversely affect the interest of the Noteholders, any Supplement Credit Enhancement Provider or any Liquidity Provider, without the prior written consent of the Majority Holders of all Outstanding Notes and of each Supplemental Credit Enhancement Provider and each Liquidity Provider. The Administrator shall, within five (5) Business Days following the effectiveness of such amendments, deliver to the Indenture Trustee copies of all such amendments.

(b) Maintenance of Security Interest. The Administrator shall from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time, the security interest of the Indenture Trustee (on behalf of itself, the Noteholders, any Supplemental Credit Enhancement Provider and any Liquidity Provider) in all of the Aggregate Receivables is fully protected in accordance with the UCC and that the security interest of the Indenture Trustee in the Receivables and the rest of the Trust Estate remains perfected and of first priority.

(c) Regulatory Reporting Compliance. The Administrator shall, on or before the last Business Day of the fifth month following the end of each of the Servicer’s fiscal years (December 31), beginning with the fiscal year ending in 2011, deliver to the Indenture Trustee and the Interested Noteholders, as applicable, a copy of the results of any Uniform Single Attestation Program for Mortgage Bankers, an Officer’s Certificate that satisfies the requirements of Item 1122(a) of Regulation AB, an independent public accountant’s report that satisfies the requirements of Item 1123 of Regulation AB or similar review conducted on the Servicer by its accountants and such other reports as the Servicer may prepare relating to its servicing functions as the Servicer.

(d) Compliance with Designated Servicing Agreements. The Servicer shall not fail to comply with its obligations as the servicer under each of the Designated Servicing Agreements, which failure would have a material adverse effect on the interests of the Noteholders under the Indenture. The Servicer shall immediately notify the Indenture Trustee of any Event of Default or its receipt of a notice of termination under any Designated Servicing Agreement. The Indenture Trustee shall forward any such notification to each Holder.

(e) Compliance with Obligations. Each of the Administrator and the Servicer shall comply with all their other obligations and duties set forth in this Indenture and any other Transaction Document. The Administrator shall not permit the Issuer to engage in activities that could violate its covenants in this Indenture. Notwithstanding any Subservicing Agreement, any of the provisions of this Indenture relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Indenture Trustee and the Noteholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Indenture without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from a Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Indenture shall be deemed to limit or modify such indemnification.

(f) Reimbursement of Advances upon Transfer of Servicing. In connection with any sale or other voluntary transfer of servicing under any Designated Servicing Agreement (not including any transfer resulting from the succession of another Person to the business of the Servicer), the Servicer shall cause the Subservicer to collect reimbursement of all outstanding Advances under such Designated Servicing Agreement prior to transferring the servicing under such Designated Servicing Agreement. In connection with any other transfer of servicing under any Designated Servicing Agreement, the Servicer shall cause the Subservicer to use its commercially reasonable efforts to collect reimbursement of any outstanding collections, including indemnity or other payments in respect of such Advances, and any such collections shall be treated as Collections under this Indenture. Each of the Servicer’s and the Receivables Seller’s right to reimbursement for Advances under each Designated Servicing Agreement shall not be subject to any off-set, recoupment or other similar right.

(g) Notice of Unmatured Defaults, Servicer Termination Events and Subservicer Termination Events. The Servicer shall provide written notice to the Indenture Trustee and each

VFN Holder of any Unmatured Default, Servicer Termination Event or Subservicer Termination Event, immediately following the receipt by a Responsible Officer of the Servicer of notice, or the obtaining by a Responsible Officer of the Servicer of actual knowledge, of such Unmatured Default, Servicer Termination Event or Subservicer Termination Event.

(h) Reimbursement of Non-Recoverable Advances. The Servicer shall cause the Subservicer to withdraw Advance Reimbursement Amounts from the appropriate Dedicated Collection Account to reimburse any Advance which the Subservicer shall have determined will not be recoverable from proceeds of the related Mortgage Loan, promptly after making such determination of non-recoverability.

(i) Administrator Instructions and Functions Performed by Issuer. The Administrator shall perform the administrative or ministerial functions specifically required of the Issuer pursuant to this Indenture and any other Transaction Document.

(j) Maintenance of Core Business Activities. None of the Administrator, the Servicer or any of their Subsidiaries shall make any material change in its Core Business Activities as carried on at the date hereof.

Section 10.3. Liability of Administrator and Servicer; Indemnities.

(a) Obligations. Each of the Administrator and the Servicer, severally and not jointly, shall indemnify, defend and hold harmless the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Trust Estate, the Owner Trustee and the Noteholders (each an “Indemnified Party”) from and against any and all costs, expenses, losses, claims, damages and liabilities (“Indemnified Losses”) to the extent that such cost, expense, loss, claim, damage or liability arose out of, and was imposed upon, the Indenture Trustee, the Owner Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Trust Estate or any Noteholder (i) in the case of indemnification by the Administrator, by reason of a violation of law, negligence, willful misfeasance or bad faith of the Administrator (or of the Depositor or of the Issuer as a result of a direction, act or omission by the Administrator), in the performance of their respective obligations under this Indenture and the other Transaction Documents or (ii) in the case of indemnification by the Servicer, by reason of a violation of law, negligence, willful misfeasance or bad faith of the Servicer, in the performance of its respective obligations under this Indenture and the other Transaction Documents or as servicer under the Designated Servicing Agreements, or by reason of the breach by the Servicer of any of its representations, warranties or covenants hereunder or under the Designated Servicing Agreements; provided that any indemnification amounts payable by the Administrator or the Servicer, as the case may be, to the Owner Trustee hereunder shall not be duplicative of any indemnification amount paid by the Administrator to the Owner Trustee in accordance with the Trust Agreement or under the Administration Agreement. Ocwen Financial Corporation shall be responsible for all Indemnified Losses arising from the Closing Date through the Effective Date that are the obligation of the Administrator. HLSS shall be responsible for all Indemnified Losses arising on and after the Effective Date that are the obligation of the Administrator. OLS, in its capacity as Servicer, shall be responsible for all Indemnified Losses arising with respect to any Servicing Agreement from the Closing Date through the related MSR Transfer Date. HLSS, in its capacity as Servicer, shall be responsible for all Indemnified Losses arising with respect to any Servicing Agreement on and after the related MSR Transfer Date.

(b) Notification and Defense. Promptly after any Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which a claim for indemnity may be made against the Administrator or the Servicer (such party, as the case may be, being referred to herein as the “Indemnifying Party”) under this Section 10.3, the Indemnified Party shall notify the Indemnifying Party in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have hereunder or otherwise, except to the extent that the Indemnifying Party is prejudiced by such failure so to notify the Indemnifying Party. The Indemnifying Party will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party that the Indemnifying Party wishes to assume the defense of any such action, the Indemnifying Party will not be liable to such Indemnified Party under this Section 10.3 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action unless (i) the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Indemnifying Party and such Indemnified Party, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; then, in any such event, such Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable fees and expenses of such counsel shall be borne by the Indemnifying Party; provided, however, that the Indemnifying Party shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with the Indemnifying Party in the defense of any such action or claim. The Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

(c) Expenses. Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Indemnifying Party has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Indemnifying Party, without interest.

(d) Survival. The provisions of this Section shall survive the resignation or removal of the Indenture Trustee, the Calculation Agent and the Paying Agent and the termination of this Indenture.

Section 10.4. Merger or Consolidation, or Assumption of the Obligations, of the Administrator.

Any Person (a) into which the Administrator or the Servicer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Administrator or the Servicer shall be a party, or (c) which may succeed to all or substantially all of the business or assets of the Administrator or the Servicer, as the case may be, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Administrator or the Servicer, as applicable, under this Indenture, shall be the successor to the Administrator or the Servicer, as applicable, under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture; provided, however, that (i) such merger, consolidation or conversion shall not cause an Event of Default or an event which with notice, the passage of time or both would become an Event of Default, (ii) prior to any such merger, consolidation or conversion, the Administrator or the Servicer, as the case may be, shall have provided to the Indenture Trustee and the Noteholders a letter from the Note Rating Agency that rated Outstanding Notes indicating that such merger, consolidation or conversion will not result in the qualification, reduction or withdrawal of the then current ratings of the Outstanding Notes, and (iii) prior to any such merger, consolidation or conversion the Administrator shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that such merger, consolidation or conversion complies with the terms of this Indenture and one or more Opinions of Counsel updating or restating all opinions delivered on the date of this Indenture with respect to corporate matters and the enforceability of Transaction Documents against the Administrator or the Servicer, as the case may be, true sale as to the transfers of the Aggregate Receivables from the Servicer as Receivables Seller to the Depositor and non-consolidation of the Servicer with the Depositor; provided, further, that the conditions specified in clauses (ii) and (iii) shall not apply to any transaction in which an Affiliate of the Receivables Seller assumes the obligations of the Receivables Seller and otherwise satisfies the eligibility criteria applicable to the Servicer under the Designated Servicing Agreements. The Administrator or the Servicer, as the case may be, shall provide notice of any merger, consolidation or succession pursuant to this Section to the Indenture Trustee, the Noteholders and the Note Rating Agency. Notwithstanding anything to the contrary herein, any transaction that constitutes or results in the occurrence of a Change of Control shall be an Early Amortization Event.

Except as described in the preceding paragraph or with respect to the transactions contemplated on the MSR Transfer Date, neither the Administrator nor the Servicer may assign or delegate any of its rights or obligations under this Indenture or any other Transaction Document.

On any MSR Transfer Date, HLSS shall deliver to the Indenture Trustee an MSR Transfer Notice.

Article XI

The Indenture Trustee

Section 11.1. Certain Duties and Responsibilities.

(a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, and no implied covenants or obligations will be read into this Indenture against the Indenture Trustee.

(b) In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes, conclusively rely upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture, as to the truth of the statements and the correctness of the opinions expressed therein; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee will be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c) If an Event of Default has occurred and is continuing, the Indenture Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) No provision of this Indenture will be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection (d) will not be construed to limit the effect of subsection (a) of this Section 11.1;

(ii) the Indenture Trustee will not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it will be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of any Class, to the extent consistent with Sections 8.7 and 8.8;

(iv) no provision of this Indenture will require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it; and

(v) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee will be subject to the provisions of this Section.

Section 11.2. Notice of Defaults.

Within ninety (90) days after the occurrence of any Event of Default hereunder,

(a) the Indenture Trustee will transmit by mail to all registered Noteholders, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Indenture Trustee, and

(b) the Indenture Trustee will give prompt written notification thereof to the Note Rating Agency, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note of any Class, the Indenture Trustee will be protected in withholding such notice if and so long as an Indenture Trustee Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Noteholders of such Class. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 11.3. Certain Rights of Indenture Trustee.

Except as otherwise provided in Section 11.1:

(a) the Indenture Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Indenture Trustee deems it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(c) the Indenture Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Indenture Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g) the Indenture Trustee will not be responsible for filing any financing statements or continuation statements in connection with the Notes, but will cooperate with the Issuer in connection with the filing of such financing statements or continuation statements;

(h) the Indenture Trustee shall not be deemed to have notice of any default, Event of Default or Early Amortization Event unless an Indenture Trustee Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default, Event of Default or Early Amortization Event is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture; and

(i) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable (without duplication) by, the Indenture Trustee in each of its capacities hereunder (including, without limitation, Calculation Agent, Paying Agent, Custodian, Securities Intermediary and Note Registrar), and each agent, custodian and other person employed to act hereunder.

Section 11.4. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee will not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 11.5. Reserved.

Section 11.6. Money Held in Trust.

The Indenture Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 11.7. Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity.

Except as otherwise provided in this Indenture:

(a) The Indenture Trustee will be paid the Indenture Trustee Fee on each Payment Date pursuant to Section 4.5, as compensation for its services as Indenture Trustee hereunder.

(b) The Indenture Trustee shall be indemnified and held harmless by the Trust Estate as set forth in Section 4.5 and Section 8.6, and shall be secondarily indemnified and held harmless by the Administrator for, from and against, as the case may be, any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with, the acceptance and administration of the Trust Estate (in the case of the Indenture Trustee), including, in the case of each of the Indenture Trustee, the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Indenture, provided that:

(i) with respect to any such claim, the Indenture Trustee shall have given the Administrator written notice thereof promptly after a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof; provided, however that failure to give such written notice shall not affect the Trust Estate’s or the Administrator’s obligation to indemnify the Indenture Trustee, unless such failure materially prejudices the Trust Estate’s or the Administrator’s rights;

(ii) the Administrator may, at its option, assume the defense of any such claim using counsel reasonably satisfactory to the Indenture Trustee; and

(iii) notwithstanding anything in this Agreement to the contrary, the Administrator shall not be liable for settlement of any claim by the Indenture Trustee, as the case may be, entered into without the prior consent of the Administrator, which consent shall not be unreasonably withheld.

No termination of this Indenture, or the resignation or removal of the Indenture Trustee, shall affect the obligations created by this Section 11.7(b) of the Administrator to indemnify the Indenture Trustee under the conditions and to the extent set forth herein.

Notwithstanding the foregoing, the indemnification provided in this Section 11.7(b) shall not pertain to any loss, liability or expense of the Indenture Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee at the direction of the Noteholders pursuant to the terms of this Indenture.

The Indenture Trustee agrees fully to perform its duties under this Indenture notwithstanding their failure to receive any payments, reimbursements or indemnifications to the Indenture Trustee pursuant to this Section 11.7(b) subject to its rights to resign in accordance with the terms of this Indenture.

The Securities Intermediary shall be indemnified by the Trust Estate pursuant to Section 4.5 and Section 8.6, and secondarily by the Administrator, in respect of the matters described in Section 4.9 to the same extent as the Indenture Trustee.

Neither of the Indenture Trustee nor the Securities Intermediary will have any recourse to any asset of the Issuer or the Trust Estate other than funds available pursuant to Section 4.5 and Section 8.6 or to any Person other than the Issuer (or the Administrator pursuant to this Section 11.7). Except as specified in Section 4.5 and Section 8.6, any such payment to the Indenture Trustee shall be subordinate to payments to be made to Noteholders.

Section 11.8. Corporate Indenture Trustee Required; Eligibility.

There will at all times be an Indenture Trustee hereunder with respect to all Classes of Notes, which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority of the United States, and the long-term unsecured debt obligations of which are rated in the third highest applicable rating category from the Note Rating Agency then rating Outstanding Notes if such institution is rated by such Note Rating Agency, as applicable. If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such bank or corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly Controlling, Controlled by, or under common Control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee ceases to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.9. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article will become effective until the acceptance of appointment by the successor Indenture Trustee under Section 11.10.

(b) The Indenture Trustee (in all capacities) may resign with respect to all, but not less than all, of the Outstanding Notes at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Indenture Trustee, Calculation Agent, Paying Agent or Securities Intermediary shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee, Calculation Agent, Paying Agent or Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee, Calculation Agent, Paying Agent or Securities Intermediary. Written notice of resignation by the Indenture Trustee under this Indenture shall also constitute notice of resignation as Calculation Agent and Paying Agent hereunder, to the extent the Indenture Trustee serves in such a capacity at the time of such resignation.

(c) The Indenture Trustee or Calculation Agent may be removed with respect to all Outstanding Notes at any time by Action of the Majority Holders of all Outstanding Notes, delivered to the Indenture Trustee and to the Issuer. Removal of the Indenture Trustee shall also constitute removal of the Calculation Agent and Paying Agent hereunder, to the extent the Indenture Trustee serves in such a capacity at the time of such resignation. If an instrument of acceptance by a successor Indenture Trustee or Calculation Agent shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of removal, the Indenture Trustee or Calculation Agent being removed may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or Calculation Agent.

(d) If at any time:

(i) the Indenture Trustee ceases to be eligible under Section 11.8 and fails to resign after written request therefore by the Issuer or by any Noteholder; or

(ii) the Indenture Trustee becomes incapable of acting with respect to any Class of Notes; or

(iii) the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or Control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Indenture Trustee, or (B) subject to Section 8.9, any Noteholder who has been a bona fide Holder of a Note for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e) If the Indenture Trustee or Calculation Agent resigns, is removed or becomes incapable of acting with respect to any Notes, or if a vacancy shall occur in the office of the Indenture Trustee or Calculation Agent for any cause, the Issuer will promptly appoint a successor Indenture Trustee or Calculation Agent. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee or Calculation Agent is appointed by Act of the Majority Holders of all Outstanding Notes, delivered to the Issuer and the retiring Indenture Trustee or Calculation Agent, the successor Indenture Trustee or Calculation Agent so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee or Calculation Agent and supersede the successor Indenture Trustee or Calculation Agent appointed by the Issuer. If no successor Indenture Trustee or Calculation Agent shall have been so appointed by the Issuer or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or Calculation Agent.

(f) The Issuer will give written notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to each Noteholder as provided in Section 1.7 and to the Note Rating Agency. To facilitate delivery of such notice, upon request by the Issuer, the Note Registrar shall provide to the Issuer a list of the relevant registered Noteholders. Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 11.10. Acceptance of Appointment by Successor.

Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuer and to the predecessor Indenture Trustee an instrument accepting such appointment, with a copy to the Note Rating Agency, and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee, Calculation Agent and Paying Agent; but, on request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, Calculation Agent and Paying Agent, and will duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder, subject nevertheless to its rights to payment pursuant to Section 11.7. Upon request of any such successor Indenture Trustee, the Issuer will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

No successor Indenture Trustee will accept its appointment unless at the time of such acceptance such successor Indenture Trustee will be qualified and eligible under this Article.

Section 11.11. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, will be the successor of the Indenture Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee will give prompt written notice of such merger, conversion, consolidation or succession to the Issuer and the Note Rating Agency. If any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 11.12. Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent with respect to one or more Classes of Notes which will be authorized to act on behalf of the Indenture Trustee to authenticate Notes of such Classes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 6.2, and Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or an Indenture Trustee Authorized Signatory or to the Indenture Trustee’s Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to the Issuer and will at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by a federal or state authority of the United States. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided that such Person will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or if at any time such Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which will be acceptable to the Issuer and will give notice to each Noteholder as provided in Section 1.7. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section.

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer, the Holders or the Administrator from time to time or appointed due to a change in law or other circumstance beyond the Indenture Trustee’s control) reasonable compensation for its services under this Section, out of the Indenture Trustee’s own funds. The Indenture Trustee shall be the initial Authenticating Agent.

If an appointment with respect to one or more Classes is made pursuant to this Section, the Notes of such Classes may have endorsed thereon an alternate Certificate of Authentication in the following form:

AUTHENTICATING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Classes designated herein and referred to in the within-mentioned Indenture.

Dated: , 20[ ]	DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee,

By:
as Authenticating Agent

By:
Authorized Officer [of the Authenticating Agent]

Section 11.13. Tax Returns.

In the event that the Issuer shall be required to file tax returns, the Indenture Trustee shall prepare or shall cause to be prepared such tax returns, at the expense of the Issuer, and shall provide such tax returns to the Issuer for signature at least five (5) days before such tax returns are due to be filed. The Indenture Trustee shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders when required by law to be so distributed. The Indenture Trustee, upon written request, will furnish the Issuer with all such information known to the Indenture Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuer, and shall, upon request, execute such returns. In no event shall the Indenture Trustee be personally liable for any liabilities, costs or expenses of the Issuer or any Noteholder arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

Section 11.14. Representations and Covenants of the Indenture Trustee.

The Indenture Trustee represents, warrants and covenants that:

(a) the Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States of America;

(b) the Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party; and

(c) each of this Indenture and other Transaction Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

Section 11.15. Indenture Trustee’s Application for Instructions from the Issuer.

Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 11.15. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date the Issuer actually receives such application, unless the Issuer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action be taken or omitted.

Article XII

Amendments

Section 12.1. Amendments Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent, and with prior notice to the Note Rating Agency that has rated any Outstanding Notes, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect, may amend this Indenture for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; or

(ii) to add to the covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer, for the benefit of the Holders of the Notes of any or all Classes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Classes of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Classes); or

(iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

(iv) to establish any form of Note and to set forth the terms thereof, and/or to add to the rights of the Holders of the Notes of any Class; or

(v) to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder; or

(vi) to add any additional Early Amortization Events or Events of Default in respect of the Notes; or

(vii) to provide for additional or alternative forms of credit enhancement for any Class of Notes; or

(viii) to comply with any regulatory, accounting or tax laws; or

(ix) to qualify for “off-balance sheet” treatment under GAAP, or to permit the Depositor to repurchase a specified percentage (not to exceed 2.50%) of the Receivables from the Issuer in order to achieve “on-balance sheet” treatment under GAAP (if such amendment is supported by a true sale opinion from external counsel to the Receivables Seller satisfactory to the Note Rating Agency rating Outstanding Notes and to each Holder of a Variable Funding Note); or

(x) to prevent the Issuer from being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes.

(b) In the event a material change occurs in Applicable Law, or in applicable foreclosure procedures used by prudent mortgage servicers generally, that requires or justifies, in the Administrator’s reasonable judgment, that a state currently categorized as a “Judicial State” be categorized as a “Non-Judicial State,” or vice versa, the Administrator will certify to the Indenture Trustee to such effect, supported by an opinion of counsel (or other form of assurance acceptable to the Indenture Trustee) in the case of a change in Applicable Law, and the categorization of the affected state or states will change from “Judicial State” to “Non-Judicial State,” or vice versa, for purposes of calculating Advance Rates applicable to Receivables.

(c) Additionally, notwithstanding any provision of this Article XII to the contrary, and in addition to clauses (i) through (x) above, this Indenture may also be amended by the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent without the consent of any of the Noteholders or any other Person, upon delivery of an Issuer Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) the Issuer shall deliver to the Indenture Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect on any Outstanding Notes and is not reasonably expected to have an Adverse Effect at any time in the future and (ii) the Note Rating Agency rating the Outstanding Notes confirms in writing to the Indenture Trustee that such amendment will not cause a Ratings Effect on any Outstanding Notes.

HLSS, as Servicer, shall not enter into any amendment of the Receivables Sale Agreement, and the Issuer shall not enter into any amendment of the Receivables Pooling Agreement, without the consent of Holders of more than 50% (by Class Invested Amount) of each Class of Notes, except for amendments meeting the same criteria, and supported by the same Issuer Tax Opinion and Officer’s Certificate, as amendments to the Indenture entered into under this Section 12.1.

Section 12.2. Amendments with Consent of Noteholders.

In addition to any amendment permitted pursuant to Section 12.1, with prior notice to the Note Rating Agency and the consent of Holders of more than 50% (by Class Invested Amount) of each Class of Notes affected by such amendment of this Indenture, by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer, the Administrator, the Servicer, the Administrative Agent and the Indenture Trustee upon delivery of an Issuer Tax Opinion (unless the Noteholders unanimously consent to waive such opinion), may enter into an amendment of this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture of modifying in any manner the rights of the Holders of the Notes of each such Class under this Indenture; provided, however, that no such amendment will, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the scheduled payment date of any payment of interest on any Note, or change a Payment Date or Stated Maturity Date of any Note;

(b) reduce the Note Balance of, or the Note Interest Rate on any Note, or change the method of computing the Note Balance or Note Interest Rate in a manner that is adverse to the Noteholder;

(c) impair the right to institute suit for the enforcement of any payment on any Note;

(d) reduce the percentage in the Class Invested Amount of the Outstanding Notes (or of the Outstanding Notes of any Class), the consent of whose Holders is required for any such Amendment, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or of defaults hereunder and their consequences, provided for in this Indenture;

(e) modify any of the provisions of this Section or Section 8.15, except to increase any percentage of Holders required to consent to any such amendment or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(f) permit the creation of any lien or other encumbrance on the Collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Holders of the Notes; or

(g) change the method of computing the amount of principal of, or interest on, any Note on any date.

An amendment of this Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Class of Notes, or which modifies the rights of the Holders of Notes of such Class with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Class.

It will not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment, but it will be sufficient if such Act will approve the substance thereof.

Section 12.3. Execution of Amendments.

In executing or accepting the additional trusts created by any amendment of this Indenture permitted by this Article XII or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee will be entitled to receive, and (subject to Section 11.1) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Indenture Trustee may, but will not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 12.4. Effect of Amendments.

Upon the execution of any amendment of this Indenture, this Indenture will be modified in accordance therewith with respect to each Class of Notes affected thereby, or all Notes, as the case may be, and such amendment will form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Article XIII

Early Redemption of Notes

Section 13.1. Optional Redemption.

(a)(i) The Issuer has the right, but not the obligation, to redeem the Notes in whole but not in part on any Payment Date (a “Redemption Payment Date”) on or after the Payment Date on which the Note Balance (after giving effect to all payments, if any, on that day) of all of the Notes is reduced to less than the Redemption Percentage of the aggregate Note Balance of the Notes Outstanding on the Closing Date. If the Issuer, at the direction of the Depositor, as holder of the Owner Trust Certificate elects to redeem the Notes, it will cause the Issuer to notify the Holders for the Notes at least ten (10) days prior to the Redemption Payment Date. The redemption price for the Notes will equal the Redemption Amount and shall be deposited by the Issuer into the Note Payment Account on the Business Day immediately preceding the Redemption Date and applied with Available Funds pursuant to Section 4.5. If the Issuer is unable to pay the Redemption Amount in full on the Redemption Date, monthly payments on the Notes will thereafter be made until the aggregate Note Balance of the Notes Outstanding, plus all accrued and unpaid interest, is paid in full or the Stated Maturity Date occurs, whichever is earlier, subject to Article VII, Article VIII.

(ii) In addition, the Depositor, as holder of the Owner Trust Certificate, may direct the Issuer to, upon five (5) Business Days’ prior written notice to the Holders thereof, redeem any Outstanding Class A-2 Note on any Payment Date or Interim Payment Date on which the VFN Principal Balance thereof has been reduced to zero.

(b) Notwithstanding the Issuer’s rights of optional redemption under clause (a) above, the Issuer shall redeem all of the Notes Outstanding on any date before or after the Expected Repayment Date, on which a Permitted Refinancing is effected, the proceeds of which at least equal the Redemption Amount.

(c) Subject to satisfaction of the conditions in Section 2.1(c), the Issuer may consent to a partial redemption of the Notes on any Payment Date in connection with a Permitted Refinancing that does not generate the full Redemption Amount, by applying the proceeds of such Permitted Refinancing received during the related Advance Collection Period with Available Funds pursuant to Section 4.5.

(d) The Class B Notes and the Class C Notes may be repaid at any time using the proceeds of sales of new Notes or otherwise from sources other than collections on the Receivables.

Section 13.2. Notice.

(a) Promptly after the occurrence of any optional redemption pursuant to Section 13.1, the Issuer will notify the Indenture Trustee and the Note Rating Agency in writing of the identity and Note Balance of the affected Class of Notes to be redeemed.

(b) Notice of redemption (each a “Redemption Notice”) will promptly be given as provided in Section 1.7. All notices of redemption will state (i) the Class of Notes to be redeemed pursuant to this Article XIII, (ii) the date on which the redemption of the Class of Notes to be redeemed pursuant to this Article will begin, which will be the Redemption Payment Date, and (iii) the redemption price for such Class of Notes. Following delivery of a Redemption Notice by the Issuer, the Issuer shall be required to purchase the entire aggregate Note Balance of such Class of Notes for the related Redemption Amount on the Redemption Payment Date.

Article XIV

Miscellaneous

Section 14.1. No Petition.

Each of the Indenture Trustee, the Administrative Agent, the Servicer and the Administrator, by entering into this Indenture, each Supplemental Credit Enhancement Provider or Liquidity Provider, as applicable, by accepting its rights as a third party beneficiary hereunder, each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all the Notes, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Supplemental Credit Enhancement Agreement and any Liquidity Facility; provided, however, that nothing contained herein shall prohibit or otherwise prevent the Indenture Trustee from filing proofs of claim in any such proceeding.

Section 14.2. No Recourse.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the Securities Act and the Exchange Act of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 14.3. Tax Treatment.

Notwithstanding anything to the contrary set forth herein, the Issuer has entered into this Indenture with the intention that for United States federal, state and local income and franchise tax purposes the Notes will qualify as indebtedness secured by the Receivables. The Issuer, by entering into this Indenture, each Noteholder, by its acceptance of a Note and each purchaser of a beneficial interest therein, by accepting such beneficial interest, agree to treat such Notes as debt for United States federal, state and local income and franchise tax purposes, unless otherwise required by Applicable Law in a proceeding of final determination. The Indenture Trustee shall treat the Trust Estate as a security device only. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

Section 14.4. Alternate Payment Provisions.

Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the written consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment or notice that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments or notices, as applicable, to be made in accordance with such agreements.

Section 14.5. Termination of Obligations.

The respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate upon satisfaction and discharge of this Indenture as set forth in Article VII, except with respect to the payment obligations described in Section 14.6(b).

Upon this event, the Indenture Trustee shall release, assign and convey to the Issuer or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Trust Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 14.6(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Issuer to vest in the Issuer or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral.

Section 14.6. Final Distribution.

(a) The Issuer shall give the Indenture Trustee at least thirty (30) days prior written notice of the Payment Date on which the Noteholders of any Class may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Not later than the fifth day of the month in which the final distribution in respect of such Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Class specifying (i) the date upon which final payment of such Class will be made upon presentation and surrender of Notes of such Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Noteholders of any Class (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in any Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if such Notes are Definitive Notes. In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in clause (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof (including costs related to giving the second notice) shall be paid out of the funds in the Collection and Funding Account. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 14.7. Supplemental Credit Enhancement Provider and Liquidity Provider as Third-Party Beneficiaries.

Each Supplemental Credit Enhancement Provider and Liquidity Provider (for purposes of Section 11.7) is a third-party beneficiary of this Indenture to the extent specified herein or in the applicable Supplemental Credit Enhancement Agreement or Liquidity Facility.

Section 14.8. Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HOMEQ SERVICER ADVANCE RECEIVABLES TRUST 2010-ADV1, as Issuer By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[Signatures continue]

[Signature Page to Amended and Restated Indenture]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:
Name:
Title:

By:
Name:
Title:

[Signatures continue]

[Signature Page to Amended and Restated Indenture]

HLSS Holdings, LLC, as Administrator and as Servicer (on and after the MSR Transfer Date) By: Home Loan Servicing Solutions, Ltd., its sole member

By:
Name:	William C. Erbey
Title:	Chief Executive Officer

[Signatures continue]

[Signature Page to Amended and Restated Indenture]

OCWEN LOAN SERVICING, LLC, as Servicer (prior to the MSR Transfer Date)

By:
Name:
Title:

[Signatures continue]

[Signature Page to Amended and Restated Indenture]

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

Consented to by:

SHEFFIELD RECEIVABLES CORPORATION, as sole Holder of the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes

By: Barclays Bank PLC, as Attorney-in-Fact

By:
Name:
Title:

[Signatures continue]

[Signature Page to Amended and Restated Indenture]

Consented to by:

OCWEN FINANCIAL CORPORATION, as Administrator (prior to the Effective Date)

By:
Name:
Title:

[End of signatures]

[Signature Page to Amended and Restated Indenture]

Exhibit 10.5a

Appendix A

MSR TRANSFER NOTICE

[Date]

Deutsche Bank Trust Company Americas

1761 East St. Andrew Place

Santa Ana, California 92705

Attention: Trust Administration - OC10S2

Re: HOMEQ SERVICER ADVANCE RECEIVABLES TRUST 2010-ADV1

NOTICE OF TRANSFER OF MORTGAGE SERVICING RIGHTS

On             , 20     (the “MSR Transfer Date”), Ocwen Loan Servicing, LLC (“OLS”) sold to HLSS Holdings, LLC (“HLSS”) all of the servicing rights and obligations of OLS under the Designated Servicing Agreements set forth on Schedule A attached hereto (the “MSR Transfer”).

All required consents and rating agency letters required under such Designated Servicing Agreements for the MSR Transfer were obtained on or before the MSR Transfer Date.

HLSS HOLDINGS, LLC

By: Home Loan Servicing Solutions, Ltd., its sole member

By:

Name: William C. Erbey

Title: Chief Executive Officer

Appendix A-1

Schedule A

Appendix A-2

Schedule 1

LIST OF DESIGNATED SERVICING AGREEMENTS

1. EQLS 2007-1	Pooling and Servicing Agreement, dated as of June 1, 2007, among BCAP LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC. D/B/A HOMEQ SERVICING, as Servicer, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Custodian.	695

2. SABR 2007-NC2	Pooling and Servicing Agreement, dated as of February 1, 2007, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC. D/B/A HOMEQ SERVICING, as Servicer, NC CAPITAL CORPORATION, as Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	612

3. SABR 2007-NC1	Pooling and Servicing Agreement, dated as of January 1, 2007, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC. D/B/A HOMEQ SERVICING, as Servicer, NC CAPITAL CORPORATION, as Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	613

4. SABR 2006-FR3	Pooling and Servicing Agreement, dated as of July 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, OFFICETIGER GLOBAL REAL ESTATE SERVICES INC., as Loan Performance Advisor, FREMONT INVESTMENT & LOAN, as Responsible Party, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.	617

5. SABR 2006-HE1	Pooling and Servicing Agreement, dated as of August 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, FREMONT INVESTMENT & LOAN, as a Responsible Party, AEGIS MORTGAGE CORPORATION, as a Responsible Party, DECISION ONE MORTGAGE COMPANY, LLC, as a Responsible Party, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.	618

6. SABR 2006-HE2	Pooling and Servicing Agreement, dated as of September 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, FREMONT INVESTMENT & LOAN, as a Responsible Party, NC CAPITAL CORPORATION, as a Responsible Party, AEGIS MORTGAGE CORPORATION, as a Responsible Party, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.	619

Schedule 1-1

7. SABR 2006-NC3	Pooling and Servicing Agreement, dated as of October 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, NC CAPITAL CORPORATION, as Responsible Party, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian.	620

8. SABR 2006-WM2	Pooling and Servicing Agreement, dated as of October 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, WMC MORTGAGE CORP., as Responsible Party, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.	621

9. SABR 2006-WM3	Pooling and Servicing Agreement, dated as of November 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC., D/B/A HOMEQ SERVICING, as Servicer, WMC MORTGAGE CORP., as Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian.	622

10. SABR 2006-FR4	Pooling and Servicing Agreement, dated as of November 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC., D/B/A HOMEQ SERVICING, as Servicer, FREMONT INVESTMENT & LOAN, as Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian.	623

11. SABR 2006-WM4	Pooling and Servicing Agreement, dated as of December 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC., D/B/A HOMEQ SERVICING, as Servicer, WMC MORTGAGE CORP., as Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian.	624

12. SABR 2007-HE1	Pooling and Servicing Agreement, dated as of January 1, 2007, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC., D/B/A HOMEQ SERVICING, as Servicer, WMC MORTGAGE CORP., as a Responsible Party, NC CAPITAL CORPORATION, as a Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian.	625

Schedule 1-2

13. SABR 2007-BR5	Pooling and Servicing Agreement, dated as of June 1, 2007, among BCAP LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC., D/B/A HOMEQ SERVICING, as Servicer, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	607

14. SABR 2007-BR4	Pooling and Servicing Agreement, dated as of May 1, 2007, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC., D/B/A HOMEQ SERVICING, as Servicer, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	608

15. SABR 2007-BR3	Pooling and Servicing Agreement, dated as of May 1, 2007, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC., D/B/A HOMEQ SERVICING, as Servicer, WMC MORTGAGE CORP., as Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian.	609

16. SABR 2007-BR2	Pooling and Servicing Agreement, dated as of April 1, 2007, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC., D/B/A HOMEQ SERVICING, as Servicer, WMC MORTGAGE CORP., as Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian.	610

17. SABR 2007-BR1	Pooling and Servicing Agreement, dated as of March 1, 2007, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, BARCLAYS CAPITAL REAL ESTATE INC., D/B/A HOMEQ SERVICING, as Servicer, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	611

18. PPSI 2004-WHQ1	Pooling and Servicing Agreement, dated as of September 1, 2004, among PARK PLACE SECURITIES, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Master Servicer, and WELLS FARGO BANK, N.A., as Trustee.	600

19. PPSI 2004-MHQ1	Pooling and Servicing Agreement, dated as of October 1, 2004, among PARK PLACE SECURITIES, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Master Servicer, and WELLS FARGO BANK, N.A., as Trustee.	601

20. PPSI 2004-WHQ2	Pooling and Servicing Agreement, dated as of November 1, 2004, among PARK PLACE SECURITIES, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Master Servicer, and WELLS FARGO BANK, N.A., as Trustee.	602

21. PPSI 2005-WHQ1	Pooling and Servicing Agreement, dated as of February 1, 2005, among PARK PLACE SECURITIES, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Master Servicer, and WELLS FARGO BANK, N.A., as Trustee.	603

Schedule 1-3

22. PPSI 2005-WHQ2	Pooling and Servicing Agreement, dated as of April 1, 2005, among PARK PLACE SECURITIES, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Master Servicer, and WELLS FARGO BANK, N.A., as Trustee.	604

23. PPSI 2005-WHQ3	Pooling and Servicing Agreement, dated as of May 1, 2005, among PARK PLACE SECURITIES, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Master Servicer, and WELLS FARGO BANK, N.A., as Trustee.	605

24. PPSI 2005-WHQ4	Pooling and Servicing Agreement, dated as of August 1, 2005, among PARK PLACE SECURITIES, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Master Servicer, and WELLS FARGO BANK, N.A., as Trustee.	606

25. SABR 2005-HE1	Pooling and Servicing Agreement, dated as of November 1, 2005, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, COUNTRYWIDE HOME LOANS SERVICING LP, as Servicer, MORTGAGERAMP, INC., as Loan Performance Advisor, NC CAPITAL CORPORATION, as a Responsible Party, WMC MORTGAGE CORPORATION, as a Responsible Party, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.	614

26. SABR 2006-FR1	Pooling and Servicing Agreement, dated as of February 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, MORTGAGERAMP, INC., as Loan Performance Advisor, FREMONT INVESTMENT & LOAN, as Responsible Party, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.	615

27. SABR 2006-FR2	Pooling and Servicing Agreement, dated as of June 1, 2006, among SECURITIZED ASSET BACKED RECEIVABLES LLC, as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, OFFICETIGER GLOBAL REAL ESTATE SERVICES INC., as Loan Performance Advisor, FREMONT INVESTMENT & LOAN, as Responsible Party, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.	616

28. ABFC 2003-WMC1	Pooling and Servicing Agreement, dated as of November 1, 2003, by and between ASSET BACKED FUNDING CORPORATION, HOMEQ SERVICING CORPORATION, and JPMORGAN CHASE BANK	245

29. FFML 2005-FF5	Pooling and Servicing Agreement, dated as of April 1, 2005, among ASSET BACKED FUNDING CORPORATION, as Depositor, HOMEQ SERVICING CORPORATION, as Servicer and JPMORGAN CHASE BANK, N.A., as Trustee.	247

Schedule 1-4

30. ABFC 2005-WMC1	Pooling and Servicing Agreement, dated as of September 1, 2005, among ASSET BACKED FUNDING CORPORATION, as Depositor, HOMEQ SERVICING CORPORATION, as Servicer and WELLS FARGO BANK, N.A., as Trustee.	248

31. ABSHE 2004-HE1	Pooling and Servicing Agreement, dated as of January 1, 2004, among ASSET BACKED SECURITIES CORPORATION, as Depositor, DLJ MORTGAGE CAPITAL, INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	288

32. ABSHE 2004-HE2	Pooling and Servicing Agreement, dated as of April 1, 2004, among ASSET BACKED SECURITIES CORPORATION, as Depositor, DLJ MORTGAGE CAPITAL, INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, and WELLS FARGO BANK, N.A., as Trustee.	289

33. ABSHE 2006-HE2	Pooling and Servicing Agreement, dated as of March 1, 2004, among ASSET BACKED SECURITIES CORPORATION, as Depositor, DLJ MORTGAGE CAPITAL, INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, MORTGAGERAMP, INC., as Loan Performance Advisor, and U.S. BANK, NATIONAL ASSOCIATION, as Trustee.	290

34. ACE 2004-RM1	Pooling and Servicing Agreement, dated as of July 1, 2004, among ACE SECURITIES CORP., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator, and HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee.	255

35. GSAMP 2004-FM1	Pooling and Servicing Agreement, dated as of January 1, 2004, among GS MORTGAGE SECURITIES CORP., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.	292

36. GSAMP 2004-FM2	Pooling and Servicing Agreement, dated as of March 1, 2004, among GS MORTGAGE SECURITIES CORP., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.	293

37. EMLT 2004-1	Pooling and Servicing Agreement, dated as of February 15, 2004, among FINANCIAL ASSET SECURITIES CORP., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	215

38. FFML 2004-FFH1	Pooling and Servicing Agreement, dated as of March 1, 2004, among FINANCIAL ASSET SECURITIES CORP., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.	216

Schedule 1-5

39. SVHE 2004-1	Pooling and Servicing Agreement, dated as of August 1, 2004, among FINANCIAL ASSET SECURITIES CORP., as Depositor, HOMEQ SERVICING CORPORATION, as a Servicer, SAXON MORTGAGE SERVICES, INC., as a Servicer, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	218

40. FINA 2004-2	Pooling and Servicing Agreement, dated as of August 1, 2004, among FINANCIAL ASSET SECURITIES CORP., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	219

41. SVHE 2005-CTX1	Pooling and Servicing Agreement, dated as of November 1, 2005, among FINANCIAL ASSET SECURITIES CORP., as Depositor, CENTEX HOME EQUITY COMPANY, LLC, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, and JPMORGAN CHASE BANK, N.A., as Trustee.	640

42. SAIL 2004-4	Securitization Servicing Agreement, dated as of May 1, 2004, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES INC., as Master Servicer, and LASALLE BANK NATIONAL ASSOCIATION, as Trustee.	211

43. SAIL 2004-7	Securitization Servicing Agreement, dated as of July 1, 2004, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer, and LASALLE BANK NATIONAL ASSOCIATION, as Trustee.	212

44. FHLT 2004-3	Securitization Servicing Agreement, dated as of October 1, 2004, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	213

45. SAIL 2005-7	Securitization Servicing Agreement, dated as of July 1, 2005, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	214

46. SAIL 2006-3	Securitization Servicing Agreement, dated as of June 1, 2006, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	631

47. SAIL 2006-4	Securitization Servicing Agreement, dated as of June 1, 2006, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	632

Schedule 1-6

48. SASC 2006-BC2	Securitization Servicing Agreement, dated as of August 1, 2006, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	633

49. SASC 2006-W1A	Securitization Servicing Agreement, dated as of August 1, 2006, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	634

50. SASC 2006-BC5	Securitization Servicing Agreement, dated as of November 1, 2006, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	636

51. SASC 2007-BC2	Securitization Servicing Agreement, dated as of February 1, 2007, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	637

52. SASC 2007-EQ1	Securitization Servicing Agreement, dated as of April 1, 2007, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	638

53. SAIL 2005-HE1	Securitization Servicing Agreement, dated as of July 1, 2005, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	650

54. SAIL 2005-HE2	Securitization Servicing Agreement, dated as of July 1, 2005, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	651

55. SAIL 2005-HE3	Securitization Servicing Agreement, dated as of July 1, 2005, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	652

56. SAIL 2005-8	Securitization Servicing Agreement, dated as of September 1, 2005, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	653

Schedule 1-7

57. SASC 2005-AR1	Securitization Servicing Agreement, dated as of November 1, 2005, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	654

58. SAIL 2005-11	Securitization Servicing Agreement, dated as of December 1, 2005, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	656

59. SAIL 2006-2	Securitization Servicing Agreement, dated as March 1, 2006, among LEHMAN BROTHERS HOLDINGS INC., as Seller, HOMEQ SERVICING CORPORATION, as Servicer, AURORA LOAN SERVICES LLC, as Master Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	658

60. MLMI 2004-WMC1	Pooling and Servicing Agreement, dated as of January 1, 2004, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and WELLS FARGO BANK, N.A., as Trustee.	222

61. FFML 2004-FF1	Pooling and Servicing Agreement, dated as of February 1, 2004, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and WELLS FARGO BANK, N.A., as Trustee.	223

62. MLMI 2004-WMC2	Pooling and Servicing Agreement, dated as of March 1, 2004, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and WELLS FARGO BANK, N.A., as Trustee.	224

63. MLMI 2004-WMC3	Pooling and Servicing Agreement, dated as of April 1, 2004, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and WELLS FARGO BANK, N.A., as Trustee.	225

64. MLMI 2004-WMC4	Pooling and Servicing Agreement, dated as of June 1, 2004, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and WELLS FARGO BANK, N.A., as Trustee.	226

65. MLMI 2004-WMC5	Pooling and Servicing Agreement, dated as of October 1, 2004, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and WELLS FARGO BANK, N.A., as Trustee.	228

66. MSAC 2003-NC5	Pooling and Servicing Agreement, dated as of May 1, 2003, by and between MORGAN STANLEY ABS CAPITAL I INC., HOMEQ SERVICING CORPORATION, NC CAPITAL CORPORATION, DEUTSCHE BANK NATIONAL TRUST COMPANY	260

Schedule 1-8

67. MSAC 2003-NC6	Pooling and Servicing Agreement, dated as of June 1, 2003, by and between MORGAN STANLEY ABS CAPITAL I INC., HOMEQ SERVICING CORPORATION, NC CAPITAL CORPORATION, DEUTSCHE BANK NATIONAL TRUST COMPANY	261

68. MSAC 2003-NC7	Pooling and Servicing Agreement, dated as of July 1, 2003, as amended, as of as of April 14, 2005, by and between MORGAN STANLEY ABS CAPITAL I INC., HOMEQ SERVICING CORPORATION, NC CAPITAL CORPORATION, DEUTSCHE BANK NATIONAL TRUST COMPANY	262

69. MSAC 2003-NC9	Pooling and Servicing Agreement, dated as of August 1, 2003, by and between MORGAN STANLEY ABS CAPITAL I INC., HOMEQ SERVICING CORPORATION, NC CAPITAL CORPORATION, DEUTSCHE BANK NATIONAL TRUST COMPANY, ACE GUARANTY CORP.	263

70. MSAC 2004-NC1	Pooling and Servicing Agreement, dated as of January 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, NC CAPITAL CORPORATION, as Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	264

71. MSAC 2004-HE2	Pooling and Servicing Agreement, dated as of April 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, CHASE MANHATTAN MORTGAGE CORPORATION, as a Servicer, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, AAMES CAPITAL CORPORATION, ACCREDITED HOME LENDERS, INC., NC CAPITAL CORPORATION, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	265

72. MSAC 2004-NC4	Pooling and Servicing Agreement, dated as of May 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, NC CAPITAL CORPORATION, as Responsible Party and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	266

73. MSAC 2004-HE3	Pooling and Servicing Agreement, dated as of May 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, CHASE MANHATTAN MORTGAGE CORPORATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, AAMES CAPITAL CORPORATION, ACCREDITED HOME LENDERS, INC., NC CAPITAL CORPORATION, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	267

Schedule 1-9

74. MSAC 2004-HE4	Pooling and Servicing Agreement, dated as of June 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, CHASE MANHATTAN MORTGAGE CORPORATION, as a Servicer, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, AAMES CAPITAL CORPORATION, ACCREDITED HOME LENDERS, INC., NC CAPITAL CORPORATION, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	268

75. MSAC 2004-HE5	Pooling and Servicing Agreement, dated as of July 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, CHASE MANHATTAN MORTGAGE CORPORATION, as a Servicer, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, ACCREDITED HOME LENDERS, INC., NC CAPITAL CORPORATION, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	269

76. MSAC 2004-NC6	Pooling and Servicing Agreement, dated as of July 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, CHASE MANHATTAN MORTGAGE CORPORATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, NEW CENTURY MORTGAGE CORPORATION, as a Servicer, NC CAPITAL CORPORATION, as Responsible Party and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	270

77. MSAC 2004-WMC1	Pooling and Servicing Agreement, dated as of July 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, WMC MORTGAGE CORP., as Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	271

78. MSAC 2004-HE6	Pooling and Servicing Agreement, dated as of August 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, CHASE MANHATTAN MORTGAGE CORPORATION, as a Servicer, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, ACCREDITED HOME LENDERS, INC., NC CAPITAL CORPORATION, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	273

Schedule 1-10

79. MSAC 2004-NC7	Pooling and Servicing Agreement, dated as of August 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, CHASE MANHATTAN MORTGAGE CORPORATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, NEW CENTURY MORTGAGE CORPORATION, as a Servicer, NC CAPITAL CORPORATION, as Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	274

80. MSAC 2004-HE7	Pooling and Servicing Agreement, dated as of August 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, CHASE MANHATTAN MORTGAGE CORPORATION, as a Servicer, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, NEW CENTURY MORTGAGE CORPORATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, AAMES CAPITAL CORPORATION, MILA, INC., NC CAPITAL CORPORATION, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	298

81. MSAC 2004-WMC2	Pooling and Servicing Agreement, dated as of August 1, 2004, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, WMC MORTGAGE CORP., as Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	299

82. MSHEL 2005-1	Pooling and Servicing Agreement, dated as of January 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, CHASE HOME FINANCE LLC, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, FIRST NLC FINANCIAL SERVICES, LLC, MILA, INC., and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	660

83. MSAC 2005-HE1	Pooling and Servicing Agreement, dated as of January 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, OPTION ONE MORTGAGE CORPORATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, NC CAPITAL CORPORATION, ACCREDITED HOME LENDERS, INC., DECISION ONE MORTGAGE COMPANY LLC, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	661

Schedule 1-11

84. MSAC 2005-NC1	Pooling and Servicing Agreement, dated as of February 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, HOMEQ SERVICING CORPORATION, as a Servicer, CHASE HOME FINANCE LLC, as a Servicer, NEW CENTURY MORTGAGE CORPORATION, as a Servicer, NC CAPITAL CORPORATION, as Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	662

85. MSAC 2005-HE2	Pooling and Servicing Agreement, dated as of March 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, OPTION ONE MORTGAGE CORPORATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, NC CAPITAL CORPORATION, ACCREDITED HOME LENDERS, INC., DECISION ONE MORTGAGE COMPANY LLC, AAMES CAPITAL CORPORATION, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	663

86. MSHEL 2005-2	Pooling and Servicing Agreement, dated as of May 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Servicer, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, ACCREDITED HOME LENDERS, INC., as a Responsible Party, FIRST NLC FINANCIAL SERVICES, LLC, as a Responsible Party, MILA, INC., as a Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	665

87. MSAC 2005-HE3	Pooling and Servicing Agreement, dated as of July 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, WMC MORTGAGE CORP., NC CAPITAL CORPORATION, ACCREDITED HOME LENDERS, INC., DECISION ONE MORTGAGE COMPANY LLC, LASALLE BANK NATIONAL ASSOCIATION, as Custodian, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	666

Schedule 1-12

88. MSAC 2005-HE4	Pooling and Servicing Agreement, dated as of August 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, WMC MORTGAGE CORP., ACCREDITED HOME LENDERS, INC., DECISION ONE MORTGAGE COMPANY LLC, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and as a Custodian, LASALLE BANK NATIONAL ASSOCIATION, as a Custodian, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as a Custodian.	667

89. MSHEL 2005-3	Pooling and Servicing Agreement, dated as of August 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, MILA, INC., as Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	668

90. MSAC 2005-HE5	Pooling and Servicing Agreement, dated as of October 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, WMC MORTGAGE CORP., NC CAPITAL CORPORATION, DECISION ONE MORTGAGE COMPANY LLC, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and as a Custodian, LASALLE BANK NATIONAL ASSOCIATION, as a Custodian and DEUTSCHE BANK NATIONAL TRUST COMPANY, as a Custodian.	669

91. MSHEL 2005-4	Pooling and Servicing Agreement, dated as of November 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, FIRST NLC FINANCIAL SERVICES, LLC, as Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and LASALLE BANK NATIONAL ASSOCIATION, as Custodian.	670

Schedule 1-13

92. MSAC 2005-HE6	Pooling and Servicing Agreement, dated as of November 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, WMC MORTGAGE CORP., NC CAPITAL CORPORATION, DECISION ONE MORTGAGE COMPANY LLC, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Custodian, LASALLE BANK NATIONAL ASSOCIATION, as a Custodian, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	671

93. MSAC 2005-HE7	Pooling and Servicing Agreement, dated as of December 1, 2005, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, WMC MORTGAGE CORP., NC CAPITAL CORPORATION, DECISION ONE MORTGAGE COMPANY LLC, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Custodian, LASALLE BANK NATIONAL ASSOCIATION, as a Custodian and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	673

94. MSHEL 2006-1	Pooling and Servicing Agreement, dated as of January 1, 2006, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, DECISION ONE MORTGAGE COMPANY, LLC, FIRST NLC FINANCIAL SERVICES, LLC, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and LASALLE BANK NATIONAL ASSOCIATION, as Custodian.	674

95. MSAC 2006-NC1	Pooling and Servicing Agreement, dated as of January 1, 2006, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, NC CAPITAL CORPORATION, as Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	675

96. MSHEL 2006-2	Pooling and Servicing Agreement, dated as of March 1, 2006, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, FIRST NLC FINANCIAL SERVICES, LLC, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	676

Schedule 1-14

97. MSAC 2006-NC3	Pooling and Servicing Agreement, dated as of April 1, 2006, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, WELLS FARGO BANK, N.A., as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, NC CAPITAL CORPORATION, as Responsible Party, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	678

98. MSAC 2006-HE2	Pooling and Servicing Agreement, dated as of April 1, 2006, among MORGAN STANLEY CAPITAL I INC., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator, as a Servicer and as a Custodian, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, WMC MORTGAGE CORP., as a Responsible Party, DECISION ONE MORTGAGE COMPANY, LLC, as a Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and LASALLE BANK NATIONAL ASSOCIATION, as a Custodian.	679

99. MSAC 2006-HE3	Pooling and Servicing Agreement, dated as of May 1, 2006, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Servicer and as a Custodian, HOMEQ SERVICING CORPORATION, as a Servicer, NC CAPITAL CORPORATION, as a Responsible Party, WMC MORTGAGE CORP., as a Responsible Party, DECISION ONE MORTGAGE COMPANY, LLC, as a Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and LASALLE BANK NATIONAL ASSOCIATION, as a Custodian.	680

100. MSHEL 2006-3	Pooling and Servicing Agreement, dated as of May 1, 2006, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, HOMEQ SERVICING CORPORATION, as a Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Servicer, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Servicer, FIRST NLC FINANCIAL SERVICES, LLC, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	681

Schedule 1-15

101. MSAC 2006-HE5	Pooling and Servicing Agreement, dated as of June 1, 2006, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, COUNTRYWIDE HOME LOANS SERVICING LP, as a Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Servicer and as a Custodian, HOMEQ SERVICING CORPORATION, as a Servicer, NEW CENTURY MORTGAGE CORPORATION, as a Servicer, NC CAPITAL CORPORATION, as a Responsible Party, WMC MORTGAGE CORP., as a Responsible Party, DECISION ONE MORTGAGE COMPANY, LLC, as a Responsible Party, DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee, and LASALLE BANK NATIONAL ASSOCIATION, as a Custodian.	682

102. MSIX 2006-1	Pooling and Servicing Agreement, dated as of June 1, 2006, among MORGAN STANLEY ABS CAPITAL I INC., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, as Securities Administrator and as a Servicer, SAXON MORTGAGE SERVICES, INC., as a Servicer, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Servicer, HOMEQ SERVICING CORPORATION, as a Servicer, FIRST NLC FINANCIAL SERVICES, LLC, as a Responsible Party, DECISION ONE MORTGAGE COMPANY, LLC, as a Responsible Party, WMC MORTGAGE CORP., as a Responsible Party, IXIS REAL ESTATE CAPITAL INC., and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.	683

103. PCHLT 2004-1	Pooling and Servicing Agreement, dated as of April 1, 2004, among PEOPLE’S CHOICE HOME LOAN SECURITIES CORP., HOMEQ SERVICING CORPORATION, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator, and HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee.	230

104. MABS 2004-WMC2	Pooling and Servicing Agreement, dated as of July 1, 2004, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	242

105. MABS 2004-FRE1	Pooling and Servicing Agreement dated as of July 1, 2004, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., HOMEQ SERVICING CORPORATION AND U.S. BANK NATIONAL ASSOCIATION	243

106. MABS 2004-WMC3	Pooling and Servicing Agreement, dated as of December 1, 2004, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and U.S. BANK NATIONAL ASSOCIATION as Trustee.	280

Schedule 1-16

107. MABS 2005-FRE1	Pooling and Servicing Agreement, dated as of November 1, 2005, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, and U.S. BANK NATIONAL ASSOCIATION as Trustee.	281

108. MABS 2006-WMC1	Pooling and Servicing Agreement, dated as of March 1, 2006, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer, Trust Administrator and Custodian, and U.S. BANK NATIONAL ASSOCIATION as Trustee.	282

109. MABS 2006-HE3	Pooling and Servicing Agreement, dated as of August 1, 2006, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer, Trust Administrator and Custodian, and U.S. BANK NATIONAL ASSOCIATION as Trustee.	283

110. MABS 2006-NC2	Pooling and Servicing Agreement, dated as of September 1, 2006, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, HOMEQ SERVICING CORPORATION, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator, and U.S. BANK NATIONAL ASSOCIATION as Trustee.	644

111. MABS 2006-HE4	Pooling and Servicing Agreement, dated as of November 1, 2006, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, BARCLAYS CAPITAL REAL ESTATE INC. D/B/A HOMEQ SERVICING, as Servicer, WELLS FARGO BANK, N.A., as Servicer, Master Servicer, Trust Administrator and Custodian, and U.S. BANK NATIONAL ASSOCIATION as Trustee.	645

112. MABS 2006-NC3	Pooling and Servicing Agreement, dated as of December 1, 2006, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, BARCLAYS CAPITAL REAL ESTATE INC. D/B/A HOMEQ SERVICING, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator, and U.S. BANK NATIONAL ASSOCIATION as Trustee.	646

113. MABS 2006-HE5	Pooling and Servicing Agreement, dated as of December 1, 2006, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, BARCLAYS CAPITAL REAL ESTATE INC. D/B/A HOMEQ SERVICING, as Servicer, WELLS FARGO BANK, N.A., as Master Servicer, Trust Administrator and Custodian, and U.S. BANK NATIONAL ASSOCIATION as Trustee.	647

Schedule 1-17

114. MABS 2007-HE1	Pooling and Servicing Agreement, dated as of May 1, 2007, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, BARCLAYS CAPITAL REAL ESTATE INC. D/B/A HOMEQ SERVICING, as Servicer, WELLS FARGO BANK, N.A., as Servicer, Master Servicer, Trust Administrator and Custodian, and U.S. BANK NATIONAL ASSOCIATION as Trustee.	648

115. MABS 2007-HE2	Pooling and Servicing Agreement, dated as of August 1, 2007, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor, OPTION ONE MORTGAGE CORPORATION, as a Servicer, BARCLAYS CAPITAL REAL ESTATE INC. D/B/A HOMEQ SERVICING, as a Servicer, WELLS FARGO BANK, N.A., as Master Servicer, Trust Administrator and Custodian, and U.S. BANK NATIONAL ASSOCIATION as Trustee.	649

116. WMLT 2005-WMC1	Pooling and Servicing Agreement, dated as of September 1, 2005, among WACHOVIA MORTGAGE LOAN TRUST, LLC, as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Certificate Administrator and Custodian, HOMEQ SERVICING CORPORATION, as Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.	241

Schedule 1-18

Exhibit A-1

FORM OF TERM NOTE

Class [ ] Note
Note Number: [ ]	Initial Note Balance: $[ ]

THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTE BALANCE SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE 1933 ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY NOTEHOLDER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, IN EACH CASE IN COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND APPLICABLE STATE SECURITIES LAWS.

EACH HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT EITHER (I) IT IS NOT, AND IS NOT ACQUIRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN FOR, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA, A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE, AN ENTITY WHICH IS DEEMED TO HOLD THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, OR A GOVERNMENTAL OR CHURCH PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL SATISFY THE REQUIREMENTS OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14 (RELATING TO TRANSACTIONS AFFECTED BY A QUALIFIED PROFESSIONAL ASSET MANAGER), PTCE 90-1 (RELATING TO INVESTMENTS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS), PTCE 91-38 (RELATING TO INVESTMENTS IN BANK COLLECTIVE INVESTMENT

Exhibit A-1-1

FUNDS), PTCE 95-60 (RELATING TO TRANSACTIONS INVOLVING INSURANCE COMPANY GENERAL ACCOUNTS), PTCE 96-23 (RELATING TO TRANSACTIONS DIRECTED BY AN IN-HOUSE PROFESSIONAL ASSET MANAGER) OR THE STATUTORY PROHIBITED TRANSACTION EXEMPTION FOR SERVICE PROVIDERS SET FORTH IN SECTION 408(B)(17) OF ERISA OR A SIMILAR CLASS OR STATUTORY EXEMPTION AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SIMILAR LAW).

THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN SECTION 6.1 OF THE INDENTURE UNDER WHICH THIS NOTE IS ISSUED (A COPY OF WHICH IS AVAILABLE FROM THE ISSUER UPON REQUEST). EACH TRANSFEREE OF THIS NOTE SHALL PROVIDE THE NOTE REGISTRAR AND THE ISSUER THE CERTIFICATION REQUIRED BY SECTION 6.1(g) OF THE INDENTURE AND THIS NOTE MAY BE TRANSFERRED ONLY UPON RECEIPT BY THE NOTE REGISTRAR AND ISSUER OF SUCH CERTIFICATION. PRIOR TO PURCHASING THIS NOTE, PROSPECTIVE PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTIONS FROM THE RESTRICTIONS ON RESALE OR TRANSFER.

THIS NOTE IS A LIMITED RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED TO RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE. THE ISSUER IS NOT PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE. THIS NOTE DOES NOT EVIDENCE AN OBLIGATION OF OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE SERVICER, THE SUBSERVICER, THE INDENTURE TRUSTEE, THE ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

Exhibit A-1-2

HOMEQ SERVICER ADVANCE RECEIVABLES TRUST 2010-ADV1

ADVANCE RECEIVABLES BACKED NOTES, SERIES 2010-ADV1

CLASS [            ] NOTE

HomEq Servicer Advance Receivables Trust 2010-ADV1, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to [            ], or registered assigns (the “Noteholder”), the principal sum of [            ] ($[            ]) or so much thereof as may be outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in the Indenture.

Principal of this Note is payable on each applicable Payment Date in an amount equal to the product of (i) the quotient expressed as a percentage of (a) the Outstanding Note Balance of this Note on such Payment Date over (b) the Outstanding Note Balance of the Class [    ] Notes on such Payment Date, and (ii) the amount distributed to pay down the Note Balance of the Outstanding Class [    ] Notes on such Payment Date. The Outstanding Note Balance of this Note bears interest at the applicable Note Interest Rate as set forth in the Indenture. On each applicable Payment Date, in accordance with the terms and provisions of the Indenture, interest on this Note will be paid in an amount equal to the product of (i) the quotient expressed as a percentage of (a) the Outstanding Note Balance of this Note on such Payment Date over (b) the Outstanding Note Balance of the Class [    ] Notes on such Payment Date, and (b) the amount distributed to pay interest on the Class [    ] Notes on such Payment Date.

Capitalized terms used but not defined herein have the meanings set forth in the Amended and Restated Indenture, (as may be amended from time to time, the “Indenture”), dated as of [            ], 2012, among the Issuer, Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary (the “Indenture Trustee”), HLSS Holdings, LLC, as Administrator (in such capacity, the “Administrator”) and as Servicer (on and after the MSR Transfer Date) (in such capacity, the “Servicer”), Ocwen Loan Servicing, LLC, as a Subservicer (in such capacity, the “Subservicer”) and as Servicer (prior to the MSR Transfer Date) (in such capacity, the “Servicer”), Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), and consented by Sheffield Receivables Corporation and Ocwen Financial Corporation.

In the event of a payment of all or a portion of the Note Balance of this Note, in accordance with the terms and provisions of the Indenture, the Noteholder thereof shall, and is hereby authorized to, record on the schedule attached to this Note the date and amount of the Outstanding Note Balance of this Note following such payment. Absent manifest error, the Note Balance of each Note as set forth in the notations made by the related Noteholder on such Note shall be binding upon the Indenture Trustee and the Issuer; provided, that failure by a Noteholder to make such recordation on its Note or any error in such notation shall not adversely affect any Noteholder’s rights with respect to the Note Balance of its Note and such Noteholder’s right to receive payments in respect of principal and interest in respect thereof.

Exhibit A-1-3

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The statements in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof each Holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

Unless the certificate of authentication hereon shall have been executed by Indenture Trustee Authorized Officer and, if an Authenticating Agent has been appointed by the Indenture Trustee pursuant to Section 11.12 of the Indenture, such Authenticating Agent by manual signature, this Note shall not entitle the Noteholder hereof to any benefit under the Indenture and/or be valid for any purpose.

THIS NOTE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-1-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                    , 20[    ]

HOMEQ SERVICER ADVANCE RECEIVABLES TRUST 2010-ADV1

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Issuer Authorized Officer

Exhibit A-1-5

INDENTURE TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:
	Title:	Authorized Signatory of Indenture Trustee

AUTHENTICATING AGENT’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:
as Authenticating Agent

Exhibit A-1-6

[REVERSE OF NOTE]

This Note is one of the duly authorized Class [    ] Notes of the Issuer, designated as its Advance Receivables Backed Notes, Series 2010-ADV1, Class [    ] (herein called the “Class [    ] Notes”), all issued under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

The payments on the Class [    ] Notes are [senior to the Class [    ] Notes, the Class [    ] Notes and the Class [    ] Notes][, and subordinate to the Class [    ] Notes, the Class [    ] Notes and the Class [    ] Notes], as and to the extent provided in the Indenture.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied in accordance with the Indenture.

The entire unpaid principal amount and all accrued and unpaid interest of this Note shall be due and payable on the earlier of (i) any Redemption Payment Date as set forth in Section 13.1 of the Indenture and (ii) the Stated Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount and all accrued and unpaid interest of the Notes shall be immediately due and payable on the date on which an Event of Default of the kind specified in clause (g), (h), (i) or (j) of Section 8.1 of the Indenture occurs, and, if any other Event of Default occurs and is continuing, then and in each and every such case, either the Indenture Trustee or the Majority Holders of all Outstanding Notes, by notice in writing to the Issuer (and to the Indenture Trustee if given by the Holders), may declare the Outstanding Notes to be immediately due and payable in the manner provided in the Indenture. All applicable principal payments on the Notes shall be made to the Holders of the Notes entitled thereto in accordance with the terms of the Indenture.

The Trust Estate secures this Class [    ] Note and all other Class [    ] Notes equally and ratably without prejudice, priority or distinction between any Class [    ] Note and any other Class [    ] Note. The Notes are limited recourse obligations of the Issuer and are limited in right of payment to amounts available from the Trust Estate, as provided in the Indenture. The Issuer shall not otherwise be liable for payments on the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture.

Any payment of interest or principal on this Note shall be paid on the applicable Payment Date as set forth in the Indenture to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Note Register as of the close of business on the related Record Date by wire transfer in immediately available funds to the account specified in writing by the related Noteholder to the extent provided by the Indenture and otherwise by check mailed to the Noteholder.

Exhibit A-1-7

Any reduction in the Note Balance of this Note (or any one or more predecessor Notes) effected by any payments made on any applicable Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent’s Medallion Program (“STAMP”), and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer may require the Noteholder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note or a beneficial ownership interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the Exchange Act of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all the Notes, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Supplemental Credit Enhancement Agreement and any Liquidity Facility.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for United States federal, state and local income and franchise tax purposes, the Notes will qualify as indebtedness secured by the Receivables. Each Noteholder, by its acceptance of a

Exhibit A-1-8

Note, and each purchaser of a beneficial interest therein, by accepting such beneficial interest, agrees to treat such Notes as debt for United States federal, state and local income and franchise tax purposes, unless otherwise required by Applicable Law in a proceeding of final determination.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer or other parties thereto and the rights of the Holders of the Notes under the Indenture at any time pursuant to the terms and provisions of Article XII of the Indenture. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Notes or a particular Class of Notes, on behalf of all of the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any Noteholder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Notes are issuable only in definitive form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

Notwithstanding any other provisions herein or in the Indenture, a Holder of this Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on this Note on the Stated Maturity Date and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of the Holder; provided, however, that notwithstanding any other provision of the Indenture to the contrary, the obligation to pay principal of or interest on this Note or any other amount payable to the Holder will be without recourse to the Receivables Seller, the Depositor, the Administrator, the Servicer, the Subservicer, the Indenture Trustee, or any Affiliate (other than the Issuer), officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on this Note or any other amount payable to the Holder will be limited to amounts available from the Trust Estate and subject to the priority of payment set forth in the Indenture.

Notwithstanding any other terms of the Indenture or this Note, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in

Exhibit A-1-9

accordance with the terms of the Indenture, the Holder hereof shall not be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No Holder of this Note shall have recourse for the payment of any amount owing in respect of this Note or the Indenture or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under this Note or the Indenture. The foregoing provisions of this Note shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture, or (iii) limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under this Note or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Exhibit A-1-10

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints,                     attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

                    */

*/NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of STAMP.

Exhibit A-1-11

Schedule to Series 2010-ADV1, Class [    ] Note

dated as of [            ], 20[    ]

of HomEq Servicer Advance Receivables Trust 2010-ADV1

Payment Date	Aggregate Amount of principal payment on Class [ ] Notes	Aggregate Note Balance of the Class [ ] Notes following payment	Percentage of Interest in Aggregate Note Balance of this Class [ ] Note following payment	Note Balance of Note following payment

Exhibit A-1-12

Exhibit A-2

FORM OF VARIABLE FUNDING NOTE

Class A-2 Note	Initial Note Balance: $[200,000,000]
Note Number: [ ]	Maximum VFN Principal Balance: $200,000,000

THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTE BALANCE SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE 1933 ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY NOTEHOLDER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, IN EACH CASE IN COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND APPLICABLE STATE SECURITIES LAWS.

EACH HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT EITHER (I) IT IS NOT, AND IS NOT ACQUIRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN FOR, AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA, A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE, AN ENTITY WHICH IS DEEMED TO HOLD THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN PURSUANT TO 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA, OR A GOVERNMENTAL OR CHURCH PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL SATISFY THE REQUIREMENTS OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14 (RELATING TO TRANSACTIONS AFFECTED BY A QUALIFIED PROFESSIONAL ASSET MANAGER), PTCE 90-1 (RELATING TO INVESTMENTS BY INSURANCE COMPANY POOLED SEPARATE ACCOUNTS),

Exhibit A-2-1

PTCE 91-38 (RELATING TO INVESTMENTS IN BANK COLLECTIVE INVESTMENT FUNDS), PTCE 95-60 (RELATING TO TRANSACTIONS INVOLVING INSURANCE COMPANY GENERAL ACCOUNTS), PTCE 96-23 (RELATING TO TRANSACTIONS DIRECTED BY AN IN-HOUSE PROFESSIONAL ASSET MANAGER) OR THE STATUTORY PROHIBITED TRANSACTION EXEMPTION FOR SERVICE PROVIDERS SET FORTH IN SECTION 408(B)(17) OF ERISA OR A SIMILAR CLASS OR STATUTORY EXEMPTION AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL OR CHURCH PLAN, WILL NOT VIOLATE ANY SIMILAR LAW).

THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN SECTION 6.1 OF THE INDENTURE UNDER WHICH THIS NOTE IS ISSUED (A COPY OF WHICH IS AVAILABLE FROM THE ISSUER UPON REQUEST). EACH TRANSFEREE OF THIS NOTE SHALL PROVIDE THE NOTE REGISTRAR AND THE ISSUER THE CERTIFICATION REQUIRED BY SECTION 6.1(g) OF THE INDENTURE AND THIS NOTE MAY BE TRANSFERRED ONLY UPON RECEIPT BY THE NOTE REGISTRAR AND ISSUER OF SUCH CERTIFICATION. PRIOR TO PURCHASING THIS NOTE, PROSPECTIVE PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTIONS FROM THE RESTRICTIONS ON RESALE OR TRANSFER.

THIS NOTE IS A LIMITED RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED TO RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE. THE ISSUER IS NOT PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE. THIS NOTE DOES NOT EVIDENCE AN OBLIGATION OF OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE SERVICER, THE SUBSERVICER, THE INDENTURE TRUSTEE, THE ADMINISTRATOR OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

Exhibit A-2-2

HOMEQ SERVICER ADVANCE RECEIVABLES TRUST 2010-ADV1

ADVANCE RECEIVABLES BACKED NOTES, SERIES 2010-ADV1

CLASS A-2 NOTE

HomEq Servicer Advance Receivables Trust 2010-ADV1, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to                     , or registered assigns (the “Noteholder”), the principal sum of                      ($        ) or so much thereof as may be advanced and outstanding hereunder and to pay interest on such principal sum or such part thereof as shall remain unpaid from time to time, at the rate and at the times provided in the Indenture.

Principal of this Note is payable on each applicable Payment Date in an amount equal to the product of (i) the quotient expressed as a percentage of (a) the Outstanding VFN Principal Balance of this Note on such Payment Date over (b) the Outstanding VFN Principal Balance of the Class A-2 Notes on such Payment Date, and (ii) the amount distributed to pay down the VFN Principal Balance of the Outstanding Class A-2 Notes on such Payment Date. The Outstanding Note Balance of this Note bears interest at the applicable Note Interest Rate as set forth in the Indenture. On each applicable Payment Date, in accordance with the terms and provisions of the Indenture, interest on this Note will be paid in an amount equal to the product of (i) the quotient expressed as a percentage of (a) the Outstanding VFN Principal Balance of this Note on such Payment Date over (b) the Outstanding VFN Principal Balance of the Class A-2 Notes on such Payment Date, and (ii) the amount distributed to pay interest on the Class A-2 Notes on such Payment Date.

Capitalized terms used but not defined herein have the meanings set forth in the Amended and Restated Indenture, (as may be amended from time to time, the “Indenture”), dated as of [            ], 2012, among the Issuer, Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary (the “Indenture Trustee”), HLSS Holdings, LLC, as Administrator (in such capacity, the “Administrator”) and as Servicer (on and after the MSR Transfer Date) (in such capacity, the “Servicer”), Ocwen Loan Servicing, LLC, as a Subservicer (in such capacity, the “Subservicer”) and as Servicer (prior to the MSR Transfer Date) (in such capacity, the “Servicer”), Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), and consented by Sheffield Receivables Corporation and Ocwen Financial Corporation.

By its acceptance of this Note, each Noteholder covenants and agrees, until the termination of the Revolving Period, on each Funding Date to advance amounts in respect of any VFN Principal Balance increase hereunder to the Issuer, subject to and in accordance with the terms of the Indenture.

In the event of a VFN Principal Balance increase funded by the Noteholders, the Noteholder of this Note shall, and is hereby authorized to, record on the schedule attached to this Note the date and amount of any VFN Principal Balance increase funded by it, and each repayment thereof; provided, that failure to make any such recordation on such schedule or any error in such schedule shall not adversely affect any Noteholder’s rights with respect to the VFN Principal Balance and its right to receive interest payments in respect thereof.

Exhibit A-2-3

Absent manifest error, the VFN Principal Balance of this Note as set forth in the notations made by the related Noteholder on such Note shall be binding upon the Indenture Trustee and the Issuer; provided, that failure by a Noteholder to make such recordation on this Note or any error in such notation shall not adversely affect any Noteholder’s rights with respect to the VFN Principal Balance and its right to receive principal and interest payments in respect thereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The statements in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof each Holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

Unless the certificate of authentication hereon shall have been executed by Indenture Trustee Authorized Officer or the Authenticating Agent appointed by the Indenture Trustee pursuant to Section 11.12 of the Indenture, by manual signature, this Note shall not entitle the Noteholder hereof to any benefit under the Indenture and/or be valid for any purpose.

THIS NOTE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-2-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                     , 20[    ]

HOMEQ SERVICER ADVANCE RECEIVABLES TRUST 2010-ADV1

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Issuer Authorized Officer

Exhibit A-2-5

INDENTURE TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:
	Title:	Authorized Signatory of Indenture Trustee

[AUTHENTICATING AGENT’S

CERTIFICATE OF AUTHENTICATION]

This is one of the Notes of the Class designated herein and referred to in the within-mentioned Indenture.

Date: , 20[ ]	DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:
as Authenticating Agent

Exhibit A-2-6

[REVERSE OF NOTE]

This Class A-2 Note is a duly authorized Note of the Issuer, designated as its Advance Receivables Backed Notes, Series 2010-ADV1, Class A-2, (herein called the “Class A-2 Note”), all issued under the Indenture. Reference is hereby made to the Indenture, for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class A-2 Note. To the extent that any provision of this Class A-2 Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. This Class A-2 Note is subject to all terms of the Indenture.

This Class A-2 Note is senior to the Class B, Class C and Class D Notes, as and to the extent provided in the Indenture.

The principal of and interest on this Class A-2 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-2 Note shall be applied in accordance with the Indenture.

The entire unpaid principal amount and all accrued and unpaid interest of this Note shall be due and payable on the earlier of (i) any Redemption Payment Date as set forth in Section 13.1 of the Indenture and (ii) the Stated Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount and all accrued and unpaid interest of the Notes shall be immediately due and payable on the date on which an Event of Default of the kind specified in clause (g), (h), (i) or (j) of Section 8.1 of the Indenture occurs, and, if any other Event of Default occurs and is continuing, then and in each and every such case, either the Indenture Trustee or the Majority Holders of all Outstanding Class A-2 Notes, by notice in writing to the Issuer (and to the Indenture Trustee if given by the Holders), may declare the Outstanding Class A-2 Notes to be immediately due and payable in the manner provided in the Indenture. All applicable principal payments on the Notes shall be made to the Holders of the Notes entitled thereto in accordance with the terms of the Indenture.

The Trust Estate secures this Class A-2 Note and all other Class A-2 Notes equally and ratably without prejudice, priority or distinction between any Class A-2 Note and any other Class A-2 Note. The Notes are limited recourse obligations of the Issuer and are limited in right of payment to amounts available from the Trust Estate, as provided in the Indenture. The Issuer shall not otherwise be liable for payments on the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or the Indenture.

Any payment of interest or principal on this Note shall be paid on the applicable Payment Date as set forth in the Indenture to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Note Register as of the close of business on the related Record Date by wire transfer in immediately available funds to the account specified in writing by the related Noteholder to the extent provided by the Indenture and otherwise by check mailed to the Noteholder.

Exhibit A-2-7

Any reduction in the Maximum VFN Principal Balance or the VFN Principal Balance, as the case may be, of this Class A-2 Note (or any one or more predecessor Notes) effected by any payments made with respect thereto or otherwise pursuant to the terms of the Indenture shall be binding upon all future Holders of this Class A-2 Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any VFN Principal Balance increase of this Class A-2 Note (or any one or more predecessor Notes) effected by payments to the Issuer shall be binding upon the Issuer and shall inure to the benefit of all future Holders of this Class A-2 Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-2 Note may be registered on the Note Register upon surrender of this Class A-2 Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent’s Medallion Program (“STAMP”), and thereupon a new Class A-2 Note of authorized denomination and in the same VFN Principal Balance will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-2 Note, but the Issuer may require the related Noteholder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of this Class A-2 Note or a beneficial interest herein, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Class A-2 Note or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the 1933 Act and the Exchange Act of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by accepting a Class A-2 Note or a beneficial interest in a Class A-2 Note agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all the Class A-2 Notes, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Supplemental Credit Enhancement Agreement and any Liquidity Facility.

Exhibit A-2-8

The Issuer has entered into the Indenture and this Note is issued with the intention that, for United States federal, state and local income and franchise tax purposes, the Class A-2 Note will qualify as indebtedness secured by the Receivables. Each Noteholder, by its acceptance of a Class A-2 Note, and each purchaser of a beneficial interest therein, by accepting such beneficial interest, agrees to treat such Class A-2 Note as debt for United States federal, state and local income and franchise tax purposes, unless otherwise required by Applicable Law in a proceeding of final determination.

Prior to the due presentment for registration of transfer of this Class A-2 Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A-2 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A-2 Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer or the other parties thereto and the rights of the Holders of the Notes under the Indenture at any time pursuant to the terms and provisions of Article XII of the Indenture. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Notes or a particular Class of Notes, on behalf of all of the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-2 Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-2 Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-2 Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any Noteholder.

The term “Issuer” as used in this Class A-2 Note includes any successor to the Issuer under the Indenture.

This Class A-2 Note is issuable only in definitive form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

Notwithstanding any other provisions herein or in the Indenture, a Holder of this Class A-2 Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on this Class A-2 Note on the Stated Maturity Date and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of the Holder; provided, however, that notwithstanding any other provision of the Indenture to the contrary, the obligation to pay principal of or interest on this Class A-2 Note or any other amount payable to the Holder will be without recourse to the Receivables Seller, the Depositor, the Administrator, the Servicer, the Subservicer, the Indenture Trustee, or any Affiliate (other than the Issuer), officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on this Class A-2 Note or any other amount payable to the Holder will be limited to amounts available from the Trust Estate and subject to the priority of payment set forth in the Indenture.

Exhibit A-2-9

Notwithstanding any other terms of the Indenture or this Class A-2 Note, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of the Indenture, the Holder hereof shall not be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No Holder of this Class A-2 Note shall have recourse for the payment of any amount owing in respect of this Class A-2 Note or the Indenture or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under this Class A-2 Note or the Indenture. The foregoing provisions of this Class A-2 Note shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Class A-2 Note or secured by the Indenture, or (iii) limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under this Class A-2 Note or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Exhibit A-2-10

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

                                 */

*/NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of STAMP.

Exhibit A-2-11

Schedule to Series 2010-ADV1 Class A-2 Note

dated as of [            ], 20[        ]

of HomEq Servicer Advance Receivables Trust 2010-ADV1

Date of Advance of Additional Note Balance/ (Decrease Note Balance)	Aggregate Amount of Advance/Payment of Additional Note Balance on Class A-2 Notes	Percentage of Interest in Aggregate Note Balance of the Class A-2 Notes following advance/payment	Aggregate Note Balance of the Class A-2 Notes following advance/payment	Note Balance of Note following advance/payment

Exhibit A-2-12

Exhibit B

FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF NOTES TO

QUALIFIED INSTITUTIONAL BUYERS

[DATE]

HomEq Servicer Advance Receivables Trust 2010-ADV1

[ADDRESS OF ISSUER]

Attention: [            ]

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attention: Trust Administration OC10S2

Re: HomEq Servicer Advance Receivables Trust 2010-ADV1, Advance Receivables Backed Notes, Series 2010-ADV1 (the “Notes”) — [            ]

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by                          (the “Transferor”) to                     (the “Transferee”) of the [Class [A-1, B, C or D Notes (the “Notes”)]/[Class A-2 Note (the “Note”)] having an Initial Note Balance as of [            ] of $            . The Note[s] [were] [was] issued pursuant to an Amended and Restated Indenture, dated as of [            ], 2012 (the “Indenture”), among the Issuer, Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary (the “Indenture Trustee”), HLSS Holdings, LLC, as Administrator (in such capacity, the “Administrator”) and as Servicer (on and after the MSR Transfer Date) (in such capacity, the “Servicer”), Ocwen Loan Servicing, LLC, as a Subservicer (in such capacity, the “Subservicer”) and as Servicer (prior to the MSR Transfer Date) (in such capacity, the “Servicer”), Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), and consented by Sheffield Receivables Corporation and Ocwen Financial Corporation. All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Transferee hereby certifies, represents and warrants to you, as Note Registrar, that:

1. The Transferee is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “1933 Act”), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Note[s] is being made in reliance on Rule 144A. The Transferee is acquiring the Note[s] for its own account or for the account of a Qualified Institutional Buyer, and understands that such Note[s] may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule

Exhibit B-1

144A, or (ii) pursuant to another exemption from registration under the 1933 Act. In addition, such transfer may be subject to additional restrictions and is subject to compliance with certain procedures, as set forth in the Indenture. By its execution of this certificate, the Transferee agrees that it will not resell, pledge or transfer any of the Notes to anyone otherwise than in strict compliance with Rule 144A, or pursuant to another exemption from registration under the 1933 Act and all applicable state securities laws, and in strict compliance with the transfer restrictions set forth in Section 6.1 of the Indenture. The Transferee will not attempt to transfer any or all of the Notes pursuant to Rule 144A unless the Transferee offers and sells such Notes only to Qualified Institutional Buyers or to offerees or purchasers that the Transferee and any person acting on behalf of the Transferee reasonably believe (as described in paragraph (d)(l) of Rule 144A) is a Qualified Institutional Buyer.

2. The Transferee understands that the Notes have not been registered under the 1933 Act or registered or qualified under any state securities laws and that no transfer may be made unless the Notes are registered under the 1933 Act and under applicable state law or unless the transfer complies with Section 6.1 of the Indenture. The Transferee further understands that neither the Transferor, the Administrator, the Servicer, the Subservicer, the Indenture Trustee nor the Note Registrar is under any obligation to register the Notes or make an exemption from such registration available.

3. The Transferee understands that it may not sell or otherwise transfer any Note except in compliance with the provisions of the Indenture, which provisions it has carefully reviewed, and that each Note will bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, IN EACH CASE IN COMPLIANCE WITH THE REQUIREMENTS OF THE INDENTURE AND APPLICABLE STATE SECURITIES LAWS.

Exhibit B-2

4. The Transferee represents to the Issuer and the Indenture Trustee that either: (i) it is not, and is not acquiring the Notes for, an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a plan described in section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, an entity which is deemed to hold the assets of any such employee benefit plan or plan pursuant to 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA, or a governmental or church plan which is subject to any U.S. federal, state or local law that is similar to Title I of ERISA or section 4975 of the Code, or (ii) its acquisition and holding of the Notes will satisfy the requirements of Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a qualified professional asset manager), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments in bank collective investment funds), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or the statutory prohibited transaction exemption for service providers set forth in Section 408(b)(17) of ERISA or a similar class or statutory exemption and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental or church plan, will not violate any such similar U.S. federal, state or local law).

5. The Transferee has been furnished with all information regarding (a) the Notes and distributions thereon, (b) the nature, performance and servicing of the Receivables, (c) the Indenture and (d) any other matter related thereto, that it has requested.

6. The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Notes; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee (or any account or which it is pursuing) is able to bear the economic risk of an investment in the Notes and can afford a complete loss of such investment.

7. If the Transferee is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

8. The Transferee is not the Indenture Trustee or an Affiliate of the Indenture Trustee, and any attempted sale or transfer to, or purchase by, the Indenture Trustee or any of its Affiliates of any Note shall be void ab initio.

[Signature page follows]

Exhibit B-3

Very truly yours,

(Transferee)

By:
Name:
Title:

Exhibit B-4

ANNEX 1 TO EXHIBIT B

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Note Registrar], as Note Registrar, with respect to the [Variable Funding][Term] Note No. [        ] (the “Notes”) being transferred as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Notes (the “Transferee”).

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule l44A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $                     [Note to reviewer - the amount in the previous blank must be at least $100,000,000 unless the Transferee is a dealer, in which case the amount filled in the previous blank must be at least $10,000,000] or more in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

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Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

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Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

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Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of

Exhibit B-5

which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

•	Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

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Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

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State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

•	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

•	Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

•	Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies.)

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

Exhibit B-6

6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Notes are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may in reliance on Rule 144A.

7.			Will the Transferee be purchasing the Notes
	Yes	No	only for the Transferee’s own account?

If the answer to the foregoing question is “no,” then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule l44A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

8. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee

By:
Name:
Title:
Date:

Exhibit B-7

ANNEX 2 TO EXHIBIT B

REGISTERED INVESTMENT COMPANIES

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Notes (the “Transferee”) or, if the Transferee is part of a Family of Investment Companies (as defined in paragraph 3 below), is an officer of the related investment adviser (the “Adviser”).

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because (a) the Transferee is an investment company (a “Registered Investment Company”) registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and (b) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $                 [Note to reviewer—the amount in the previous blank must be at least $100,000,000] in securities (other than the excluded securities referred to in paragraph 4 below) as of                      (which is a date on or since the end of the Transferee’s most recently ended fiscal year). For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities to the Transferee or the Transferee’s Family of Investment Companies was used.

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The Transferee owned $                 in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

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The Transferee is part of a Family of Investment Companies which owned in the aggregate $                 in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more Registered Investment Companies except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a “series company,” as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of a unit investment trust, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

4. The term “securities” as used herein does not include (a) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (b) bank deposit notes and certificates of deposit, (c) loan participations, (d) repurchase agreements, (e) securities owned but subject to a repurchase agreement and (f) currency, interest rate and commodity swaps.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’s own account.

Exhibit B-8

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Purchased Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this        of                ,             .

[Print Name of Transferee or Adviser]

By:

Name:

Title:

IF AN ADVISER:

[Print Name of Transferee]

Date:

Exhibit B-9

Exhibit C

Form of Omnibus Notice to MBS Trustee/Notice of Assignment of Receivables

Exhibit C-1

Exhibit D

Agreed Upon Procedures

Exhibit D-1